Execution Version BORR IHC LIMITED BORR FINANCE LLC as Issuers The Guarantors party hereto from time to time and THE BANK OF NEW YORK MELLON, LONDON BRANCH as Paying Agent THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH as Registrar and Transfer Agent BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as Trustee WILMINGTON TRUST (LONDON) LIMITED as Security Agent INDENTURE Dated as of November 7, 2023 10.000% Senior Secured Notes due 2028 10.375% Senior Secured Notes due 2030 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]") i TABLE OF CONTENTS PAGE ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE .................................. 1 Section 1.01. Definitions......................................................................................................... 2 Section 1.02. Other Definitions ............................................................................................ 55 Section 1.03. Trust Indenture Act ......................................................................................... 57 Section 1.04. Rules of Construction ..................................................................................... 57 ARTICLE II THE NOTES ........................................................................................................... 57 Section 2.01. Amount of Notes ............................................................................................. 57 Section 2.02. Form and Dating ............................................................................................. 58 Section 2.03. Execution and Authentication ......................................................................... 58 Section 2.04. Registrar and Paying Agent ............................................................................ 60 Section 2.05. Paying Agent to Hold Money ......................................................................... 61 Section 2.06. Noteholder Lists .............................................................................................. 62 Section 2.07. Replacement Notes ......................................................................................... 62 Section 2.08. Outstanding Notes ........................................................................................... 62 Section 2.09. Temporary Notes ............................................................................................ 63 Section 2.10. Cancellation .................................................................................................... 63 Section 2.11. Defaulted Interest ............................................................................................ 63 Section 2.12. CUSIP, ISIN or Common Code Numbers ...................................................... 63 ARTICLE III REDEMPTION ...................................................................................................... 64 Section 3.01. Notices to Trustee ........................................................................................... 64 Section 3.02. Selection of Notes to be Redeemed ................................................................ 64 Section 3.03. Notice of Redemption ..................................................................................... 64 Section 3.04. Effect of Notice of Redemption ...................................................................... 65 Section 3.05. Deposit of Redemption Price .......................................................................... 65 Section 3.06. Notes Redeemed in Part .................................................................................. 66 Section 3.07. Optional Redemption ...................................................................................... 66 Section 3.08. Mandatory Redemption due to Amortization ................................................. 67 ARTICLE IV COVENANTS ....................................................................................................... 67 Section 4.01. Covenant Suspension ...................................................................................... 67 Section 4.02. Payment of Notes ............................................................................................ 68 ii Section 4.03. Reports ............................................................................................................ 69 Section 4.04. Limitation on Debt and Issuance of Preferred Stock ...................................... 70 Section 4.05. Limitation on Restricted Payments ................................................................. 77 Section 4.06. Limitation on Liens ......................................................................................... 80 Section 4.07. Limitation on Asset Sales ............................................................................... 81 Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries ..................................................................................................... 84 Section 4.09. Limitation on Transactions with Affiliates ..................................................... 87 Section 4.10. Designation of Restricted and Unrestricted Subsidiaries................................ 89 Section 4.11. Limitation on Sale and Leaseback Transactions ............................................. 91 Section 4.12. Repurchase of Notes Upon a Change of Control Triggering Event ............... 91 Section 4.13. Further Instruments and Acts .......................................................................... 93 Section 4.14. Additional Note Guarantees ............................................................................ 93 Section 4.15. Collateral ......................................................................................................... 94 Section 4.16. Existence ......................................................................................................... 94 Section 4.17. Payment of Taxes ............................................................................................ 95 Section 4.18. [reserved] ........................................................................................................ 95 Section 4.19. Annual Officer’s Certificate as to Compliance ............................................... 95 Section 4.20. Limitation on Accounts Receivables Facilities............................................... 95 Section 4.21. Additional Amounts ........................................................................................ 95 Section 4.22. [reserved] ........................................................................................................ 98 Section 4.23. Impairment of Security Interest ...................................................................... 98 Section 4.24. Limitation on Holding Company Activities ................................................... 99 Section 4.25. Additional Intercreditor Agreements ............................................................ 102 Section 4.26. Financial Calculations for Limited Condition Transactions ......................... 103 Section 4.27. Excess Cash Flow Mandatory Repurchase Offer ......................................... 104 ARTICLE V SUCCESSORS...................................................................................................... 104 Section 5.01. The Company and the Issuers ....................................................................... 105 Section 5.02. Guarantors ..................................................................................................... 106 Section 5.03. General .......................................................................................................... 107 ARTICLE VI DEFAULTS AND REMEDIES .......................................................................... 107 Section 6.01. Events of Default .......................................................................................... 108 Section 6.02. Acceleration .................................................................................................. 110 iii Section 6.03. Other Remedies ............................................................................................. 110 Section 6.04. Waiver of Past Defaults ................................................................................ 110 Section 6.05. Control by Majority ...................................................................................... 111 Section 6.06. Limitation on Suits ........................................................................................ 111 Section 6.07. Rights of Holders to Receive Payment ......................................................... 111 Section 6.08. Collection Suit by Trustee ............................................................................ 111 Section 6.09. Trustee May File Proofs of Claim ................................................................ 112 Section 6.10. Priorities ........................................................................................................ 112 Section 6.11. Undertaking for Costs ................................................................................... 112 Section 6.12. Waiver of Stay or Extension Laws ............................................................... 113 Section 6.13. Restoration of Rights and Remedies ............................................................. 113 Section 6.14. Rights and Remedies Cumulative ................................................................. 113 Section 6.15. Delay or Omission Not Waiver..................................................................... 113 ARTICLE VII TRUSTEE .......................................................................................................... 113 Section 7.01. Duties of Trustee ........................................................................................... 113 Section 7.02. Rights of Trustee ........................................................................................... 114 Section 7.03. Individual Rights of Trustee ......................................................................... 117 Section 7.04. Trustee’s Disclaimer ..................................................................................... 117 Section 7.05. Notice of Defaults ......................................................................................... 117 Section 7.06. [Reserved] ..................................................................................................... 117 Section 7.07. Compensation and Indemnity ....................................................................... 117 Section 7.08. Replacement of Trustee ................................................................................ 118 Section 7.09. Successor Trustee by Merger ........................................................................ 119 Section 7.10. Eligibility; Disqualification .......................................................................... 119 ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE .......................................... 119 Section 8.01. Discharge of Liability on Notes; Defeasance ............................................... 119 Section 8.02. Conditions to Defeasance ............................................................................. 120 Section 8.03. Application of Trust Money .......................................................................... 121 Section 8.04. Repayment to Issuer ...................................................................................... 122 Section 8.05. Indemnity for U.S. Government Obligations ................................................ 122 Section 8.06. Reinstatement ................................................................................................ 122 ARTICLE IX AMENDMENTS ................................................................................................. 122 Section 9.01. Without Consent of Holders ......................................................................... 122

Section 9.02.	With Consent of Holders	124
Section 9.03.	[Reserved]	125
Section 9.04.	Revocation and Effect of Consents and Waivers	125
Section 9.05.	Notation on or Exchange of Notes	126
Section 9.06.	Trustee and Security Agent to Sign Amendments	126
ARTICLE X NOTE GUARANTEES		126
Section 10.01.	The Note Guarantees	126
Section 10.02.	Guarantee Unconditional	126
Section 10.03.	Discharge; Reinstatement	127
Section 10.04.	Waiver by the Guarantors	127
Section 10.05.	Subrogation and Contribution	127
Section 10.06.	Stay of Acceleration	128
Section 10.07.	Limitation on Amount of Note Guarantee	128
Section 10.08.	Execution and Delivery of Note Guarantee	128
Section 10.09.	Release of Note Guarantee	128
Section 10.10.	Limitations of the Note Guarantee	129
ARTICLE XI COLLATERAL AND SECURITY		130
Section 11.01.	Security Documents	130
Section 11.02.	Security Agent	130
Section 11.03.	Release of Liens	131
Section 11.04.	Further Assurances	132
Section 11.05.	Protections of the Security Agent	132
ARTICLE XII MISCELLANEOUS		133
Section 12.01.	Accession of Additional Co-Issuers	133
Section 12.02.	Notices	133
Section 12.03.	Certificate and Opinion as to Conditions Precedent	135
Section 12.04.	Statements Required in Certificate or Opinion	136
Section 12.05.	When Notes Disregarded	136
Section 12.06.	Rules by Trustee, Paying Agents, Transfer Agents, Authentication Agent and Registrar	136
Section 12.07.	Business Days	136
Section 12.08.	Judgment Currency	136
Section 12.09.	Submission to Jurisdiction; Appointment of Agents for Service	137

iv

Section 12.10.	Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction	138
Section 12.11.	No Recourse Against Others	138
Section 12.12.	Successors	138
Section 12.13.	Multiple Originals; Electronic Signatures	138
Section 12.14.	Table of Contents; Headings	139
Section 12.15.	Force Majeure	139
Section 12.16.	U.S.A. Patriot Act	139
Section 12.17.	FATCA and Applicable Law	139
Section 12.18.	Contractual Acknowledgment of Bail-In	140

Appendix A Provisions Relating to the Notes A-1

Appendix B Agreed Security Principles A-1

Exhibit A-1 [Form of 2028 Face of Note] A-1-1

Exhibit A-2 [Form of 2030 Face of Note] A-2-1

Exhibit B [Form of Supplemental Indenture for Future Guarantors] B-1

v

INDENTURE, dated as of November 7, 2023, among BORR IHC LIMITED (the "Issuer"), an exempted company incorporated under the laws of Bermuda and the direct subsidiary of Borr Drilling Limited, an exempted company incorporated under the laws of Bermuda, with registration number 51741 (the "Company"), and BORR FINANCE LLC, a Delaware limited liability company ("FinanceCo"), BORR NATT INC., a Marshall Islands corporation, BORR WEST AFRICA ASSETS INC., a Marshall Islands corporation and PROSPECTOR RIG 5 CONTRACTING COMPANY LIMITED, a Cayman Islands exempted company limited by shares with company registration number 339041 (together with FinanceCo, the "Co-Issuers" and together with the Issuer, the "Issuers"), the Guarantors party hereto and BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, not in its individual capacity but solely as trustee (in such capacity, the "Trustee"), THE BANK OF NEW YORK MELLON, LONDON BRANCH, as paying agent, THE BANK OF NEW YORK MELLON SA/NV, DUBLIN BRANCH, as registrar and transfer agent and WILMINGTON TRUST (LONDON) LIMITED as Security Agent (in such capacity, the "Security Agent").

RECITALS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance (i) on the date hereof of $1,025,000,000 aggregate principal amount of the Issuers' 10.000% Senior Secured Notes due 2028 (the "Original 2028 Notes") and $515,000,000 aggregate principal amount of their 10.375% Senior Secured Notes due 2030 (the "Original 2030 Notes" and, together with the Original 2028 Notes, the "Original Notes", and the Original Notes and any Additional Notes (as defined below) together referred to herein as the "Notes"), and (ii) any additional securities having identical terms and conditions as the 2028 Notes (the "Additional 2028 Notes") that may be issued after the Issue Date (as defined herein) subject to the conditions and in compliance with the covenants set forth herein and any additional securities having identical terms and conditions as the 2030 Notes (the "Additional 2030 Notes") that may be issued after the Issue Date subject to the conditions and in compliance with the covenants set forth herein.

Unless the context otherwise requires, in this Indenture (i) references to the "2028 Notes" include the Original 2028 Notes and any Additional 2028 Notes that are actually issued, (ii) references to the "2030 Notes" include the Original 2030 Notes and any Additional 2030 Notes that are actually issued and (iii) references to the "Notes" include the Original and any Additional Notes that are actually issued. All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee and duly issued by the Issuers, the valid obligations of the Issuers as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

1

Section 1.01. Definitions.

"Additional Intercreditor Agreement" has the meaning set forth in clause (a) of Section 4.25.

"Additional Notes" means any Notes issued under this Indenture in addition to the Original Notes, but excluding any Notes issued pursuant to Section 2.07, 2.09 or 3.06 or Appendix A in respect of the Original Notes.

"Administrative Agent" means the administrative agent under the Super Senior Revolving Credit Facility.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreed Security Principles" has the meaning set forth in Appendix B.

"Applicable Metric" means any financial covenant or financial ratio or incurrence-based permission, test, basket or threshold in this Indenture (including any financial definition or component thereof and any financial ratio, test, basket or threshold or permission based on the calculation of Consolidated EBITDA, Consolidated Funded Debt, Consolidated Leverage Ratio, Consolidated Total Leverage Ratio, Consolidated Secured Leverage Ratio or Consolidated Fixed Charge Coverage Ratio), any Default, Event of Default or other relevant breach of this Indenture.

"Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note; and

(b) the excess, if any, of (i) the present value on such Redemption Date of (A) the redemption price of such Note on November 15, 2025, in the case of the 2028 Notes and November 15, 2026, in the case of the 2030 Notes (such redemption price being that described in paragraph 5 of the relevant Notes), plus (B) all required remaining scheduled interest payments due on such Note through November 15, 2025, in the case of the 2028 Notes or November 15, 2026, in the case of the 2030 Notes (in each case, excluding accrued but unpaid interest to (but not including) such Redemption Date) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note.

"Approved Bank" means (a) any lender under the Super Senior Revolving Credit Facility, (b) any United States domestic commercial bank or commercial bank organized under the laws of any country that is a member of the Organization for the Economic Cooperation and Development, in each case of recognized standing having capital and surplus in excess of $500,000,000 (or the

2

3 equivalent thereof in another currency) or (c) any bank (or parent thereof) whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof. “Approved Flag State” means any of the United Kingdom, Bermuda, the Cayman Islands, the Channel Islands, the Isle of Man, Hong Kong, Ireland, The Netherlands, Sweden, Switzerland, United States of America, Canada, Australia, New Zealand, the Bahamas, Cyprus, Greece, Liberia, the Marshall Islands, Japan, Singapore, Malta, the People’s Republic of China, Greece, Vanuatu, Panama. Norway, Mauritius and any other jurisdiction generally acceptable to institutional lenders in the shipping and offshore drilling industries, as determined in good faith by the Board of Directors of the Issuer or the Company or as may be necessary or desirable in connection with tendering for, or undertaking, a Drilling Contract. “Asset Sale” means: (a) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any Property (including by way of a Sale and Leaseback Transaction or mergers, amalgamations, consolidations or otherwise); and (b) the issuance of Capital Stock in any Restricted Subsidiary of the Company or the sale by the Company or any Restricted Subsidiary of Capital Stock in any Restricted Subsidiary; each of the foregoing referred to in clauses (a) and (b) of this definition, as a “Disposition” or “Disposal”, which have meanings correlative to the foregoing, provided that, in the case of (a) and (b), the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries (including by way of a merger, amalgamation or consolidation) will be governed by Article V and not by Section 4.07. Notwithstanding the preceding provisions of this definition, the following items will not be deemed to be Asset Sales: (1) any Disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (2) any Disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.05; (3) any Disposition effected in compliance with Section 5.01 or any Disposition that constitutes a Change of Control; (4) any Disposition that does not (together with all related Dispositions) involve assets having a Fair Market Value in excess of $5 million; (5) any Disposition of cash or of Cash Equivalents; 4 (6) any Disposition of the equipment (other than, for the avoidance of doubt, any Collateral Vessel), inventory, products, services, accounts receivable or other properties or assets in the ordinary course of business, including Dispositions of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries; (7) any Disposition pursuant to a Sale and Leaseback Transaction; (8) the creation or Incurrence of a Permitted Lien or any other Lien created or Incurred in compliance with Section 4.06 and dispositions in connection therewith; (9) Dispositions of receivables or notes payable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements or any sale of assets received by the Company or a Restricted Subsidiary upon the foreclosure of a Lien granted in favor of the Company or any Restricted Subsidiary; (10) the issuance or sale by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 4.04; (11) a surrender or waiver of contract rights (including under notes payable) or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business; (12) foreclosure, condemnation, taking or eminent domain or any similar action with respect to any property other assets; (13) any grant of a non-exclusive license of trademarks, know-how, patents and any other intellectual property or intellectual property rights; (14) any issuance, sale or other Disposition of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary (other than Borr Vale Inc. and Borr Var Inc. or any holding company thereof, except to the extent that the Net Cash Proceeds from such Disposition is distributed or otherwise paid to the Company or a Restricted Subsidiary); (15) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business; (16) the lapse or abandonment of intellectual property rights in the ordinary course of business; (17) the issuance of directors’ qualifying shares and shares issued to third parties as required by applicable law; (18) any Disposition of equipment (other than Collateral Vessels), inventory, products, services or other properties in the ordinary course of business; 5 (19) any exchange of like-kind property (excluding any securities) that are used or useful in a Permitted Business; (20) condemnations, requisitions, takings or any similar action on assets; (21) Dispositions of accounts receivable and related assets to a Securitization Subsidiary or to banks, investment banks, insurance companies, mutual funds or other institutional lenders in connection with a Permitted Receivables Financing or in connection with factoring transaction or otherwise on customary or commercially reasonable terms; (22) Dispositions of payments received in the form of Capital Stock in respect of any note payable constituting a Permitted Investment; (23) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements or any similar binding arrangements or pursuant to the terms of any joint venture or similar binding arrangements in effect on the Issue Date; (24) in the ordinary course of business, (x) the use or hire of a Vessel and any related assets, including pursuant to a Drilling Contract, and (y) the entry into and performance under one or more Drilling Contracts with respect to any Vessels; (25) the unwinding of any Hedging Obligations; and (26) any sale, transfer, lease, conveyance or other disposition of payments received in accordance with a Change of Flag (in each case, subject to the conditions set forth in the definition thereof). “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if the Sale and Leaseback Transaction creates a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation”, and (b) in all other instances, the present value (discounted at the weighted average interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended). “Authentication Agent” means an institution appointed by the Issuers to authenticate the Notes. “Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing: 6 (a) the sum of the product of the numbers of years (rounded to the nearest one- twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment, by (b) the sum of all payments of this kind. “Bankruptcy Code” means Title 11 of the United States Code, as amended. “Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors. “Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that: (a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, except that a Person shall be deemed not to Beneficially Own securities that are the subject of a share purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the applicable transactions contemplated thereby, and (b) for purposes of clause (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation. The term “Beneficially Own” shall have a corresponding meaning. “Board of Directors” means (1) with respect to a corporation or exempted company, the board of directors of the corporation or exempted company or a duly authorized committee of the board of directors; (2) with respect to a partnership, the board of directors (or other governing body) of the general partner of the partnership or a duly authorized committee thereof; (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, London, England, Hamilton, Bermuda or the city in

7 which the corporate trust office of the Trustee is located (or in connection with a payment, the place of payment) are authorized or required by law to close. “Capital Expenditures” means, for any period, the sum of (1) the aggregate amount of all expenditures of the Company and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (2) the aggregate amount of all payments in respect of Capital Lease Obligations of the Issuer and its Restricted Subsidiaries during such period. “Capital Lease Obligation” means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Indenture, the amount of such obligations shall be the amount thereof required to be capitalized and reflected as a liability on a balance sheet (other than the notes thereto) prepared in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case. For purposes of Section 4.06, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased. Notwithstanding the foregoing or any other provision contained herein or any other Note Document, any lease (or similar arrangement) that would have been characterized, classified or reclassified as an operating lease in accordance with GAAP prior to the date of the Company’s adoption of Accounting Standards Codification 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) (whether or not such lease was in effect on such date) shall not constitute a Capital Lease Obligation, and any such lease shall be, for all purposes of this Indenture and the other Note Documents, treated as though it were reflected on the Company’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Company’s adoption of Accounting Standards Codification 842. “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of share capital, capital stock or partnership interests or any other participation, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest. “Capital Stock Sale Proceeds” means the aggregate proceeds (including the Fair Market Value of property other than cash) received by the Company from the issuance or sale (other than to a Subsidiary of the Company, an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof. “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary: (a) Temporary Cash Investments, securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality 8 thereof (provided that the full faith and credit of the United States is pledged in support thereof) or any other country whose sovereign debt has a rating of at least A3 from Moody’s or A- from S&P or any agency or instrumentality thereof, having maturities of not more than 24 months from the date of acquisition, (b) demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, and maturing within 24 months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any Approved Bank) or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, (f) other short-term investments utilized by the Company or any Restricted Subsidiary in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing, (g) U.S. Dollars or other currencies held from time to time in the ordinary course of business, and (h) interests in any investment company or money market fund which invests 95% or more of its assets in instruments specified in clauses (a) through (g) above. “Cash Management Arrangement” means with respect to any Person, any obligations of such person in respect of treasury management arrangements including any of the following products, services or facilities: (a) demand deposit or operating account relationships or other cash management services including, without limitation, cash pooling and other cash management arrangements, any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, zero balance accounts, including automated clearinghouse fund transfer services, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, automated clearinghouse transactions, return items, overdrafts, interstate depository network services, lockbox and stop payment services; (b) treasury management line of credit, commercial card, merchant card services, purchase or debit cards, including, without limitation, stored value cards and non-card e-payables services; and (c) other services, arrangements, products, facilities and transactions related or similar to any of those set forth in clauses (a) and (b). “Cash Management Obligations” means obligations with respect to any Cash Management Arrangement. “Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or 9 disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or (b) the sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company), directly or indirectly, in one or a series of related transactions, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets to the Company or a Restricted Subsidiary) shall have occurred; or (c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (a) above if (i) the Company becomes a direct or indirect Wholly Owned Subsidiary of a parent company and (ii) either (a) the direct or indirect holders of the Voting Stock of such parent company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (b) immediately following that transaction, no “person” or “group” (each as defined in clause (a) above), other than another such parent company, is the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the parent company. “Change of Control Triggering Event” means, with respect to the Notes, the occurrence of (a) a Change of Control that is accompanied or followed by a downgrade of the Notes as a result of a Change of Control within the applicable Ratings Decline Period by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency) and (b) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such Rating Agency in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) the Issue Date. “Change of Flag” means a change of the flag or registration of any Collateral Vessel into any Approved Flag State, provided that the following conditions are satisfied: (a) to the extent necessary to maintain a first priority interest in the relevant Collateral Vessel, such entity executes and delivers such Security Documents or amendments or supplements thereto, effective promptly (and in any event not more than one Business Day after the date of such Change of Flag), and takes all such action as it is obligated to take pursuant to “— Security for the Notes” to vest in the Security Agent for the benefit of the Secured Parties a perfected first-priority security interest (subject to Permitted Collateral Liens) in such Collateral Vessel; and 10 (b) the Company shall have delivered to the Trustee and the Security Agent (x) an Officer’s Certificate and an Opinion of Counsel, each stating that such Change of Flag and such Security Document (if any) comply with this Indenture and all conditions precedent provided for in this Indenture relating to such Change of Flag have been complied with and (y) an Opinion of Counsel as to the enforceability of any such supplemental indentures, joinders and Security Documents, as the case may be, and such other matters as the Trustee or Security Agent may reasonably request. “Code” means the Internal Revenue Code of 1986, as amended. “Co-Issuers” means FinanceCo, Borr Natt Inc., a company organized under the laws of the Marshall Islands, Borr West Africa Assets Inc., a company organized under the laws of the Marshall Islands, and Prospector Rig 5 Contracting Company Limited, an exempted company registered by way of continuation under the laws of the Cayman Islands, and any other Restricted Subsidiary that is designated as a Co-Issuer (and has not been released as a Co-Issuer) in accordance with this Indenture. “Collateral” means the Issue Date Collateral and the Post-Closing Date Collateral. “Collateral Vessel” means each Vessel that is subject to a Rig Mortgage, other than any Excluded Rig and any Vessel that ceases to be a Collateral Vessel as a result of the release of any Lien in accordance with the terms of the Note Documents. “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity Swap Agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices. “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. “Consolidated Debt Service” for any period and in relation to the Company and its Subsidiaries, means Consolidated Interest Expense for such period (including, without duplication, all loan servicing fees and other similar fees in respect of Debt of the Issuer or any of its Restricted Subsidiaries paid in cash during such period), plus all repayments of the principal amount of Debt to Persons that are not Affiliates on a consolidated basis which fell due for repayment or prepayment (including, for the avoidance of doubt, any voluntary prepayment or redemption, any required repurchases and any amortization payment under this Indenture) during such period, but excluding any principal amount which fell due under any overdraft or Super Senior Revolving Credit Facility and which was available for simultaneous redrawing according to the terms of such facility or which would have been available for simultaneous redrawing but for a cancellation or termination of the available facility. “Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, Consolidated Net Income for such period, plus

11 (a) without duplication and, other than with respect to clauses (viii), (ix), (xi) and (xii), to the extent deducted and not added back in determining such Consolidated Net Income for such period, the sum of: (i) Consolidated Interest Expense for such period, (ii) provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, (iii) all amounts attributable to depreciation and amortization (including, without limitation, amortization of intangibles and deferred financing fees and amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments and except for purposes of calculating Consolidated EBITDA for purposes of the definition of Excess Cash Flow, amortization of deferred mobilization and contract preparation costs, demobilization costs) and other non-cash items (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on such Person and its Restricted Subsidiaries for such period), (iv) any other non-cash losses, expenses and charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period, (v) any losses for such period attributable to early extinguishment of Debt or Obligations under any Swap Agreement, (vi) any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses, (vii) restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation costs, one-time compensation charges, consolidation, transition, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or 12 reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans and litigation settlements or losses outside the ordinary course of business, (viii) (x) the amount of “run-rate” cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies (including the modification and renegotiation of contracts and other arrangements), that are reasonably identifiable and factually supportable and projected by the Company in good faith and set forth in an Officer’s Certificate, to be reasonably anticipated to be realizable as a result of actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 12 months after any such Investment, acquisition (including the Transactions), disposition, merger, amalgamation, consolidation, reorganization or restructuring, transaction, cost savings initiative, other initiative or event, and in each case, added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions and (y) the amount of costs and expenses in respect of activation and reactivation of Vessels; provided that the aggregate amount added back pursuant to this clause (viii) may not exceed 20% of Consolidated EBITDA for any four fiscal quarter period (prior to giving effect to any increase pursuant to this clause (a)(viii)), (ix) any expenses, charges or other costs related to any equity offering, debt offering, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), joint venture, disposition, recapitalization, other Debt permitted to be incurred by this Indenture, or the refinancing of any other Debt of such Person or any of its Restricted Subsidiaries, in each case whether or not consummated, (x) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non- Wholly Owned Subsidiary in such period or any prior period, except 13 to the extent of dividends declared or paid on Capital Stock held by third parties, (xi) the amount of dividends or distributions actually received in cash during such period by the Company or any of its Restricted Subsidiaries from any Person (that is not a direct or indirect Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Restricted Subsidiaries in accordance with GAAP) (without duplication of any such amounts included in Consolidated Net Income), (xii) to the extent not already otherwise included herein, the Company in its discretion may include in Consolidated EBITDA adjustments and add-backs similar to those, or of the nature of those, made in calculating “Adjusted EBITDA” and “Q2 2023 Adjusted EBITDA, Further Adjusted for Updated Contracted Dayrates” included in the Offering Memorandum; plus (xiii) all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or any of its Restricted Subsidiaries and all losses, charges and expenses related to payments made to holders of options, cash- settled appreciation rights or other derivative equity interests in the common equity of such Person or any direct or indirect parent of such Person in connection with, or as a result of, any distribution being made to equity holders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution; and minus (b) without duplication (i) to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income, and (ii) to the extent included in determining such Consolidated Net Income, (A) any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business and items related to percentage of completion accounting) for such period and (B) any gains for such period attributable to early extinguishment of Debt or obligations under any Swap Agreement or Hedging 14 Obligation, all determined on a consolidated basis in accordance with GAAP; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Company or any Restricted Subsidiary, other than dispositions in the ordinary course of business, provided further that for the purposes of clause (2) of the definition of “Permitted Debt” in Section 4.04, Consolidated EBITDA shall be calculated on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.” “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of: (a) the aggregate amount of Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which internal financial statements are available to (b) Consolidated Fixed Charges for those four fiscal quarters; provided, however, that: (1) if: (a) since the beginning of that period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt or issues, repurchases or redeems Disqualified Stock or Preferred Stock (in each case other than borrowings for working capital purposes under any credit facility), or (b) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves an Incurrence or Repayment of Debt, or the issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis as if the Debt was Incurred or Repaid, or the Disqualified Stock or Preferred Stock issued, repurchased or redeemed, on the first day of that period, provided that, in the event of any Repayment of Debt, Consolidated EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and (2) if: (a) since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted

15 Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business, (b) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves such an Asset Sale, Investment or acquisition, (c) since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition, or (d) since the beginning of that period the Company or any Restricted Subsidiary shall have acquired a Qualified Vessel, shall have entered into an agreement to acquire a Qualified Vessel (including a committed construction contract with respect to a Qualified Vessel), shall have sold, transferred or otherwise Disposed of a Vessel, or shall have entered into an agreement to sell, transfer or otherwise Dispose of a Vessel (in the case of an agreement to acquire or sell, to the extent that the Vessel is scheduled for delivery no later than the date that is one year from the time of calculation), then Consolidated EBITDA for that period shall be calculated on a pro forma basis after giving effect to the Asset Sale, Investment or acquisition or Disposal as if the Asset Sale, Investment or acquisition or Disposal occurred on the first day of that period, provided, further, that any pro forma calculations giving effect, pursuant to clause (d) above, to the acquisition of a Qualified Vessel or sale, transfer or other disposition of a Vessel (including a committed construction contract with respect to a Qualified Vessel) shall be made as follows: (1) the amount of Consolidated EBITDA attributable to such Qualified Vessel or other Vessel shall be calculated in good faith by the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Treasurer; (2) in the case of a Qualified Services Contract, the Consolidated EBITDA shall be based on revenues actually earned pursuant to the Qualified Services Contract relating to such Qualified Vessels or other Vessels, and shall take into account, where applicable, only actual expenses incurred without duplication in any measurement period; (3) with respect to any Qualified Vessels, the amount of Consolidated EBITDA shall be the lesser of the Consolidated EBITDA derived on a pro forma basis from revenues for (i) the first full year of the Qualified Services Contract and (ii) the average of the Consolidated EBITDA of each year of such Qualified Services Contract for the term of the Qualified Services Contract; (4) with respect to any expenses attributable to a Qualified Vessel or other Vessel, if the actual expenses differ from the estimate, the actual amount shall be used in such calculation; and 16 (5) the aggregate amount added back pursuant to clause (d) above may not exceed 25% of Consolidated EBITDA for any four fiscal quarter period (prior to giving effect to any increase pursuant to such clause (d) above). If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale. “Consolidated Fixed Charges” means, for any period for any Person and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication, of, (a) Consolidated Interest Expense for such period, plus (b) Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus (c) Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock. “Consolidated Funded Debt” means, without duplication, all Debt of the type described in clauses (a) (but excluding surety bonds, performance bonds or other similar instruments), (b), (e) (in respect of Debt of the type described in clauses (a), (b) (but excluding Debt constituting surety bonds, performance bonds or other similar instruments)) and clause (h) of the definition of “Debt” of a Person and its Restricted Subsidiaries on a consolidated basis. “Consolidated Interest Expense” means, for any period for any Person and its Restricted Subsidiaries, the sum of (a) all interest expense on a consolidated basis determined in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, but including, in any event, the interest component under Capital Lease Obligations, payable by the Company or any Restricted Subsidiary in connection with a Permitted Receivables Financing or Permitted Supply Chain Financing, but excluding any non-cash interest expense including any non-cash expense attributable to the movement in the mark-to-market valuation of Debt, Hedging Obligations or other derivative instruments, all amortization and write- offs of deferred financing fees, debt issuance costs, Hedging Obligations in connection with the early termination thereof, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any receivables financing and any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting minus (b) interest income of the relevant Person and its Restricted Subsidiaries for such period. 17 “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Restricted Subsidiaries minus the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries (on a pro forma basis, including reflecting any Incurrence of Debt and Repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Company for the four full fiscal quarters, treated as one period, ending immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio for which financial statements are internally available. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations. “Consolidated Net Income” means, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded: (a) the income of any Person (other than the Company) that is not a Restricted Subsidiary except to the extent of the amount of dividends or similar distributions or other returns on investment actually paid by such Person to the Company or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period in cash (or converted into cash by the Company or such Restricted Subsidiary), (b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary, except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution and the Company’s equity in the net loss of any such Restricted Subsidiary for such period, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Guarantor) that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Restricted Subsidiary, (d) any (i) non-cash compensation charge or expense arising from any issue or grant of shares or stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts, 18 (e) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, (f) non-cash gains and losses due solely to fluctuations in currency values, (g) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments, (h) the cumulative effect of a change in accounting principles, (i) the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements, as a result of any other past or future acquisitions or the amortization or write-off of any amounts thereof, (j) goodwill write-downs or other non-cash impairments of assets, (k) gains or losses attributable to discontinued operations, and (l) any restructuring charges and any fees, expenses and charges related to the Transactions, any proposed or consummated equity offering, investment, acquisition, disposition, Incurrence of Debt or recapitalization and, except for purposes of calculating Consolidated Net Income for determining Consolidated EBITDA for purposes of the definition of Excess Cash Flow, mobilization and activation costs in respect of any Vessel that is, or in the good faith judgment of an Officer or the Board of Directors of the Company is reasonably expected to be, the subject of a Drilling Contract. Notwithstanding the foregoing, (i) for purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayment of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause (c)(5) of Section 4.05, and (ii) any net income (loss) of any Person (other than the Company) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Company’s equity in the net income of any such Person for any period shall be included without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed (or distributions converted into cash by the Company or a Restricted Subsidiary) by the Person during such period to the Company or a Restricted Subsidiary as a dividend or distribution or other return on investment. “Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Restricted Subsidiaries (on a pro forma basis reflecting any Incurrence of Debt and Repayment of Debt made on such date), secured by a Lien as of such date minus the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries (on a pro forma basis reflecting any Incurrence of Debt and Repayment of Debt made on such date) to (b) the aggregate

19 amount of Consolidated EBITDA for the Company for the four full fiscal quarters, treated as one period, ending immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio for which financial statements are available internally. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated (i) in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations and (ii) by excluding any Debt incurred on the same date in accordance with one or more of the clauses of the definition of “Permitted Debt” in Section 4.04. “Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all Consolidated Funded Debt of the Company and its Restricted Subsidiaries (on a pro forma basis, including reflecting any Incurrence of Debt and Repayment of Debt made on such date) to (b) the aggregate amount of Consolidated EBITDA for the Company for the full year (January 1 to December 31) prior to the time the relevant Excess Cash Flow Offer would be required to be made. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the definition of the “Consolidated Fixed Charge Coverage Ratio,” including any pro forma calculations. “Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, (1) the facilities provided in the Super Senior Revolving Credit Facility and (2) one or more debt or commercial paper facilities, debt issuances, debt instruments or arrangements (including related Guarantees) providing for revolving credit loans, term loans, notes, debentures, indentures, debt securities, or receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) , letters of credit or other Debt and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement); in each case together with any Refinancing thereof. “Currency Exchange Protection Agreement” means, in respect of a Person, any currency exchange contract, currency Swap Agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates. “Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of the Company and its Restricted Subsidiaries including prepayments in relation to operating items and sundry debtors (but excluding cash and Cash Equivalents) expected to be realized within 12 months from the date of computation but excluding amounts in respect of: (a) receivables in relation to taxes; (b) any exceptional, one off, non- recurring or extraordinary items and other non-operating items; (c) insurance claims; and (d) any interest owing to the Company or its Restricted Subsidiaries. “Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of the Company and its Restricted Subsidiaries expected to be settled within 12 months from the date of computation but excluding amounts in respect of: (a) liabilities for Consolidated Interest Expense; (b) liabilities for taxes; (c) any 20 exceptional, one off, non-recurring or extraordinary items and other non-operating items; (d) insurance claims; and (e) liabilities in relation to dividends declared but not paid by the Company or by a Restricted Subsidiary in favor of a person which is not the Company or a Restricted Subsidiary. “Debt” means, with respect to any Person on any date of determination (without duplication), in each case, if and to the extent that any of the foregoing Debt (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP: (a) the principal of: (i) debt of the Person for money borrowed, and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable; (b) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person; (c) the principal component of all obligations of the Person representing the balance deferred and unpaid of the purchase price of any Property (except trade payables) due more than six months after such Property is acquired, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement; (d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the tenth Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit); (e) to the extent not otherwise included in this definition, any Guarantee of the Debt of other Persons of the type referred to in clauses (a) through (d); (f) to the extent not otherwise included in this definition, all Debt of the type referred to in clauses (a) through (e) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such Debt being deemed to be the lesser of the value of that Property or the amount of the Debt so secured; (g) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such Hedging Obligations to be equal at 21 any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligations that would be payable by such Person at such time); and (h) the amount of any obligations under a Permitted Receivables Financing to which such Person is a party. The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. Notwithstanding the foregoing, “Debt” shall not include any customary earn-out obligations or other contingent acquisition consideration until the same becomes a liability on the balance sheet of such Person in accordance with GAAP, deferred taxes, trade payables and accrued expenses (or intercompany reimbursement obligations in respect thereof) arising in the ordinary course of business, deferred taxes, obligations assumed or liabilities incurred under any Drilling Contract, Internal Charter, stacking agreements or other forms of service agreement in the ordinary course of business (e.g., bid bonds and performance guarantees), prepayments for property or services under any Drilling Contract, Internal Charter, stacking agreements or other forms of service agreement in the ordinary course of business or any Debt with respect to which cash or cash equivalents in an amount sufficient to repay in full the principal and accrued interest on such Debt has been escrowed with the Trustee or other depository for the benefit of the holders in respect of such Debt but only to the extent the foregoing constitutes a complete satisfaction or defeasance of such Debt pursuant to the applicable agreement governing such Debt. “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default. “Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration. “Disposition” has the meaning set forth in the definition of “Asset Sale.” “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of any event (other than at the option of such Person): (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchasable at the option of the holder thereof (other than in exchange for Capital Stock that is not Disqualified Stock), in whole or in part, or 22 (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the date that is 91 days after the original Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale or similar transaction will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.05. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. “Drilling Contract” means any drilling contract in respect of any Vessel or other contract for the use or hire of any Vessel, including charters, bareboat charters, sub-charters, pool agreements, leases and other contracts of employment (except for an Internal Charter). “Eligible LCE” means a Local Content Entity (a) with respect to which the provision of a Guarantee of the Note Obligations by such Local Content Entity (subject to inclusion of any local law-required limitations and such other changes as the Administrative Agent may reasonably agree) would not be prohibited by its organizational or constitutional documents, by applicable laws or by any applicable limitation, rule and/or principle, (b) that is controlled by the Company (which, for this purpose means that the Company or a Subsidiary of the Company has the unilateral ability to cause such Local Content Entity to enter into any Guarantee of the Note Obligations), and (c) that is a Restricted Subsidiary of the Company. “Equity Offering” means a public or private equity offering of Qualified Capital Stock of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company, other than any public offerings registered on Form S-8. “Event of Default” has the meaning set forth in Section 6.01. “Excess Cash Flow” means, for any period, Consolidated EBITDA for such period, less (I) the sum of (A) the amount of any increase in Working Capital of the Issuer and its Restricted Subsidiaries for the applicable period, (B) the aggregate amount of Capital Expenditures (including any rig purchase, activation, mobilization and related costs not otherwise included in Capital Expenditures or added back to Consolidated EBITDA) made in cash by the Company and its Restricted Subsidiaries during such period (other than any such Capital Expenditures made with the proceeds of Asset Sales (without giving effect to the threshold set forth in the definition thereof), debt, equity, insurance or condemnation proceeds), (C) to the extent not otherwise added

23 back to Consolidated EBITDA, amortization of deferred mobilization, demobilization costs and other revenue and amortization of deferred mobilization and contract preparation costs, (D) changes in non-current assets and non-current liabilities relating to deferred mobilization, demobilization and contract preparation costs that result in cash inflows/outflows, (E) the cash portion of Consolidated Debt Service paid by the Issuer and its Restricted Subsidiaries during such period, (F) the aggregate amount (without duplication) of all taxes paid in cash by the Company and its Restricted Subsidiaries during such period, and (G) the aggregate amount of all cash payments made in respect of Permitted Investments, directly or indirectly, in Borr Vale Inc., Borr Var Inc. or Borr Valhalla Holding Limited during such period in an amount not to exceed $130 million in aggregate since the Issue Date, plus (II) the amount of any decrease in Working Capital of the Issuer and its Restricted Subsidiaries for the applicable period. For the avoidance of doubt, no deductions or additions shall be made in accordance with this definition for items which have already been adjusted for or added back in the calculation of Consolidated EBITDA where the effect would be double counting. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder. “Excluded Assets” means, collectively: (1) the Mexican JV Assets and Mexican JV Related Assets; (2) any assets (other than any Collateral Vessel and asset and proceeds related thereto), to the extent the grant of a Liens on such assets is prohibited or restricted by applicable law, rule or regulation (including as a result of the requirement to obtain the consent, approval, license or authorization of any governmental authority unless such consent has been obtained (and it being understood and agreed that no Grantor or Third Party Security Provider (as defined in the Intercreditor Agreement) shall have any obligation to procure any such consent, approval, license or authorization)); (3) (i) margin stock and (ii) minority interests or Capital Stock in joint ventures and non-wholly owned Subsidiaries (other than Capital Stock in any Guarantor or Rig Owner), in any such case of this clause (ii), to the extent the grant of a Lien on such interest would require a consent, approval, license or authorization from any governmental authority or any other Person (other than the Company or a Restricted Subsidiary); (4) (i) except with respect to any Collateral Vessel and asset and proceeds related thereto, any Grantor’s or Third Party Security Provider’s right, title or interest in any lease, license, contract, or agreement to which such Grantor is a party or any of its right, title or interest thereunder, (ii) any property subject to a Lien securing Debt permitted by clause (12) of the definition of “Permitted Debt” in Section 4.04 (or any Permitted Refinancing Debt with respect thereto) or (iii) any other permitted purchase money Lien, Capital Lease Obligation or similar arrangement, in each case to the extent, but only to the extent that a grant of a security interest therein to secure the Notes and other Debt required to be secured on pari passu basis with the 24 Notes would violate or invalidate such lease, license, contract, or agreement or purchase money or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that no Grantor or Third Party Security Provider shall have any obligation to procure any such consent, approval, license or authorization)) or create a right of termination in favor of any other party thereto (other than the Company or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (5) any assets (other than any Collateral Vessel and assets and proceeds related thereto) to the extent the grant of a security interest in such assets would result in material adverse tax consequences to the Company or any Restricted Subsidiary as reasonably determined by the Company; (6) any assets (other than any Vessel and assets and proceeds related thereto) as to which the Security Agent (acting on instructions pursuant to the Intercreditor Agreement) and the Company shall reasonably agree in writing that the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Secured Parties afforded thereby; (7) any after-acquired property (including property acquired through acquisition or merger or amalgamation of another entity, but excluding any Collateral Vessel and assets and proceeds related thereto) if at the time such acquisition is consummated the granting of a security interest therein or the pledge thereof is prohibited by any enforceable contract or other agreement (in each case, binding on the assets at the time of such consummation and not created or entered into in contemplation thereof), solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) prohibits such security interest or pledge; (8) the Capital Stock of (i) any joint venture; (ii) Unrestricted Subsidiaries; (iii) the Company and (iv) any Restricted Subsidiary other than (A) the Issuers and (b) the Guarantors (other than the Company) and (v) other than with respect to any Rig Owner, any Eligible LCE to the extent the organizational or constitutional documents of such Eligible LCE prohibit a pledge of Capital Stock of such Eligible LCE; (9) any other asset that is otherwise excluded from the requirement to become Collateral pursuant to the Security Documents, (10) any property right of any nature to the extent that any applicable law, rule or regulation prohibits the creation of a security interest thereon or requires a consent not obtained of any governmental authority pursuant to applicable law; 25 (11) any real property owned, leased or operated by the Company or any Restricted Subsidiary, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereon; provided, however, that no such real property with a Fair Market Value in excess of $10,000,000 (and the related easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereon) shall constitute an Excluded Asset pursuant to this clause (11); (12) any fixed asset acquired by any of the Company or a Restricted Subsidiary with the proceeds of Debt permitted by Section 4.04 that is subject to a Permitted Lien that secures such Debt; provided that no such Debt shall be secured by any asset of the Company or any Restricted Subsidiary thereof other than such fixed asset that was so acquired with such proceeds unless otherwise permitted under this Indenture; (13) letter-of-credit rights or commercial tort claims, in each case with a value of less than $1.0 million; (14) each Excluded Rig; and (15) those properties to the extent that a security interest therein is prohibited by applicable law, rule, regulation, contracts existing on the Issue Date (or renewals thereof on no more restrictive terms with respect to restrictions on Liens) and other contracts entered into after the Issue Date including as a result of any requirement to obtain the consent, approval, license or authorization of any governmental authority unless such consent has been obtained (and it being understood and agreed that no Grantor or Third Party Security Provider shall have any obligation to procure any such consent, approval, license or authorization) to the extent that the terms thereof prohibit the granting of a security interest therein in favor of the Security Agent and such contracts are permitted to contain such restrictions under provisions of this Indenture; provided, in each case, that such assets are not pledged to secure any other Pari Passu Indebtedness. “Excluded Contributions” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance of sale (other than to a Subsidiary of the Company or for the benefit of their employees to the extent funded by the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company. “Excluded Rigs” means: (1) Hull B 367, expected to be named “VALE”, which as of the date hereof is under construction pursuant to a construction agreement with Seatrium New Energy Limited (formerly known as Keppel FELS Limited); 26 (2) Hull B 368, expected to be named “VAR”, which as of the date hereof is under construction pursuant to a construction agreement with Seatrium New Energy Limited (formerly known as Keppel FELS Limited); and (3) any Vessel acquired by a Restricted Subsidiary, other than a Guarantor, after the Issue Date. “Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability, as determined by an Officer of the Company in good faith. “FinanceCo” means the Person named as “FinanceCo” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “FinanceCo” shall mean such successor Person. “Fitch” means Fitch Ratings Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that leases (regardless of when entered into) will be accounted for using the generally accepted accounting principles in the United States of America in effect for fiscal years ending on or before December 15, 2018, and any changes in the accounting for leases for fiscal years beginning after December 15, 2018, will be disregarded. At any time, the Company may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice and as in effect from time to time (for all other purposes of this Indenture) and (b) for prior periods, GAAP as defined in the first sentence of this definition. “Grantor” means the Company and any Guarantor. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person , or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect of such Debt (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

27 “Guarantor” means (a) the Initial Guarantors and (b) any Restricted Subsidiary of the Company (excluding for the avoidance of doubt, the Issuer or any Co-Issuer) that becomes a Guarantor in accordance with the provisions of this Indenture and their respective successors and assigns, in each case until such Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture. “Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement. “Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note register described in Section 2.04. “Hull B 367” means the jack-up drilling vessel, expected to be named “VALE”, which as of the date hereof is under construction pursuant to that certain Contract for the Construction of a New Build Jack Up Drilling Vessel dated November 6, 2013, between Seatrium New Energy Limited (formerly known as Keppel FELS Limited), as builder, and Transocean Offshore Deepwater Holdings Limited, as buyer, novated and assigned to Borr Vale Inc. (formerly known as Borr Jack-Up VII Inc.), pursuant to that certain Novation Agreement dated May 24, 2017, between Transocean Offshore Deepwater Holdings Limited, as the original buyer, Borr Vale Inc., as the new buyer, Seatrium New Energy Limited and Transocean Inc., as the original buyer parent. “Hull B 368” means the jack-up drilling vessel, expected to be named “VAR”, which as of the date hereof is under construction pursuant to that certain Contract for the Construction of a New Build Jack Up Drilling Vessel dated November 6, 2013, between Seatrium New Energy Limited (formerly known as Keppel FELS Limited), as builder, and Transocean Offshore Deepwater Holdings Limited, as buyer, novated and assigned to Borr Var Inc. (formerly known as Borr Jack-Up VI Inc.), pursuant to that certain Novation Agreement dated May 24, 2017, between Transocean Offshore Deepwater Holdings Limited, as the original buyer, Borr Var Inc, as the new buyer, Seatrium New Energy Limited and Transocean Inc., as the original buyer parent. “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, amalgamation, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.04 amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity. “Indenture” means this Indenture as amended or supplemented from time to time. 28 “Independent Financial Advisor” means an investment banking firm of national standing or any third-party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company. “Initial Guarantors” means the Company, Borr Grid (UK) Ltd, Borr Gersemi (UK) Ltd, Borr Galar (UK) Ltd, Borr Njord (UK) Ltd, Borr Hild (UK) Ltd, Borr Saga Inc., Borr Skald Inc., Borr Jack-Up XXXII Inc., Prospector Rig 1 Contracting Company Limited, Borr Idun Limited, Borr Mist Limited, Borr Gunnlod Inc., Borr Groa Inc., Borr Heimdal Inc., Borr Hermod Inc., Borr West Africa Assets Inc., Borr Natt Inc., Borr Gerd Inc., Prospector Rig 5 Contracting Company Limited, Borr Ran (UK) Ltd, Borr Odin (UK) Ltd, Borr Arabia III (UK) Ltd and Borr Drilling Management DMCC. “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Issuers, the Guarantors party thereto from time to time, the Trustee, the Security Agent, the Administrative Agent and the other parties thereto from time to time, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time. “Interest Rate Agreement” means, for any Person, any interest rate Swap Agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates. “Internal Charter” means any charter or other contract respecting the use or operations of any Vessel between any Restricted Subsidiary that is a Vessel owner (or an Internal Charterer of such Vessel), on the one hand, and any Internal Charterer, on the other hand. “Internal Charterer” means the Company or any Restricted Subsidiary that is not the owner of the relevant Vessel and that is a party to any Drilling Contract in respect of a Vessel. “Investment” by any Person means any direct or indirect loan (other than advances or extensions of credit to customers and suppliers in the ordinary course of business), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any Debt of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any credit support obligation with respect to Debt of such other Person that are or would be classified as an investment on a balance sheet (excluding any notes thereto) prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment. For purposes of Section 4.05 and Section 4.10 and the definition of “Restricted Payment,” “Investment” shall include the portion (proportionate to the Company’s equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that in the case of a Subsidiary that is designated as an Unrestricted Subsidiary after the date of this Indenture, upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to: 29 (a) the Company’s “Investment” in that Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment. “Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s, a rating equal to or higher than BBB- (or the equivalent) by Fitch, and a rating equal to or higher than BBB- (or the equivalent) by S&P or, in the event S&P, Fitch or Moody’s shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency. “Involuntary Disposition” means the receipt by the Company or any Restricted Subsidiary of any cash insurance proceeds or condemnation awards or expropriation compensation payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property. “Issue Date” means November 7, 2023, the date on which the Notes are originally issued under this Indenture. “Issue Date Collateral” means, subject to the Agreed Security Principles and the Intercreditor Agreement, the first-priority security interests over certain assets, including the following: (a) a charge by the Company of all of the shares in the Issuer; (b) an assignment of all receivables owed by the Issuer to the Company under any existing or future intercompany loans; (c) subject to certain exceptions, a floating charge by the Company over all of its material bank accounts; and (d) subject to certain exceptions, a fixed and floating charge over substantially all the assets of the Company. “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, assignment by way of security, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any 30 Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction). “Limited Condition Transaction” means any investment, acquisition, disposition, sale, merger, joint venture, consolidation or other business combination transaction, Incurrence, Change of Control, assumption, commitment, issuance, Incurrence, repayment, repurchase or refinancing of Debt, redeemable Capital Stock or Preferred Stock and the use of proceeds thereof, any creation of a Lien, any designation of a Restricted Subsidiary or Unrestricted Subsidiary, any asset sale or any other transaction for which an Applicable Metric falls to be determined; provided that, if any such transaction (the “first transaction”) is being effected in connection with another such transaction (the “second transaction”), the second transaction shall also be a Limited Condition Transaction with respect to the first transaction. “Limited Recourse Debt” means Debt Incurred by a Restricted Subsidiary (excluding, for the avoidance of doubt, the Issuer or any Co-Issuer) that has no material assets or operations other than those related to the Vessels referred to below for the purpose of financing a portion of the purchase price of one or more Vessels, as and to the extent permitted pursuant to clause (22) of the definition of “Permitted Debt” in Section 4.04, which Debt may be secured by Liens on such Vessels and on any other assets acquired with the proceeds of such Debt pursuant to clause (jj) of the definition of “Permitted Liens” and any related assets related to the operation of such Vessels, including related Drilling Contracts, and the sole recourse of the holder of such Debt shall be to the Restricted Subsidiary that is the obligor of such Debt, to the assets permitted to secure such Debt pursuant to clause (jj) of the definition of “Permitted Liens” (including the Capital Stock in such Restricted Subsidiary), and such holder shall have no recourse to the Company or any other Restricted Subsidiary, or to any other of their respective assets (other than such Capital Stock); provided that such Debt may be guaranteed on an unsecured basis by the Company. “Local Content Entity” means any Affiliate of the Company (a) that owns or is contemplated to own a Vessel or that is party to or contemplated to be party to a charter party agreement, Drilling Contract or any demise, bareboat, time, voyage, other charter, lease or other right to use of a Vessel owned by it or by the Company, any Restricted Subsidiary or another Local Content Entity and (b) the capital stock, shares or other Capital Stock of which is jointly owned by the Company or any Restricted Subsidiary and any other Person that is required or necessary under local law or custom to own capital stock, shares or other Capital Stock in the Local Content Entity as a condition for (i) the operation of a Vessel in such jurisdiction, (ii) the ownership of any asset owned, or contemplated to be acquired, by such entity in such jurisdiction or (iii) the business transacted, or contemplated to be transacted, by such entity in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course and for purposes other than local law requirements or local law customs. “Mexican JV Agreements” means the Perfomex JV Agreement and the Perfomex II JV Agreement. “Mexican JV Borr Shareholder” means Borr Mexico Ventures Limited, a limited company organized and existing under the laws of Scotland, for so long as it holds any of the Capital Stock in the Mexican JVs, and any other Restricted Subsidiary that holds any of the Capital Stock in any of the Mexican JV Agreements.

31 “Mexican JV Related Assets” means collectively, (i) the Capital Stock of the Mexican JVs owned, directly or indirectly, by the Company or its Subsidiaries, (ii) any loans, notes or other obligations of the Mexican JVs to the Company or any of its Subsidiaries, (iii) all right, title and interest of the Company or any of its Subsidiaries in and to the Mexican JV Agreements, (iv) the rights of the Company or any of its Subsidiaries under (x) any Drilling Contract or agreement to operate between the Company or any of its Subsidiaries and the Mexican JVs in respect of any Vessel and (y) any agreement pursuant to which the Company or any of its Subsidiaries manages a Third-Party Vessel for the Mexican JVs or any customer or counterparty thereof. “Mexican JVs” or “Mexican JV Assets” means Perfomex and Perfomex II. “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof. “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received upon the sale or other disposition of any Designated Non- Cash Consideration received in any Asset Sale, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of: (a) all legal, accounting, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable, as a consequence of the Asset Sale and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds, (b) all payments made on any Debt that is secured by any Property subject to the Asset Sale (other than property constituting Collateral), in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale, (c) all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property Disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale, and (e) any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any disposition, 32 provided, that, to the extent that any portion of the consideration for an Asset Sale is required by contract to be held in a separate escrow or deposit account to support indemnification, adjustment of purchase price or similar obligations, such portion of the consideration shall become Net Available Cash only at such time as it is released to the Company or a Restricted Subsidiary from the escrow or deposit account. “Net Cash Proceeds” means the aggregate principal amount actually received in cash by the Company or any Restricted Subsidiary in connection with the relevant transaction, net of direct costs (including legal, accounting and investment banking fees and expenses, sales brokerage commissions and underwriting discounts). “Note Documents” means the Notes (including Additional Notes), the Note Guarantees, this Indenture, the Security Documents, the Intercreditor Agreement and any Additional Intercreditor Agreement. “Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture. “Note Obligations” means Obligations in respect of the Note Documents. “Noteholder” has the meaning ascribed to it under the definition of Holder. “Obligations” means any principal, interest, penalties, fees, premiums, expenses, indemnifications, damages, reimbursements (including reimbursement obligations with respect to letters of credit) and other liabilities payable under documentation governing any Debt (including post-petition interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuers or any Guarantor whether or not a claim for post-petition interest or fees is allowed in such proceedings). “Offering Memorandum” means the final offering memorandum relating to the initial offering of the Notes dated October 24, 2023. “Officer” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any President, any Vice President, the Chief Accounting Officer, any Executive Vice President, the Controller, any Senior Vice President, the Treasurer, or the Secretary of the Company or the Issuer or any other officer or person authorized or designated by the Company’s or the Issuer’s Board of Directors; provided that any Issuer or Guarantor shall be permitted to authorize an Officer of the Company to act as its Officer regardless of whether such Officer holds one of the foregoing positions with such Issuer or Guarantor. “Officer’s Certificate” means a certificate signed by an Officer of the Company or the Issuer. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Restricted Subsidiary. 33 “Pari Passu Indebtedness” means Debt of the Issuers (or any of the Issuers) which ranks equally in right of payment to the Notes or of any Guarantor if such Debt ranks equally in right of payment to the Note Guarantees. “Perfomex” means Perforaciones Estrategicas e Integrales Mexicana S.A. de C.V., a limited liability company incorporated under the laws of Mexico. “Perfomex II” means Perforaciones Estrategicas e Integrales Mexicana II, SA de CV, a limited liability company incorporated under the laws of Mexico. “Perfomex II JV Agreement” means the Shareholders’ Agreement, dated as of September 24, 2019, by and between Perforaciones Estrategicas e Integrales Mexicana II, S.A. de C.V. a Mexican sociedad anonima de capital variable, Operadora Productora y Explotadora Mexicana, S.A. de C.V., a Mexican sociedad anonima de capital variable, and the Mexican JV Borr Shareholder relating to Perfomex II. “Perfomex JV Agreement” means the Shareholders’ Agreement, dated as of June 28, 2019, by and between Proyectos Globales de Energia y Servicios CME, S.A. DE C.V, a Mexican sociedad anonima de capital variable, Operadora Productora y Explotadora Mexicana, S.A. de C.V., a Mexican sociedad anonima de capital variable, and the Mexican JV Borr Shareholder relating to Perfomex. “Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof as determined by the Company. “Permitted Collateral Liens” means (a) Liens on the Collateral described in one or more of clauses (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (r), (u), (v), (w), (z), (aa), (bb), (cc), (dd), (ee), (ff), (ii), (ll), (mm), (nn), (pp) and (qq) of the definition of “Permitted Liens” (including to the extent such Permitted Lien constitutes a fixed charge on Collateral for which the Notes and/or Note Guarantees are secured by a floating charge) and Liens imposed by operation of law or that would not materially interfere with the ability of the Security Agent to enforce the Security Interests in the Collateral; (b) Liens on the Collateral to secure all obligations (including paid-in-kind interest) in respect of: (1) the obligations under the Notes (other than Additional Notes), including any Notes Guarantees thereof (including any parallel debt obligations with respect thereto), and the Intercreditor Agreement; (2) Debt described under clause (a) of Section 4.04 provided that if such Lien is pari passu with the Liens securing the Notes or the relevant Guarantees, after giving pro forma effect to such Incurrence on that 34 date and the application of proceeds therefrom, the Consolidated Secured Leverage Ratio would have been no greater than 1.5 to 1.0; (3) Debt described under clauses (2), (11), (12), (15), and (25) of the definition of “Permitted Debt” in Section 4.04; (4) Debt described under clause (4) of the definition of “Permitted Debt” in Section 4.04 provided that (x) such Debt is Incurred by an Issuer or a Guarantor and (y) after giving pro forma effect to such acquisition or merger and the Incurrence of such Debt, either (A) the Consolidated Secured Leverage Ratio of the Company does not exceed 1.5 to 1.0; or (B) the Consolidated Secured Leverage Ratio for the Company would not have been greater than it was immediately prior to giving effect to such acquisition or other transaction and to the related Incurrence of Debt; (5) Debt described under clause (13) of the definition of “Permitted Debt” in Section 4.04 to the extent such guarantee is in respect of Debt otherwise permitted to be secured and specified in this definition of Permitted Collateral Liens; (6) Debt which is secured by Liens that rank junior to the Liens on the Collateral securing the Notes and Note Guarantees; and (7) any Permitted Refinancing Debt in respect of Debt referred to in the foregoing clauses (1), (2), (3), (4), (5), (6) and this clause (7); provided that in the case of clause (b) of this definition of “Permitted Collateral Liens,” each of the Secured Parties to any such Debt (acting directly or through its respective creditor representative) will have entered into or acceded to the Intercreditor Agreement or an Additional Intercreditor Agreement. For the avoidance of doubt, clause (b)(7) of this definition shall permit a Permitted Collateral Lien in respect of Permitted Refinancing Debt incurred to Refinance Debt described under clause (4)(i) of the definition of “Permitted Debt” in Section 4.04 provided that the assets and property securing such Debt prior to the Refinancing are pledged as Collateral to secure the Notes and the Note Guarantees. Debt (together with any Guarantees thereto) (x) Incurred under clause (2) of the definition of “Permitted Debt” in Section 4.04 in an amount not exceeding the greater of (a) $180.0 million and (b) 6.0% of the Total Assets of the Company (provided that, with respect to this clause (x), the Company shall use commercially reasonable efforts to include a bank(s) as lender(s) providing such Debt) and (y) constituting Hedging Obligations Incurred under clause (15) of the definition of “Permitted Debt” in Section 4.04 may, in each case, receive priority as to the receipt of proceeds from enforcement of, and certain distressed Disposals of, the Collateral on terms not materially less favorable to the Holders (taken as a whole) than accorded to the Super Senior Revolving Credit Facility pursuant to the Intercreditor Agreement. Nothing in this definition shall prevent lenders under any Credit Facilities from providing for any ordering or payments and/or recoveries under multiple tranches of such Credit Facilities.

35 For purposes of determining compliance with this definition, in the event that a Permitted Collateral Lien meets the criteria of one or more of the categories of Permitted Collateral Liens described above, the Company will be permitted to classify such Permitted Collateral Lien on the date of its Incurrence and reclassify such Permitted Collateral Lien at any time and in any manner that complies with this definition. “Permitted Investment” means any Investment by the Company or a Restricted Subsidiary: (a) in any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary (and in any Investments of such Person not made in contemplation of such transaction); (b) in any Person (and in any Investments of such Person not made in contemplation of such transaction) if as a result of the Investment that Person is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (c) in cash or Cash Equivalents; (d) consisting of commission, payroll, relocation, travel and similar expenses that are made in the ordinary course of business; (e) Guarantees of performance or other obligations (other than Debt) arising in the ordinary course of business; (f) received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; (g) to the extent the Investment represents (i) the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.07 or (ii) consideration received in respect of a Disposition that does not constitute an Asset Sale (other than pursuant to clause (2) of the definition thereof); (h) in Hedging Obligations permitted under clauses (5), (6), (7) or (15) of the definition of “Permitted Debt” in Section 4.04; (i) in customers or suppliers of the Company or any of its Subsidiaries in the form of extensions of credit, transfers of Property, prepayments or receivables owing the Company or its Subsidiaries to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof; (j) in any Person if the Investments (or binding commitments in respect thereof) are outstanding on the Issue Date or on the date such Person became 36 a Restricted Subsidiary or was merged, amalgamated or consolidated with or into a Restricted Subsidiary to the extent that such Investments were not made in contemplation of such merger, amalgamation or consolidation, and any Investment consisting of an extension, modification or renewal of such Investment; provided, that the amount of any such Investment may be increased (x) as required under the terms of such Investment as in existence on the Issue Date or date of such merger amalgamation or consolidation, as applicable or (y) as otherwise permitted under this Indenture; (k) consisting of any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of directors or employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided, however, that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (d) of the definition of “Consolidated Net Income”), and (ii) the terms of such Investment shall not require any additional Investment by the Company or any Restricted Subsidiary; (l) in any Person in an aggregate amount not to exceed the greater of (x) $75 million or (y) 2.5% of Total Assets (measured at the time of Investment); (m) acquired in exchange for shares of Capital Stock of the Company or acquired with the proceeds of such sale of Capital Stock (other than Disqualified Stock); provided that the proceeds of such issuance shall be excluded from the definition of “Capital Stock Sale Proceeds”; (n) consisting of any receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (o) (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of bankruptcy, workout, reorganization or recapitalization of any Restricted Subsidiary of such other Investment or accounts receivable, (ii) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute, (iii) in exchange for any other Restricted Investment, Permitted Investments permitted under clauses (e), (j), (l), (r) or (s) of this definition or accounts receivable held by the Company or any Restricted Subsidiary, or (iv) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in Default; 37 (p) consisting of Guarantees of Debt issued or Incurred in accordance with Section 4.04; (q) made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans; (r) [reserved] (s) in Unrestricted Subsidiaries or joint ventures in an aggregate amount not to exceed the greater of (x) $75 million or (y) 2.5% of Total Assets (measured at the time of Investment); (t) in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business or otherwise in connection with Cash Management Arrangements; (u) in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing; (v) if, on a pro forma basis after giving effect to such Investment, the Consolidated Leverage Ratio would not be greater than 2.5 to 1.0; (w) [reserved]; (x) consisting of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries and joint ventures; (y) consisting of non-cash Investments made in connection with tax planning and reorganization activities; (z) comprised of management services provided by the Company or any Restricted Subsidiary; (aa) comprised of pledges, deposits, or liens constituting “Permitted Liens”; (bb) in the ordinary course of business in Restricted Subsidiaries and joint ventures consisting of purchases and acquisitions of spare parts , equipment, inventory, supplies, materials, and services or purchases of contract rights or licenses or leases of intellectual property; (cc) consisting of workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business; and 38 (dd) consisting of repurchases of the Notes and other Debt of the Company or any Restricted Subsidiary. For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Company or another Restricted Subsidiary, or exchanged for other assets of the Company or another Restricted Subsidiary. “Permitted Liens” means: (a) Liens on assets not constituting Collateral securing Debt and other Obligations Incurred under clause (2) of the definition of “Permitted Debt” in Section 4.04; (b) Liens for Taxes on the Property of the Company or any Restricted Subsidiary and deposits in respect thereof if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (c) Liens of carriers, warehousemen, materialmen, repairmen, landlords, suppliers and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 90 days past due or are being contested in good faith and by appropriate proceedings; (d) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, importation bonds, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in the ordinary course of business, including banker’s liens and rights of set-off; (e) Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property, including Property acquired pursuant to any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are limited to all or a portion of the assets or property (and improvements on such assets or property) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; (f) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person (other than after- acquired property that is (a) affixed or incorporated into the property

39 covered by such Lien, (b) subject to a Lien securing such Debt, the terms of which Debt requires or includes a pledge of after-acquired property and (c) the proceeds and products thereof); (g) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (h) Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers’ compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation; (i) Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character; (j) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review; (k) Liens in favor of issuers of performance, stay, appeal, indemnification, surety or similar bonds, completion guarantees, bank guarantees or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business; (l) leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole; (m) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business; (n) Liens or negative pledges attaching to or related to joint ventures engaged in a Permitted Business, restricting Liens on interests in those joint ventures 40 or other legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature; (o) Liens existing on the Issue Date (but excluding Liens securing the Super Senior Revolving Credit Facility, the Notes (including any Additional Notes), and, in each case, any Guarantees thereof); (p) Liens securing Debt Incurred pursuant to clause (12) of the definition of “Permitted Debt” in Section 4.04 on the Property that is the subject of such Debt; (q) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (e), (f), (l), (o) or (p) above or (y) or (jj) below; provided, however, that any (i) Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and (ii) any Lien of this kind shall be equal or junior in priority to the Liens securing the Debt or other obligations being Refinanced and (iii) the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of: (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (e), (f), (l), (o) or (p) above or (y) or (jj) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Company or the Restricted Subsidiary in connection with the Refinancing; (r) Liens on cash or Cash Equivalents held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced; (s) Liens not otherwise permitted by clauses (a) through (r) above securing obligations with an aggregate principal amount not to exceed the greater of $100 million or 3.5% of Total Assets (measured at the time of incurrence) at any one time outstanding; (t) Liens securing Hedging Obligations permitted under clause (5), (6), (7) or (15) of the definition of “Permitted Debt” in Section 4.04; (u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; 41 (v) Liens on escrowed proceeds for the benefit of the related holders of existing and future debt securities or other Debt (or the securities trustees, underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Debt or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of any amount due under such Debt and are held in an escrow account or similar arrangement to be applied for such purpose; (w) Liens on escrow accounts created for the benefit of or to secure, directly or indirectly, the Notes; (x) Liens on cash collateral supporting guarantees, letters of credit and other credit support obligations in the ordinary course of business; (y) Liens securing Debt Incurred pursuant to clause (11) of the definition of “Permitted Debt” in Section 4.04; (z) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (aa) any interest or title of a lessor under any Capital Lease Obligation or operating lease; (bb) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry; (cc) Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture; (dd) Liens on property or assets used to defease or to irrevocably satisfy and discharge Debt; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture; (ee) Liens in connection with the sale or transfer of any equity interests or other assets in a transaction permitted under this Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (ff) (a) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing and (b) Liens 42 (if any) on any accounts receivable and related assets (or, in the case of any judicial re-characterization of any such sale, granted as collateral to secure financing) sold pursuant to any Permitted Supply Chain Financing; (gg) Liens arising from Uniform Commercial Code financing statement filings regarding supply chain finance programs or other receivables sale transactions in the ordinary course of business; (hh) [reserved]; (ii) Permitted Rig Liens; (jj) Liens on assets acquired with the proceeds of Debt or Debt Incurred within 365 days of the acquisition of such assets (including Permitted Refinancing Debt in respect thereof) pursuant to clause (22) of the definition of “Permitted Debt” in Section 4.04 and, with respect to such Debt, (a) Liens on the Capital Stock of the Restricted Subsidiary that directly owns such assets, Liens on the insurances in respect of such assets or the operation thereof and Liens on any Drilling Contract, bank account, earnings and intercompany loans relating to such assets and (b) Liens on other assets and property owned by any such Restricted Subsidiary that are used in the operation, maintenance or repair of such assets acquired with the proceeds of such Debt, and in respect of the foregoing, proceeds, improvements, refurbishments, additions and improvements thereto or which are incidental thereto, which Liens, in each case, secure only such Debt; (kk) Liens in favor of the Company, the Issuers or a Guarantor; (ll) Liens on the Capital Stock of an Unrestricted Subsidiary; (mm) Liens securing obligations under clause (23) of the definition of “Permitted Debt” in Section 4.04; (nn) Liens to secure liabilities in respect of reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance or any other customary insurance of the Company or any Restricted Subsidiary; (oo) Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers to the extent such Liens are granted in the ordinary course of business; (pp) Liens arising under any retention of title or conditional sale arrangement or arrangements having similar effect in respect of goods supplied in the ordinary course of business;

43 (qq) minor defects, irregularities and deficiencies in title to, and survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, including with respect to the physical placement and location of pipelines, that were not incurred in connection with Debt and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the applicable Person; (rr) Liens to secure Cash Management Obligations; (ss) Liens over Hull B 367 (VALE) and Hull B 368(VAR) and related assets including Liens on the insurances in respect of such assets or the operation thereof, on any Drilling Contract, bank account, intercompany loans, and earnings relating thereto and on other assets and property that are used in the operation, maintenance or repair of such Vessels and over shares of any Subsidiary the only material asset of which is such Vessel; and (tt) Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Debt of any Restricted Subsidiary that is not a Guarantor. For purposes of determining compliance with this definition, (a) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (c) in the event that a portion of the Debt secured by a Lien could be classified as secured in part pursuant to one or more Permitted Liens (giving effect to the Incurrence of such portion of such Debt), the Company, in its sole discretion, may classify such portion of such Debt (and any Obligations in respect thereof) as having been secured pursuant to one or more Permitted Liens in this definition and thereafter the remainder of the Debt as having been secured pursuant to one or more of the other clauses of this definition. “Permitted Receivables Financing” means any receivables financing or factoring facility, including (i) an arrangement for the sale of receivables or (ii) an arrangement pursuant to which a Securitization Subsidiary purchases, otherwise acquires or receives Lien on accounts receivable of the Company or any Restricted Subsidiaries and enters into a third-party financing thereof on customary terms that are fair and reasonable to the Company and its Restricted Subsidiaries. “Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as: (a) the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: 44 (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, plus (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing, (b) the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced or equal or greater than the Average Life of the Notes, (c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced or earlier than the Stated Maturity of the Notes, (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, provided, however, that the Permitted Refinancing Debt shall not include: (1) Debt of a Subsidiary that is not an Issuer or a Guarantor that Refinances Debt of an Issuer or any Guarantor, or (2) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary. Permitted Refinancing Debt in respect of any Credit Facility or any other Debt may be incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Debt. “Permitted Reorganization” means: (a) any amalgamation, demerger, merger, voluntary liquidation, consolidation (including any action that results in a consolidation of financial reporting), reorganization, re-domiciliation, winding up or corporate reconstruction or the assignment, transfer or assumption of any Capital Stock, assets or Debt involving the Company or any of the Restricted Subsidiaries or other actions or steps resulting in a new obligor or Co-issuer of the Notes (a “Reorganization”) that is made on a solvent basis; provided that: (i) if any shares or other assets form part of the Collateral, substantially equivalent Liens must be granted over the same or equivalent shares or assets of the recipient such that they form part of the Collateral (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)); and 45 (ii) if a Reorganization results in the Company or any Issuer ceasing to exist (by way of liquidation, winding up, merger or otherwise), any successor entity to the Company or such Issuer is incorporated or organized in the same jurisdiction as the Company or such Issuer or the Cayman Islands, British Virgin Islands, the Marshall Islands, the United States of America, any State thereof or the District of Columbia, a member state of the European Union, the United Kingdom, Switzerland, Norway, Canada, Australia, Japan, the Channel Islands, Bermuda, Hong Kong, Singapore or any other jurisdiction generally acceptable to institutional lenders in the shipping and offshore drilling industries, as determined in good faith by the Board of Directors of the Issuer or the Company; (b) any reorganization arising as a consequence of a specific undertaking relating to a reorganization in this Indenture or as contemplated by the Offering Memorandum; or (c) any reorganization or other actions or steps contemplated by Section 5.01. “Permitted Rig Liens” means, at any time, with respect to a Vessel: (a) Liens for crews’ wages (including the wages of the master of the Vessel that are discharged in the ordinary course of business and have accrued for not more than ninety (90) days (or such longer period provided for under any Security Documents)) unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (b) Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of the Vessel, the master of the Vessel or a charterer or lessee of such Vessel, which in each case have accrued for not more than ninety (90) days (or such longer period provided for under any Security Documents), unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture or loss; (c) shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, drydocking or rebuilding the Vessel (other than those referred to in clauses (a) and (b) above), including maritime Liens for necessaries, which in each case have accrued for not more than ninety (90) days (or such 46 longer period provided for under any Security Documents), unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture, or loss; (d) Liens for damages arising from maritime torts which are unclaimed or are covered by insurance (subject to reasonable deductibles), or in respect of which a bond or other security has been posted on behalf of the Company or relevant Restricted Subsidiary with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the Company or relevant Restricted Subsidiary, and the Company or relevant Restricted Subsidiary shall have set aside on its books adequate reserves with respect to such Lien, and so long as such deferment in payment shall not subject the Vessel to sale, forfeiture, or loss; (e) Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and (f) Liens under Drilling Contracts or subcharters or subleases with Persons that are not Affiliates and that do not secure Debt for borrowed money. “Permitted Supply Chain Financing” means one or more non-recourse supply chain financings, on terms and conditions customary for supply-chain financing arrangements, in respect of all or a portion of the accounts receivable owing to the Company or any Restricted Subsidiary from one or more customer(s) of the Company or such Restricted Subsidiary (but, for the avoidance of doubt, not a sale or sales of all accounts receivable of the Company or any of its Restricted Subsidiaries generally); provided that (a) such transaction shall be evidenced by a receivables purchase agreement or other similar documentation on terms and conditions customary for supply-chain financing arrangements; (b) any such sale is structured, and is intended to be treated, as a true sale of accounts receivable with any recourse to the Company or any Restricted Subsidiary limited to breach of a representation, warranty or covenant by the Company or such Restricted Subsidiary with respect to the sold accounts receivable; (c) immediately prior to and immediately after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing; and (d) the proceeds of such sales are received in cash and are in an amount equal to the face value of the sold accounts receivable, net of a commercially reasonable and customary discount rate based on then current market conditions, in each case, in the reasonable judgment of the Company. “Person” means any individual, corporation, company (including any limited liability company or exempted company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

47 “Post-Closing Date Collateral” means, subject to the Agreed Security Principles and the Intercreditor Agreement, the first-priority security interests over certain assets, including the following: (a) rig mortgages over each Collateral Vessel; (b) assignments of certain insurances held by each Subsidiary Guarantor in respect of its relevant Collateral Vessel; (c) pledges, on a limited recourse basis, of all equity interests in the existing Subsidiaries of the Issuer owning a Collateral Vessel (including floating charges, on a limited recourse basis, over all equity interests in Borr Odin (UK) Limited, Borr Gersemi (UK) Limited and Borr Grid (UK) Limited); and (d) assignments of earnings of the Collateral Vessels (and where a Collateral Vessel is operated under an internal charter, by the operator of the Collateral Vessel, on a limited recourse basis). “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person. “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. “Productive Assets” means assets (other than current assets) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses. “pro forma basis” means, with respect to any computation hereunder required to be made on a pro forma basis and giving effect to any proposed Investment or other acquisition, any Disposition, any Restricted Payment or any payment of or in respect of any Debt or other transaction (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (a) in accordance with Regulation S-X under the Securities Act or (b) made in good faith by the Company, and may include cost savings (including, without limitation, cost savings, workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements, initiatives and synergies that are reasonably identifiable and factually supportable in each case, using for purposes of making any such computation, the consolidated financial statements of the Company and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so Disposed or to be Disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Debt or other liabilities incurred in connection with any such Pro 48 Forma Event, had been consummated and incurred at the beginning of such period; provided, that any pro forma adjustments pursuant to clause (b) of this definition shall be subject to the relevant limitations set forth in the definitions of “Consolidated EBITDA” and “Consolidated Fixed Charge Coverage Ratio”. “Pro Forma Events” has the meaning set forth in the definition of “pro forma basis.” “Property” or “Properties” means, with respect to any Person, any interest of that Person in any kind of property, plant, equipment or other asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value. “Purchase Money Debt” means Debt: (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, or (b) Incurred to finance the acquisition, improvement, refurbishment, activation, reactivation, construction or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto. “Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock. “Qualified Services Contract” means, as of any date of determination, with respect to any Vessel acquired by, or committed to be delivered to, the Company or any of the Restricted Subsidiaries, a bona fide contract or series of contracts, together with any amendments, supplements or modifications thereto, which contract or contracts: (1) are between the Company or one of the Restricted Subsidiaries, on the one hand, and a Person that is not an Affiliate of the Company, on the other hand, (2) provide for services to be performed by the Company or one or more of the Restricted Subsidiaries involving the use of such Vessel by the Company or one or more of the Restricted Subsidiaries, in either case for a minimum aggregate period of at least one year from (i) the date of determination or (ii) a future date that is no later than the date that is three months from the date of determination (the period during which such services are to be performed, the “Active Service Period”), and (3) provide for a fixed or minimum day rate or fixed rate for such Vessel covering the entire Active Service Period contemplated by clause (2) above. For the avoidance of doubt, neither a letter of intent nor a letter of award with respect to a Vessel is a Qualified Services Contract. “Qualified Vessel” means a Vessel that is subject to a Qualified Services Contract. 49 “Rating Agencies” means Moody’s, Fitch and S&P, and if S&P, Fitch or Moody’s or all of them shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company which shall be substituted for S&P, Fitch or Moody’s, or all of them, as the case may be. “Ratings Decline Period” means, with respect to the Notes, the period that (a) begins on the earlier of (i) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control or (ii) the occurrence thereof and (b) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency, and the other Rating Agency has downgraded the Notes (or publicly announced consideration for downgrade) as contemplated in clause (b) of the definition of Change of Control Triggering Event. “Restricted Investment” means any Investment other than a Permitted Investment. “Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings. “Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. “Repayment” and “Repaid” shall have correlative meanings. “Restricted Payment” means: (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), except for (i) dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis) and (ii) any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company; (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary); (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (3) of the definition of “Permitted Debt” in Section 4.04 and (ii) the purchase, repurchase or other 50 acquisition or repayment of any Subordinated Obligation purchased, repurchased, acquired or repaid in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of such purchase, repurchase or other acquisition or repayment); or (d) any Investment (other than Permitted Investments) in any Person. “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, or unless the context otherwise requires, all references to a Restricted Subsidiary or a Restricted Subsidiary of the Company shall include the Issuer, FinanceCo and any other Co-Issuer. “Rig Mortgage” means each mortgage and any other instruments, such as statutory mortgages and deeds, over any Collateral Vessel, each duly registered in the relevant registry in favor of the Security Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Rig Owners” means any Restricted Subsidiary of the Company owning a Collateral Vessel. “S&P” means Standard & Poor’s Financial Services LLC, or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof. “SEC” means the U.S. Securities and Exchange Commission. “Secured Parties” means the parties referred to under the definition of “Secured Party” in the Intercreditor Agreement. “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder. “Securitization Subsidiary” means a Subsidiary of the Company: (a) that is designated a “Securitization Subsidiary” by an Officer of the Company, (b) that does not engage in any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (c) no portion of the Debt or any other obligation, contingent or otherwise, of which:

51 (i) is guaranteed by the Company or any Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (d) with respect to which neither the Company nor any Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (c) and (d), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing. “Security Documents” means all security agreements, charges, pledge agreements, collateral assignments, and any other instrument and document executed and delivered pursuant to this Indenture or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the Collateral. “Security Interest” means the security interests over certain assets of the Company and its consolidated subsidiaries that are created by the Security Documents. “Senior Secured Debt” means Debt of the Company or any Restricted Subsidiary which is secured by Liens on the Collateral (other than (a) Permitted Collateral Liens described in clause (a) of the definition thereof and (b) Liens on the Collateral ranking junior to the Liens on the Collateral securing the Notes and the Note Guarantees). “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. “Stated Maturity” means, with respect to any security, the date specified in the security or other Debt instrument or lease as the fixed date on which the payment of principal of the security or Debt instrument or lease payment is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “Subordinated Obligation” means, with respect to any Person, any Debt of the Company, the Issuers or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Notes or any Note Guarantees pursuant to a written agreement. “Subsidiary” means, in respect of any Person (the “parent”), any corporation, company limited by shares, limited liability company, exempted company, partnership, association or other 52 entity (a) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) of which more than fifty percent (50%) of the total voting power of the Voting Stock having ordinary voting power for the election of the board of directors of such entity, is at the time directly or indirectly owned by the parent or by one or more of its other Subsidiaries or (c) that is, as of such date, otherwise controlled, by the parent or one or more of its other Subsidiaries. “Subsidiary Guarantor” means any Guarantor other than the Company. “Super Senior Revolving Credit Facility” means the Super Senior Revolving Credit Facility, dated on or about the date of this Indenture, by and among the Company, the lenders and issuing banks from time to time party thereto, the Administrative Agent, and the Security Agent as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements, including any agreement adding or changing the borrower or extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement. “Syndicated Facility” means one or more debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans or other long-term Debt that are underwritten or arranged by mandated arrangers with the primary goal of being distributed and broadly syndicated to institutional investors in the international syndication loan markets. For the avoidance of doubt and without limitation, (1) local lines of credit, bilateral facilities, working capital facilities and operating facilities, and (2) club credit facilities provided relationship banks. “Temporary Cash Investments” means any of the following: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of an Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued 53 by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500.0 million (or foreign currency equivalent) and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, and (f) other short-term investments utilized in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing. “Third-Party Vessel” means any Vessel that is now or hereafter managed by the Company or any Subsidiary but is not owned by the Company or any Subsidiary. “Total Assets” means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company. “Transactions” means (a) the issuance of the Notes, and the application of the net proceeds thereof as described in the Offering Memorandum, (b) the entry into of, and the occurrence of the “Effective Date,” under the Super Senior Revolving Credit Facility and (c) all other transactions related or incidental to, or in connection with, any of the foregoing (including, without limitation, the payment of fees and expenses in connection with each of the foregoing). “Treasury Rate” means, as of the applicable Redemption Date, as determined by the Company, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release published by the Board of Governors or the Federal Reserve System designated as “Selected Interest Rates Daily” H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 15, 2025 (for the 2028 Notes) or November 15, 2026 (for the 2030 Notes); provided, however, that if the period from such Redemption Date to November 15, 2025 (for the 2028 Notes) or November 15, 2026 (for the 2030 Notes) is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear 54 interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have, in each instance, direct responsibility for the administration of this Indenture. “Trustee” means the party named as such in this Indenture until the Trustee resigns pursuant to Section 7.08 or until a successor replaces it and, thereafter, means the successor. “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time. “United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction. “Unrestricted Subsidiary” means: (a) the following Subsidiaries of the Company, in each case unless and until such Subsidiaries are designated as a Restricted Subsidiary as permitted pursuant to Section 4.10: Perfomex, Perfomex II, Borr Var Inc., Borr Vale Inc., Borr Valhalla Holding Limited and to the extent designated by an Officer, any immediate holding company of Borr Var Inc. and/or Borr Vale Inc. and Borr Valhalla Holding Limited, whose only material assets consist of an ownership in such companies; (b) any Subsidiary of the Company (excluding, for the avoidance of doubt, the Issuers) that is designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.10 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and (c) any Subsidiary of an Unrestricted Subsidiary. “U.S. Dollar” or “$” means the lawful currency of the United States. “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such other currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable other currency as published or as quoted by Reuters at approximately 10:00 a.m. (New York time) on the date not more than two Business Days prior to such determination.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company's option.

"Vessel" means any (i) any mobile offshore drilling unit, the legs of which can be lowered to the seabed from the hull or platform thereof or (ii) any other drilling rig, drillship, semisubmersible drilling unit, mobile offshore drilling unit or vessel, the primary purpose of which is the exploration and production drilling for crude oil or hydrocarbons.

"Voting Stock" of any Person means all classes of Capital Stock of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Board of Directors of such Person.

"Wholly Owned" means, with respect to any Person, a Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares issued to foreign nationals as required under applicable law) is at that time owned, directly or indirectly, by such Person and its other Wholly Owned Restricted Subsidiaries.

"Working Capital" means, on any date, Current Assets less Current Liabilities.

Section 1.02. Other Definitions.

Term	Defined in Section
144A Global Notes	Appendix A
Acceptable Commitment	4.07
Acquired Indebtedness	Appendix B
Active Service Period	Def. of "Qualified Services Contract"
Additional Amounts	4.21(a)
Additional Intercreditor Agreement	4.25(a)
Affiliate Transaction	4.09
Agent	2.04
Agent Members	Appendix A
Agreed Guarantee Principles	4.14(b)
Alternate Offer	4.12(d)
Applicable Premium Deficit	8.01(a)
Applicable Law	12.17
Asset Disposition Offer	4.07
Change of Control Offer	4.12(a)
Change of Control Payment Date	4.12(b)(2)
Change of Control Purchase Price	4.12(a)
covenant defeasance	8.01(b)(2)
cross acceleration provisions	6.01(d)
Definitive Note	Appendix A
Depositary	Appendix A
Disposal	Def. of "Asset Sale"

55

Disposition	Def. of “Asset Sale”
Distribution Compliance Period	Appendix A
DTC	2.04
Event of Default	6.01
Excess Cash Flow Offer	4.27 (a)
Excess Cash Flow Offer Amount	4.27 (a)(3)
Excess Proceeds	4.07(b)
FPI	4.03(1)
Global Notes	Appendix A
Global 2028 Notes	Appendix A
Global 2030 Notes	Appendix A
Indemnified Taxes	4.21(a)
Initial Default	6.04
Initial Lien	4.06
Issuers	Preamble
legal defeasance	8.01(b)
Note Guarantee provisions	6.01(h)
Notes	Preamble
Notes Custodian	Appendix A
Notice	12.02
Notice of Default	6.01
Original 2028 Notes	Preamble
Original 2030 Notes	Preamble
Original Notes	Preamble
Paying Agent	2.04
Permitted Debt	4.04(b)
protected purchaser	2.07
QIB	Appendix A
Redemption Date	3.03
Registrar	2.04
Regulation S Global 2028 Note	Appendix A
Regulation S Global 2030 Note	Appendix A
Regulation S Global Notes	Appendix A
Related Proceedings	12.09(a)
Reorganization	Def. of “Permitted Reorganization”
Resale Restriction Termination Date	Appendix A
Reversion Date	4.01(b)
Rule 144A Global 2028 Note	Appendix A
Rule 144A Global 2030 Note	Appendix A
Security Agent	Preamble
Specified Tax Jurisdiction	4.21(a)
Successor Company	5.01(a)
Suspended Covenants	4.01(b)
Suspension Period	4.01(b)
Taxes	4.21(a)

56

Transfer Agent	2.04
Transfer Restricted Notes	Appendix A

Section 1.03. Trust Indenture Act. This Indenture is not qualified under the TIA, and the provisions of the TIA (including "mandatory" provisions thereof) shall not apply to or in any way govern the terms of this Indenture or the Notes or any Note Guarantee, except where specifically made applicable in this Indenture. As a result, no provisions of the TIA (including "mandatory" provisions thereof) are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for purposes of this Indenture.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) "or" is not exclusive;

(d) "including" means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock; and

(i) "jurisdiction of incorporation" means, in respect of any Person registered by way of continuation in the Cayman Islands, the Cayman Islands.

ARTICLE II
THE NOTES

Section 2.01. Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Sections 2.03, 4.04 and 4.06. All Notes shall be identical in all respects other than issue prices, issuance dates and with respect to interest payable on the first interest payment date after issuance.

57

Subject to Section 2.03, the Trustee shall authenticate the Original Notes for original issue on the Issue Date. With respect to any Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Notes pursuant to Section 2.07, 2.09 or 3.06 or Appendix A), the Issuers may issue such Notes but only in compliance with Section 2.03.

Section 2.02. Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Notes and the certificate of authentication included therein shall be substantially in the form of Exhibit A. In the case of any conflict between this Indenture and the Notes, the provisions of this Indenture shall control and govern to the extent of such conflict. The Notes may have notations, legends or endorsements required by the Depositary, law, stock exchange rule, agreements to which any Issuer or any Guarantor is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuers. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are hereby incorporated and expressly made part of this Indenture. The Notes shall be issuable in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Section 2.03. Execution and Authentication. At least one Officer of each Issuer shall sign the Notes for such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication. The Trustee will authenticate and deliver:

(a) (i) Original 2028 Notes for original issue in the aggregate principal amount not to exceed $1,025,000,000, Original 2030 Notes for original issue in the aggregate principal amount not to exceed $515,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuers, after the following conditions have been met:

(A) Receipt by the Trustee of (1) an Officer's Certificate (which shall include the statement specified in Section 12.04) specifying,

(i) the title of such Additional Notes;

(ii) the aggregate principal amount of such Additional Notes;

(iii) the date or dates on which such Additional Notes will be issued and will mature;

(iv) the rate or rates (which may be fixed or floating) at which such Additional Notes shall bear interest and, if applicable, the interest rate basis, formula or other method of determining such interest rate

58

59 or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which such interest will be calculated; (v) the currency or currencies in which such Additional Notes shall be denominated and the currency in which cash or government obligations in connection with such series of Additional Notes may be payable; (vi) the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part; (vii) if other than in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof, the denominations in which such Additional Notes shall be issued and redeemed; (viii) the ISIN, Common Code, CUSIP or other securities identification numbers with respect to such Additional Notes; (ix) the redemption provisions of such Additional Notes, in whole or in part, including, but not limited to, pursuant to any special mandatory redemption in the event that the release from any escrow into which proceeds of the issuance of such Additional Notes are deposited is conditioned on the consummation of any acquisition, Investment, refinancing or other transaction; (x) if the proceeds of such Additional Notes will be deposited into escrow, the escrow of all or a portion of the proceeds of such Additional Notes and the granting of Liens described in clause (v) of the definition of “Permitted Liens” in favor of the Trustee or a security agent solely for the benefit of the holders of such Additional Notes (and not, for the avoidance of doubt, for the benefit of the holders of any other Notes, including Notes of the same series as such Additional Notes), together with all necessary authorizations for the Trustee or such security agent to enter into such arrangements; provided that, for so long as the proceeds of such Additional Notes are in escrow, such Additional Notes shall benefit only from such Liens and shall not be subject to the Intercreditor Agreement or any Additional Intercreditor Agreement and shall not benefit from any Security Interest in the Collateral; (xi) if such Additional Notes will be treated, along with all other Notes, as a single class for the purposes of this Indenture with respect to waivers, amendments and all other matters which are not specifically distinguished for such series; 60 (xii) provisions pursuant to which such Additional Notes are issued bearing a temporary CUSIP, ISIN or Common Code pending the satisfaction of certain conditions, such as the consummation of an acquisition, investment, refinancing or other transaction, and such Additional Notes bearing a temporary CUSIP, ISIN or Common Code may be automatically exchanged for new Additional Notes bearing the same CUSIP, ISIN or Common Code as any existing Notes issued; provided that such Additional Notes are fungible with the Notes issued on the relevant issue date for U.S. federal income tax purposes; (xiii) that the issuance of such Notes does not contravene Section 4.04 and Section 4.06; (xiv) whether the Notes are to be issued as one or more Global Notes or Definitive Notes; and (xv) other information the Issuers may determine to include or the Trustee may reasonably request. (2) A written order executed by an Officer of each of the Issuers requesting the Trustee to authenticate Original Notes or Additional Notes, as the case may be. (B) In the case of Additional Notes that are not fungible with the Original Notes for U.S. federal income tax purposes, such Additional Notes shall bear a different CUSIP, ISIN or Common Code number. A Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent as described below) manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee may appoint an Authentication Agent (if not the Trustee) reasonably acceptable to the Company to authenticate any Notes. Unless limited by the terms of such appointment, an Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authentication Agent. An Authentication Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. Section 2.04. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Transfer Agent”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Issuers will also maintain one or more registrars (the “Registrar”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co- registrars and one or more additional paying agents. The term “Registrar” includes any co- registrars. The term “Paying Agent” includes any additional paying agents. 61 The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Issuers have entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Registrar, co-registrar, Transfer Agent, Paying Agent, additional paying agent or custodian (“Agent”) is hereby authorized to act in accordance with such letter and applicable procedures of DTC. None of the Issuers, the Trustee or any Agent shall have responsibility for any actions taken or not taken by the Depositary. In connection with any proposed transfer outside the book-entry only system, the Issuers, the Holder or DTC shall, to the extent required by applicable tax law, provide or cause to be provided to the Trustee all information that is (i) in their possession, (ii) specifically requested by the Trustee in sufficient detail to permit compliance with such request and (iii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including, if applicable, any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. The Issuers may enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee may, but is not required to, act as such and shall, if it so acts, be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Subsidiaries may act as a Paying Agent or Registrar. The Issuers hereby appoint The Bank of New York Mellon, London Branch, as the Paying Agent and The Bank of New York Mellon SA/NV, Dublin Branch, as Registrar and Transfer Agent. The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, each of The Bank of New York Mellon, London Branch, and The Bank of New York Mellon SA/NV, Dublin Branch, mutatis mutandis, in each case in each of their respective capacities hereunder. The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above and the express acceptance by the Trustee of such appointment. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08. Section 2.05. Paying Agent to Hold Money. Prior to 10:00 a.m., New York City time, on any due date of the principal and interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Paying Agent shall hold for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the 62 payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent and the Trustee may, if an Event of Default has occurred and is continuing, require any Paying Agent to pay forthwith all money so held by it to or as directed by the Trustee and to account for any funds disbursed by the Paying Agent. Upon delivering all money held by it to the Trustee in accordance with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee. Section 2.06. Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest and/or principal payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders. Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Transfer Agent or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note (in accordance with the procedures and requirements of Section 2.03 hereof), if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuers, Trustee and/or the Authentication Agent, as applicable. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee (and the Paying Agent, Registrar, Transfer Agent and Authentication Agent, if not the Trustee) to protect the Issuers, the Trustee, the Paying Agent, the Registrar, any co-registrar, the Transfer Agent and the Authentication Agent, as applicable, from any loss or liability which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note (including attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Issuers. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of the Holders with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes. Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation, those reductions in interests in a Global Note effected by the Trustee in accordance with the

63 provisions hereof and those described in this Section 2.08 as not outstanding. Subject to Section 12.05, a Note does not cease to be outstanding because an Issuer, a Guarantor or an Affiliate of an Issuer or a Guarantor holds the Note. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser. If the Paying Agent holds, in accordance with Section 2.05 of this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue. Section 2.09. Temporary Notes. Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate (in accordance with the procedures and requirements of Section 2.03) Definitive Notes and deliver them in exchange for temporary Notes. Section 2.10. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption or payment and such Notes shall promptly be canceled by the Trustee. The Trustee and no one else shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in its customary manner. The Trustee, upon request of the Issuers, shall deliver a certificate of cancellation to the Issuers. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation, except pursuant to the terms of this Indenture. Section 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date upon notification to the Trustee and shall promptly deliver to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Section 2.12. CUSIP, ISIN or Common Code Numbers. The Issuers in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP,” “ISIN” or “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that none of the Issuers or the Trustee shall have any responsibility for any defect in the “CUSIP,” “ISIN” or “Common Code” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other 64 identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in such numbers. ARTICLE III REDEMPTION Section 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Notes. The Issuers shall give each notice to the Trustee provided for in this Section 3.01 at least 35 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Issuers to the effect that the conditions precedent to such redemption have been complied with. Section 3.02. Selection of Notes to be Redeemed. If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata pass through distribution basis or by such other methods pursuant to the applicable procedures of the depositary unless otherwise required by law; provided that if the Notes are in global form, interests in such Global Notes will be selected for redemption by the applicable Depositary in accordance with its standard procedures therefor. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $200,000. Notes and portions of them the Trustee selects shall be in amounts of $200,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers in writing promptly of the Notes or portions of Notes to be redeemed. Section 3.03. Notice of Redemption. Not less than 10 days nor more than 60 days before a date for redemption of Notes pursuant to paragraph 5 of the Notes (such date, a “Redemption Date”), the Issuers shall send, or cause to be sent, a notice of redemption by first-class mail, or in the case of Notes held in book-entry form, by electronic transmission, to each Holder to be redeemed, at such Holder’s address appearing in the Note register, with a copy to the Trustee. The notice shall identify the Notes to be redeemed (including any CUSIP, Common Code or ISIN numbers, if any) and shall state: (a) the Redemption Date; (b) the redemption price or the calculation, or the method of calculation, of the redemption price; (c) the name and address of the applicable Paying Agent; (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; 65 (e) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed; (f) that, unless the Issuers default in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; (g) if the redemption is conditioned upon one or more conditions precedent, a description of such conditions, and a statement that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the Redemption Date, or by the Redemption Date so delayed and such redemption provisions may be adjusted to comply with the requirements of the applicable Depositary; and (h) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes. Any notice to Holders of Notes of such a redemption pursuant to paragraph 5 of the Notes shall include the appropriate calculation, or method of calculation, of the redemption price, but is not required to include the redemption price itself. The actual redemption price, calculated as described in paragraph 5 of the Notes, must be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, any such request shall be received in writing by the Trustee at least two Business Days prior to the date on which such notice is to be given unless the Trustee consents to a shorter period. Any such notice may be canceled if written notice from the Issuers of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being delivered to any Noteholder or otherwise delivered in accordance with the applicable procedures of the Depositary and shall thereby be void and of no effect. Section 3.04. Effect of Notice of Redemption. Subject to satisfaction of any conditions precedent specified in such notice, once notice of redemption is mailed or otherwise delivered, Notes called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the applicable Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Section 3.05. Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on the Redemption Date, the Issuers shall deposit with the applicable Paying Agent (or, if the Company or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money in U.S. Dollars sufficient to pay the redemption price of and accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related 66 interest payment date) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes or portions thereof to be redeemed. Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate (in accordance with the procedures and requirements of Section 2.03) for the Holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered. Section 3.07. Optional Redemption. (a) The Notes shall be optionally redeemable as set forth in paragraph 5 of the Notes. Any such redemption shall be made in accordance with the provisions of this Article III. (b) Any redemption or notice of redemption issued pursuant to paragraph 5 of the Notes may, in the Company’s discretion, be subject to one or more conditions precedent. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived) by the Redemption Date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of DTC. (c) If the Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date. (d) In the case of any partial redemption, the Trustee will select Notes for redemption on a pro rata pass through distribution basis or by such other methods pursuant to the applicable procedures of the depositary unless otherwise required by law; provided that if the Notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures therefor, although no Note of $200,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. (e) In addition, nothing in the Indenture shall limit the right of the Issuers, the Company or any of their Affiliates to acquire Notes by means other than redemption, whether by tender or exchange offer, open market purchases, negotiated transactions or otherwise, upon such terms, at such prices and with such consideration as they may determine. (f) If the Issuer chooses to exercise its optional right to redeem the Notes pursuant to the provisions summarized above, the Issuer may in its discretion redeem one or more series of Notes, either together or separately.

67 Section 3.08. Mandatory Redemption due to Amortization. (a) Commencing on the first interest payment date and on each interest payment date thereafter for so long as any Original 2028 Notes remain outstanding, the Issuers shall redeem the Original 2028 Notes, in part, on a pro rata pass through distribution basis or by such other methods pursuant to the applicable procedures of the depositary unless otherwise required by law, in an aggregate amount equal to $37,500,000 on each such interest payment date (representing $75,000,000 per annum), at a redemption price equal to 105.000% of the portion of the principal amount of the Original 2028 Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. The Issuers will make each such payment in respect of such redemption to the Holders of record on the immediately preceding May 1 and November 1. (b) Commencing on the first interest payment date and on each interest payment date thereafter for so long as any Original 2030 Notes remain outstanding, the Issuers shall redeem the Original 2030 Notes, in part, on a pro rata pass through distribution basis or by such other methods pursuant to the applicable procedures of the depositary unless otherwise required by law, in an aggregate amount equal to $12,500,000 on each such interest payment date (representing $25,000,000 per annum), at a redemption price equal to 105.000% of the portion of the principal amount of the Original 2030 Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. The Issuers will make each such payment in respect of such redemption to the Holders of record on the immediately preceding May 1 and November 1. ARTICLE IV COVENANTS Section 4.01. Covenant Suspension. During any period of time that: (a) the Notes have Investment Grade Ratings from at least two Rating Agencies, and (b) no Default or Event of Default has occurred and is continuing under this Indenture, (i) the Note Guarantees will be automatically and unconditionally released and discharged (to the extent that guarantees by the Guarantors of all other Pari Passu Indebtedness are substantially concurrently released), (ii) the amount of Excess Proceeds shall be reset at zero, and (iii) the Company and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture: Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.09, Section 4.11, Section 4.14, Section 4.20 and clause (c) of Section 5.01 (collectively, the “Suspended Covenants” and the period of time that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants, the “Suspension Period”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, two or more of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings (the date of such ratings withdrawal or downgrade, the “Reversion Date”), then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after the Reversion Date and, furthermore, for the purpose of compliance with the provisions of 68 Section 4.05 with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made shall be calculated as though Section 4.05 had been in effect prior to, but not during, the Suspension Period, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the Suspension Period (or after that time based solely on events that occurred during that time). The Company will promptly give the Trustee written notice of any such suspension of covenants. In the absence of such notice, the Trustee shall assume that the Suspended Covenants are in full force and effect. Solely for the purpose of determining the amount of Permitted Liens under Section 4.06 during any Suspension Period and without limiting the Company’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in Section 4.06 refer to Section 4.04, such calculations shall be made as though Section 4.04 remains in effect during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (10) of the definition of “Permitted Debt” in Section 4.04. For purposes of determining compliance with Section 4.07 on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. On the Reversion Date, for purposes of determining compliance with Section 4.09, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period shall be deemed to have been entered into pursuant to clause (f) of Section 4.09 and for purposes of determining compliance with Section 4.08, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant shall be deemed to have been entered into pursuant to clause (5) of Section 4.08. No Subsidiaries may be designated as Unrestricted Subsidiaries during any Suspension Period. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any Subsidiary of the Company will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under Section 4.05 and, if not permitted under Section 4.05, such Restricted Payment shall be deemed permitted by clause (c) of the first paragraph of Section 4.05 and shall be deducted for purposes of calculating the amount pursuant to such clause (c) (which may not be less than zero). The Company will give the Trustee written notice of any occurrence of a Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume that the Suspended Covenants apply and are in full force and effect. Section 4.02. Payment of Notes. The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the applicable Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. 69 The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful. Section 4.03. Reports. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods set forth below or as specified in the SEC’s rules and regulations for non-accelerated filers: (1) within two months after the end of the Company’s first three quarterly periods of each year, all quarterly reports that would be required to be filed with the SEC on Form 6-K if the Company is a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act or if the Company would be considered a “foreign private issuer” if it would have been at such time subject to Section 13(a) or 15(d) of the Exchange Act (an “FPI”) or, if the Company is not an FPI, on Form 10-Q, containing, whether or not required by Form 6-K or Form 10-Q, the Company’s unaudited quarterly consolidated financial statements (including a balance sheet, statement of operations, changes in shareholders’ equity and cash flow) and a Management's Discussion and Analysis of Financial Condition and Results of Operations or equivalent disclosure (the “MD&A”) as of the end of and for such fiscal quarter or year to date period to such end of quarter; (2) an annual report on Form 20-F if the Company is an FPI or, if the Company is not an FPI, on Form 10-K, containing, whether or not required, the Company’s audited consolidated financial statements, a report by the Company’s certified independent accountants and an MD&A for such fiscal year; and (3) a current report on Form 6-K if the Company is an FPI or, if the Company is not an FPI, a current report on Form 8-K; provided that the electronic filing of the foregoing reports by the Company on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and any Holder of Notes. Delivery of such reports, information, and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein (including the Company’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls. Notwithstanding the foregoing, (a) the above information will not be required to contain (i) the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X, (ii) any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, (iii) any information contemplated by Rule 3-16 of Regulation S-X, (iv) any schedules required by Regulation S-X, (v) separate financial statements 70 or other information contemplated by Rule 3-05 of Regulation S-X or Article 11 thereof (except that, to the extent that pro forma financial information is required to be provided by the Company, the Company may provide only pro forma revenues, net income, Consolidated EBITDA, senior secured debt, total debt and capital expenditures (or equivalent financial information) in lieu thereof), (vi) any certifications or other documents required by Sections 302, 404 or 906 of the Sarbanes-Oxley Act of 2002 or Items 307 or 308 of Regulation S-K (or equivalent provisions of Form 20-F) or in each such case, any successor provisions or (vii) any exhibits and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein. At any time that any of the Company’s consolidated Subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or a group of Unrestricted Subsidiaries, taken as a whole, constitutes a Significant Subsidiary of the Company, then the quarterly and annual financial information required by the first paragraph of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall maintain a public website (that may be password protected) on which the reports required by this covenant are posted along with details regarding the times and dates of any related conference calls and information on how to obtain access to any such conference calls. In addition, the Company agrees that, if at any time the Company is not required to file with the SEC the reports required by the preceding paragraphs pursuant to the rules and regulations promulgated by the SEC, the Company will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are subject to resale restrictions under Rule 144 under the Securities Act. Any and all Defaults arising from a failure to furnish in a timely manner any information or notice required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing such information or notice as contemplated by this Section 4.03 (but without regard to the date on which such information or notice is so furnished). To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured. Section 4.04. Limitation on Debt and Issuance of Preferred Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or in directly, any Debt, and the Company will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not an Issuer or a Guarantor to issue

71 any shares of Preferred Stock, unless, after giving effect to the application of the proceeds thereof, either: (a) the Debt, Disqualified Stock or Preferred Stock is Debt, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary and after giving effect to the Incurrence or issuance thereof and the application of the proceeds thereof on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00, provided that the aggregate principal amount of Debt, Disqualified Stock and Preferred Stock permitted to be Incurred or issued pursuant to this clause (a) by Restricted Subsidiaries that are not Guarantors may not exceed an aggregate amount equal to the greater of (x) $50 million and (y) 1.75% of Total Assets (measured at the time of Incurrence), plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees and similar fees) incurred in connection with any refinancing thereof, or (b) the Debt, Disqualified Stock or Preferred Stock is Permitted Debt. The term “Permitted Debt” is defined to consist of the following: (1) Debt evidenced by the Notes (but not any Additional Notes) issued on the Issue Date and the Note Guarantees thereof; (2) Debt of the Company or a Restricted Subsidiary Incurred under Credit Facilities up to an aggregate outstanding principal amount not to exceed the greater of $ 260 million and 9% of Total Assets (measured at the time of Incurrence); (3) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in the Company, any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary, whether directly or pursuant to one or more back-to-back transfers) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Company, an Issuer or a Guarantor is the obligor on that Debt and the Debt is owed to a Restricted Subsidiary that is not an Issuer or a Guarantor, except in the case of intercompany current liabilities incurred in the ordinary course of business in connection with cash management activities of the Company and its Restricted Subsidiaries, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the applicable Note Guarantee; (4) (i) Debt, Disqualified Stock and Preferred Stock of a Restricted Subsidiary outstanding on the date on which that Restricted 72 Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary or (ii) Debt, Disqualified Stock or Preferred Stock Incurred or issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary of the Company or was otherwise acquired by the Company; provided that at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt or the issuance of that Disqualified Stock or Preferred Stock and on a pro forma basis, (x) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (a) of this Section 4.04 or (y) the Consolidated Fixed Charge Coverage Ratio is at least equal to such ratio immediately prior to such transaction or designation; (5) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes; (6) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes; (7) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes; (8) Debt in connection with one or more standby letters of credit, bank guarantees, performance or surety bonds or completion guarantees issued by of for the account of the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self- insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (9) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations pursuant to such agreements, in each case, Incurred in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or 73 Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds (including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value)) actually received by the Company or such Restricted Subsidiary in connection with such disposition; (10) Debt of the Company and its Restricted Subsidiaries outstanding on the Issue Date, in each case not otherwise described in clause (1) (or in the case of any Debt under the Super Senior Revolving Credit Facility clause (2)) above that is existing or Incurred on the Issue Date; (11) Debt, Disqualified Stock and Preferred Stock of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $120 million or (y) 4% of Total Assets (measured at the time of Incurrence or issuance); (12) Debt of the Company or a Restricted Subsidiary Incurred, or Disqualified Stock or Preferred Stock issued, in respect of Capital Lease Obligations and Purchase Money Debt, and Sale and Leaseback Transactions, provided that the principal amount of any Debt, Disqualified Stock or Preferred Stock Incurred or issued pursuant to this clause outstanding at any one time may not exceed the greater of (x) $25 million or (y) 1% of Total Assets (measured at the time of Incurrence); (13) Debt of the Company or a Restricted Subsidiary consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause or paragraph of this Section 4.04; (14) [reserved]; (15) Debt under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes); (16) Debt Incurred by the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property or casualty or liability insurance, self-insurance obligations, bids, trade contracts, statutory obligations, customs, importation or performance, bid surety, appeal and similar bonds and completion or performance of guarantees (not for borrowed money) provided in the ordinary course of business, and any letters of credit functioning as or supporting any of the foregoing; 74 (17) (a) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished, refinanced or otherwise covered within 30 Business Days of Incurrence or (b) Debt owed on a short-term basis of no longer than 30 days to banks or financial institutions Incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Subsidiaries; (18) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (18); (19) [reserved] (20) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (a) of this Section 4.04 and clauses (1), (4), (10) or (22) hereof above or this clause (20); (21) [reserved] (22) Incurrence by the Company or any Subsidiary of Limited Recourse Debt, which may be secured but only pursuant to clause (jj) of the definition of “Permitted Liens”; in each case for the purpose of financing a portion of the purchase price and costs and expenses in connection therewith of one or more Vessels (including for the avoidance of doubt the Hull B 367 and the Hull B 368) in a single transaction or series of related transactions, so long as the principal amount of the Debt (including the Limited Recourse Debt) Incurred in such transaction or series of related transactions pursuant to this clause (22) (other than such Debt Incurred to finance a portion of the purchase price of the Hull B 367 and the Hull B 368) is not more than 85% of the purchase price for such acquired Vessel, and Permitted Refinancing Debt in respect thereof; (23) Debt Incurred in the ordinary course of business to finance take-or- pay obligations contained in supply arrangements or to the extent constituting Debt, prepayments for property or services under any Drilling Contract in the ordinary course of business;

75 (24) Debt Incurred or Disqualified Stock or Preferred Stock issued by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy and discharge the Notes in accordance with this Indenture; and (25) Cash Management Obligations and obligations in respect of any agreement providing for credit cards or purchase cards. For purposes of determining compliance with any restriction on the Incurrence of Debt in dollars where Debt is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of such determination. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced will be the U.S. Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this Section 4.04, for purposes of determining compliance with this Section 4.04, increases in Debt solely due to fluctuations in the exchange rate of currencies will not be deemed to exceed the maximum amount that the Company or any Restricted Subsidiary may Incur under any of clauses (1) through (25) of the definition of “Permitted Debt.” Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Debt, the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Debt due to a change in GAAP, will not be deemed to be an incurrence of Debt for purposes of this section 4.04. Notwithstanding anything in this Section 4.04 to the contrary, in the case of any debt incurred to Refinance Debt initially incurred in reliance on a clause of the definition of “Permitted Debt” measured by reference to a percentage of Total Assets at the time of incurrence, if such Refinancing would cause the percentage of Total Assets restriction to be exceeded if calculated based on the percentage of Total Assets on the date of such Refinancing, such percentage of Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being Refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such Refinancing. For purposes of determining compliance with this Section 4.04: (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses and the Company will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above and may later re-classify all or a portion of such item of Debt in any manner that complies with this Section 4.04 and only be required to include the amount and type of such re-classified Debt as the type of Debt to which it is re-classified; provided that Debt outstanding under the Super Senior Revolving Credit 76 Facility on the Issue Date shall at all times be treated as Incurred under clause (2) of the definition of “Permitted Debt” and may not be reclassified; (B) Guarantees of, or obligations in respect of letters of credit or similar instrument or obligation relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included; (C) if obligations in respect of letters of credit, guarantees, Liens, bankers’ acceptances or similar instrument are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to any clause of the definition of “Permitted Debt” in Section 4.04 and the letters of credit, guarantees, Liens, bankers’ acceptance or similar instrument relate to other Debt, then such other Debt shall not be included; (D) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (E) with respect to clauses (2), (11) or (12) of the definition of “Permitted Debt” in this Section 4.04, if at any time that the Company would be entitled to have Incurred any then outstanding item of Debt pursuant to clause (a) of this Section 4.04 such item of Debt shall (unless otherwise elected by the Company) be automatically reclassified into an item of Debt Incurred pursuant to clause (a) of this Section 4.04; (F) for purposes of determining compliance with this Section 4.04, with respect to Debt incurred under a Credit Facility, reborrowings of amounts previously repaid pursuant to provisions under a Credit Facility that provide that Debt is deemed to be repaid periodically shall only be deemed for purposes of this Section 4.04 to have been incurred on the date such Debt was first incurred and not on the date of any subsequent reborrowing thereof; (G) in the event that the Company or a Restricted Subsidiary enters into or increases commitments under a revolving Credit Facility (including, without limitation, the Super Senior Revolving Credit Facility) the incurrence will, at the Company’s option, either (a) be determined on the date of such revolving Credit Facility or the entry into or increase in commitments or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and the Company may revoke such determination at any time and from time to time; and (H) Debt permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Debt. 77 Section 4.05. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment unless at the time of, and after giving effect to, the proposed Restricted Payment, (a) no Default or Event of Default shall have occurred and be continuing, (b) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.04, on a pro forma basis, and (c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after the Issue Date (and not returned or rescinded), other than Restricted Payments made pursuant to clauses (b) through (o) of the paragraph below (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value), would not exceed an amount equal to the sum of: (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2023 to and including the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment and for which consolidated financial statements are internally available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus (2) Capital Stock Sale Proceeds or any contribution to the Company’s equity capital received after the first day of the financial quarter in which the Issue Date occurs, plus (3) the sum of: (A) the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the first day of the financial quarter in which the Issue Date occurs of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Excluded Contributions and Disqualified Stock) of the Company, and (B) the aggregate amount by which Debt of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the first day of the financial quarter in which the Issue Date occurs upon the conversion or exchange of any Debt issued or sold on or prior to the first day of the financial quarter in which the Issue Date occurs that is convertible or exchangeable or exchanged for Capital Stock (other than Disqualified Stock) of the Company, (C) excluding, in the case of clause (A) or (B), any Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the 78 Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary, plus (4) an amount equal to the sum of: (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends or distributions, Repayments of loans or advances or other transfers of Property made after the first day of the financial quarter in which the Issue Date occurs, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and (B) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or all of the assets of such Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary, or the Unrestricted Subsidiary is merged, amalgamated or consolidated into the Company or a Restricted Subsidiary, (i) 100% of such amount received in cash (ii) the portion (proportionate to the Company’s direct or indirect equity interest in the Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary and (iii) (without double counting any amounts included in the preceding clause (ii)) the Fair Market Value of any property or marketable securities received by the Company or any Restricted Subsidiary in respect of such redesignation, merger, amalgamation, consolidation or transfer of assets (provided that such designation occurs after the Issue Date), plus (5) any cash dividends or cash distributions received directly or indirectly by the Company or a Restricted Subsidiary after the first day of the financial quarter in which the Issue Date occurs from an Unrestricted Subsidiary, to the extent such dividends or distributions were not otherwise included in Consolidated Net Income (other than to the extent such distribution represents a return of capital and the Investment in such Unrestricted Subsidiary was made by the Restricted Subsidiary pursuant to clause (j) of this Section 4.05 or to the extent such Investment constituted a Permitted Investment). Notwithstanding the foregoing limitation, the Company may: (a) declare or pay dividends on its Capital Stock or distributions, or the consummation of any repurchase or redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption or repurchase notice, as the case may be, if, on said date of declaration or redemption or repurchase notice, such dividends, distributions, repurchase or redemption, as the case may be, could have been paid in compliance with this Indenture; (b) make Restricted Payments in exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified

79 Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees) or any contributions to the equity capital of the Company; provided, however, that the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) of this Section 4.05; (c) purchase, repurchase, redeem, legally defease, acquire or otherwise retire for value any Subordinated Obligations or Disqualified Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt (in the case of Subordinated Obligations) or Disqualified Stock; (d) declare and pay dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, issued pursuant to and in compliance with Section 4.04; (e) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary receives dividends on a pro rata basis or a more favorable basis to the Company or a Restricted Subsidiary; (f) make cash payments in lieu of the issuance of fractional shares; (g) make repurchases of shares of Capital Stock of the Company deemed to occur (i) upon the exercise of options to purchase shares of Capital Stock of the Company, warrants, other rights to acquire Capital Stock if such shares of Capital Stock of the Company represent a portion of the exercise price of such options, warrants or other rights and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award; (h) [reserved] (i) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control Triggering Event of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has previously made the offer to purchase Notes required under Section 4.07 or Section 4.12 and has repurchased all Notes validly tendered and now withdrawn in connection with such offer to purchase Notes pursuant to Section 4.07 or Section 4.12; (j) make other Restricted Payments at any time outstanding not to exceed the greater of (x) $75 million or (y) 2.5% of Total Assets in the aggregate (measured at the time of Incurrence); (k) the making of (i) cash payments made by the Company or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of, or otherwise in connection with conversion of, convertible or exchangeable Debt issued in a convertible or exchangeable notes offering in an aggregate amount since the Issue Date not to 80 exceed the principal amount of such convertible or exchangeable Debt or payments in satisfaction of any other repurchase obligation or other payment required under the terms of such Debt and (ii) any payments by the Company or any of its Restricted Subsidiaries pursuant to the initiation, exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions in connection with the issuance of convertible or exchangeable Debt; (l) make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.04 and constitutes Permitted Refinancing Debt; (m) so long as no Default or Event of Default has occurred and is continuing or will result therefrom, make other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the Incurrence of any Debt to finance such payment), the Consolidated Leverage Ratio would not be greater than 1.5 to 1.0; (n) make payments or distributions to dissenting shareholders (a) pursuant to applicable law or (b) in connection with a consolidation, merger, amalgamation or transfer of assets in connection with a transaction that is not prohibited by this Indenture; and (o) make Restricted Payments with Excluded Contributions. For purposes of determining compliance with this Section 4.05, in the event that any Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the first paragraph of this Section 4.05 or preceding clauses (a) through (o) above and/or one or more of the clauses contained in the definition of “Permitted Investment,” the Company will, in its sole discretion, be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, such Restricted Payment or Investment (or any portion thereof) among the first paragraph of this Section 4.05 and/or such clauses (a) through (o) and/or one or more clauses contained in the definition of “Permitted Investment” in a manner that otherwise complies with this Section 4.05. For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in another currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Section 4.06. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (each, an “Initial Lien”) that secures obligations under any Debt or any related Guarantee upon any of its Property 81 (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom unless: (a) in the case of Liens on the Collateral, such Initial Lien is a Permitted Collateral Lien; or (b) in the case of any Initial Lien on any Property that is not Collateral, either (x) the Notes (or a Note Guarantee in the case of Initial Liens on Property of a Guarantor) will be secured by that Initial Lien equally and ratably with (or prior to, in the case of an Initial Lien that secures any Subordinated Obligation) all other Debt of the Company or any Restricted Subsidiary secured by such Initial Lien or (y) such Initial Lien is a Permitted Lien; except that the foregoing shall not apply to Liens securing the Notes (other than any Additional Notes) and the related Note Guarantees. Any Lien created for the benefit of the Noteholders pursuant to this Section 4.06 shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clause (b) of this Section 4.06. Section 4.07. Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (a) the Company or the Restricted Subsidiary receives consideration (measured either, at the option of the Company, at the time of the Asset Sale or as of the date of the definitive agreement with respect to such Asset Sale) at least equal to the Fair Market Value of the Property subject to that Asset Sale; and (b) at least 75% of the aggregate consideration paid to (or for the account of) the Company or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities. The foregoing shall not apply with respect to any involuntary loss or other Involuntary Dispositions of any assets. For the purposes of this Section 4.07: (1) (x) securities, instruments, notes or other assets received by the Company or any Restricted Subsidiary from the purchaser that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days after the receipt thereof shall be considered to be cash to the extent of the cash received in that conversion and (y) any cash payments received with respect to instruments, notes, securities or other assets referred to in the foregoing clause (x) within 180 days of receipt of such instruments, notes, securities or other assets; (2) any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support 82 indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash; (3) Productive Assets received by the Company or any Restricted Subsidiary in connection with the Asset Sale shall be considered to be cash; (4) the requirement that at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or Cash Equivalents or assumed liabilities shall also be considered satisfied if the cash or Cash Equivalents received constitutes at least 75% of the consideration received by the Company or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis; and (5) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in connection with the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received in respect of Asset Sales, that at that time outstanding does not exceed the greater of (x) $60 million or (y) 2% of Total Assets shall be considered to be cash. Within 365 days after the receipt thereof, any Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or the Restricted Subsidiary elects (or is required by the terms of any Debt): (a) to: (1) reduce, repay, prepay or purchase Debt under the Super Senior Revolving Credit Facility; or (2) reduce, repay, prepay, redeem or purchase Senior Secured Debt (other than Debt described under (1) above) (provided, that if the Company or any Restricted Subsidiary shall so reduce such Senior Secured Debt other than the Notes, the Issuers will equally and ratably reduce Obligations under the Notes) and to the extent the Obligations under the Notes are reduced or repaid, they shall be reduced or repaid in accordance with the provisions set forth under Section 3.07, Section 4.27, through open market purchases or privately negotiated transactions (provided, that such purchases are at or above 100% of the principal amount thereof) or through an offer to purchase Notes (in accordance with the procedures set forth below for an Asset Disposition Offer (as defined below)) or pursuant to the amortization provisions of this Indenture; provided, that all Net Available Cash used to make such an offer to purchase shall be deemed to have been so applied whether or not accepted by the Noteholders; or (3) (i) make an offer to purchase Notes (in accordance with the procedures set forth below for an Asset Disposition Offer); provided, that all Net Available Cash used to make such an offer to purchase shall be deemed to have been so applied whether or not accepted by the Noteholders or (ii) repurchase or redeem the Notes in accordance with the provisions set forth under Section 3.07 or through open market purchases or privately negotiated transactions (provided, that such purchases are at or above 100% of the principal amount thereof); or

83 (4) reduce, repay, prepay, redeem or purchase Debt of a non-Guarantor Subsidiary, other than Debt owed to the Issuers or another Restricted Subsidiary; or (b) to make (1) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock of a Restricted Subsidiary or results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (2) capital expenditures in respect of the Company, a Restricted Subsidiary or their respective assets or (3) acquisitions of other properties or assets to be held by the Company or a Restricted Subsidiary (including assets that replace the business, properties and assets of the Company or any of its Restricted Subsidiaries that were the subject of such Asset Disposition), in the case of each of (1), (2) and (3), used or useful in a Permitted Business; provided that a binding commitment to apply Net Available Cash as set forth in clause (b) above shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of the end of such 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before the Net Available Cash are applied in connection therewith, then the Company or such Restricted Subsidiary shall be permitted to apply the Net Available Cash in any manner set forth above before the expiration of such 180-day period and, in the event the Company or such Restricted Subsidiary fails to do so, then such Net Available Cash shall constitute Excess Proceeds (as defined below). Any Net Available Cash from an Asset Disposition that are not invested or applied as provided and within the time period set forth in the second paragraph of this Section 4.07 will be deemed to constitute “Excess Proceeds.” The Issuers shall make an offer to all Noteholders (an “Asset Disposition Offer”) and all holders of any other Senior Secured Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum aggregate principal amount of the Notes (equal to $200,000 or integral multiples of $1,000 in excess thereof) and such Senior Secured Debt (plus all accrued interest on such Debt and the amount of all fees and expenses, including premiums, incurred in connection therewith), that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Notes or Senior Secured Debt were issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Indenture or the agreements governing such Senior Secured Debt, as applicable. The Issuers will commence an Asset Disposition Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $25.0 million by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may, at its election, satisfy the foregoing obligations with respect to any Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the relevant 365-day period (or such longer period provided above). 84 To the extent that the aggregate amount of Notes and Senior Secured Debt tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and Senior Secured Debt surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the applicable agent or the Issuer shall select such Senior Secured Debt to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes tendered (with adjustments as necessary so that no Notes will be repurchased in part in an unauthorized denomination) or such Senior Secured Debt tendered; provided that if the Notes are in global form, interests in such global notes will be selected for repurchase by DTC in accordance with its standard procedures therefor, although no Note of $200,000 in original principal amount or less will be repurchased in part. Upon completion of any such Asset Disposition Offer, the amount of Excess Proceeds that resulted in the Asset Disposition Offer shall be reset to zero. Pending the final application of any Excess Proceeds, the Issuers (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Excess Proceeds in any manner that is not prohibited by this Indenture. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Section 4.07 by virtue thereof. The provisions under this Indenture relating to the Issuers’ obligations to make an Asset Disposition Offer may be waived or modified with the written consent of a majority in principal amount of the outstanding Notes. Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to: (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed, to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Debt Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances or pay Debt or other obligation), or 85 (c) sell, lease or transfer any of its Property to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above). The foregoing limitations will not apply to: (1) restrictions in effect or entered into on the Issue Date, including, but not limited to the Super Senior Revolving Credit Facility, this Indenture, the Notes and the Notes Guarantees; (2) restrictions relating to any agreements or instruments of a Person existing at the time it became a Restricted Subsidiary or to any agreements or instruments relating to any Property at the time acquired by the Company or any Restricted Subsidiary, in each case if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or such Property was acquired by the Company or a Restricted Subsidiary; (3) restrictions that result from any amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing of Debt or other agreement or instrument referred to in this Section 4.08, provided that the restriction contained in such amendment, restatement, modification, renewal, supplement, extension, replacement or Refinancing is not materially more restrictive (as determined in good faith by the Company), taken as a whole, than the restrictions of the same type contained in the agreements or instruments referred to in this Section 4.08, as applicable; (4) restrictions resulting from the Incurrence of any Debt Incurred in accordance with Section 4.04, provided that either (1) the restriction is no less favorable to the holders of Notes in any material respect (as determined in good faith by the Company) than the restrictions of the same type contained in this Indenture or (2) the Company reasonably determined in good faith that such restrictions are not reasonably likely to impair the Issuers’ ability to make principal and interest payments on the Notes; (5) restrictions existing by reason of applicable law, rule, regulation or order; (6) with respect to clause (c) of this Section 4.08 only, restrictions relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to Section 4.04 and Section 4.06 that limit the right of the debtor to Dispose of the Property securing that Debt; (7) restrictions encumbering Property at the time the Property was acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition; (8) restrictions resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without 86 limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder; (9) restrictions which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale; (10) restrictions existing pursuant to any Debt Incurred , which restrictions are customary for a financing of such type, and which are otherwise permitted under this Indenture, provided, however, that the Company reasonably determines in good faith that such restrictions are not reasonably likely to impair the Issuers ability to make principal and interest payments on the Notes; (11) restrictions existing by reason of the Note Documents; (12) restrictions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (14) in the case of the provision described in clause (c) of the first paragraph of this Section 4.08, restrictions arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof; (15) restrictions contained in Hedging Obligations; (16) restrictions constituting customary restrictions with respect to a Securitization Subsidiary, pursuant to the terms of a Permitted Receivables Financing or Permitted Supply Chain Financing; (17) with respect to clause (c) of this Section 4.08 only, restrictions on property under a charter, lease, sub-lease or other agreement (including any Drilling Contracts, charterparty agreements, rig operating, service or management agreements or pool agreements) that has been entered into in the ordinary course for the employment, charter or other hire of such property; (18) with respect to clause (c) of this Section 4.08 only, restrictions resulting from (i) any Drilling Contracts with respect to any Vessels; provided that such encumbrance or restriction only extends to the Vessel or other such asset (other than cash or Cash Equivalents) subject to such Drilling Contract or (ii) any joint venture agreement or similar arrangement with respect to any joint venture that imposes restrictions on the transfer or assignment of the Capital Stock in such joint venture or Property of such joint venture;

87 (19) restrictions on cash or other deposits or net worth imposed by customers, suppliers or vendors pursuant to contracts entered into in the ordinary course of business; (20) encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Guarantor; and (21) restrictions contained in any Limited Recourse Debt. Section 4.09. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving payments in excess of $20 million, unless: (a) the terms of such Affiliate Transaction are not materially less favorable to the Company or that Restricted Subsidiary, as the case may be, taken as a whole, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view (in each case, as determined in good faith by the Company), and (b) if the Affiliate Transaction involves aggregate payments or value in excess of $50 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors, if any) approves the Affiliate Transaction and in its good faith judgment determines that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a resolution of the Board of Directors delivered to the trustee. Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following: (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; (b) any Restricted Payment permitted to be made pursuant to Section 4.05 or any Permitted Investment; (c) any employment, consulting, service, severance, termination agreement, employee benefit plan, compensation arrangement, reimbursement or indemnification arrangement, or any similar arrangement entered into by the Company or a Restricted Subsidiary with a current or former director, officer or employee of the Company or a Restricted Subsidiary and payments related thereto, in each case in the ordinary course of business or that is otherwise customary; or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and 88 employees of the Company or a Restricted Subsidiary approved by the Board of Directors of the Company; (d) (i) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (ii) loans and advances to employees made in the ordinary course of business in compliance with applicable laws; (e) any issuance, transfer or sale of shares of Capital Stock (other than Disqualified Stock) of the Company; (f) any agreement as in effect on the Issue Date, including the Intercreditor Agreement, or any amendment, modification, supplement, extension or renewal thereto (so long as such amendment, modification, supplement, extension or renewal is not materially adverse to the interests of the Noteholders when taken as a whole as compared to the original Affiliate Transaction, as determined in good faith by the Company) or any transaction or payments contemplated thereby; (g) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders, in the good faith determination of the Company, than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation or consolidation; (h) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the good faith determination of the Company, such transactions are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view (in each case, as determined in good faith by the Company); (i) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; (j) the Transactions and the payment of all fees and expenses related to the Transactions; 89 (k) any service, purchase, lease, supply or similar agreement entered into in the ordinary course of business or for legitimate business purposes (including, without limitation, pursuant to any joint venture agreement) between the Company or any Restricted Subsidiary and any Affiliate that is a customer, client, supplier, purchaser or seller of goods or services and any transactions with joint ventures, including transactions for the purchase or sale of goods, equipment or services ,so long as the Company determines in good faith that any such agreement or transaction is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arms’-length transaction; (l) pledges of equity interests of Unrestricted Subsidiaries and any Guarantee given solely to support such pledge, which Guarantee constitutes Limited Recourse Debt; (m) transactions entered into as part of a Permitted Receivables Financing on customary terms (as determined by the Company’s Board of Directors); (n) intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Company and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture provided, however, that such transactions are not reasonably expected to result in a deemed taxable exchange of the Notes by holders for U.S. federal income tax purposes; (o) the provision of services in the ordinary course of business at rates comparable to those offered to third-party customers to an Affiliate which would constitute an Affiliate Transaction solely as a result of the Company or any of the Restricted Subsidiaries being in or under common control with such Affiliate; (p) payments by the Company or any Restricted Subsidiary to Affiliates made for any financial advisory or other advisory services which payments are approved by a majority of the Board of Directors of the Company in good faith and share lending activities in connection with financing transactions of the Company; (q) transactions with Affiliates of the Company solely in their capacity as holders of Debt or Capital Stock of the Company or any Restricted Subsidiary, provided, that (i) a significant amount of the Debt or Capital Stock of the same class is also held by persons that are not Affiliates of the Company, (ii) any such transaction is with all holders of the applicable class of Debt or Capital Stock and (iii) such Affiliates are treated no more favorably than non-Affiliate holders of such Debt or Capital Stock generally; and (r) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company or an Affiliate of the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person. Section 4.10. Designation of Restricted and Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation, consolidation or other business combination transaction, or Investment therein, but excluding the Issuers) to be an Unrestricted Subsidiary if: 90 (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) immediately before and immediately after such designation, no Event of Default shall have occurred and be continuing, and (c) any of the following: (1) the Subsidiary to be so designated has total assets of $1,000 or less, or (2) if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted as a Permitted Investment or as a Restricted Payment under Section 4.05. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Person is a Subsidiary of an Unrestricted Subsidiary. Except as provided in the first sentence of the preceding paragraph and as set forth in clause (a) of the definition of “Unrestricted Subsidiary”, no Restricted Subsidiary may be designated or redesignated as an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving effect on a pro forma basis to the designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (a) of Section 4.04, and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Any designation or redesignation of this kind by the Company will be evidenced to the Trustee by providing the Trustee with an Officer’s Certificate that specifies such designation or redesignation and: (a) certifies that the designation or redesignation complies with the foregoing provisions, and (b) gives the effective date of the designation or redesignation. Notwithstanding the foregoing, the Company shall ensure that no direct or indirect Permitted Investments in Borr Vale Inc. and Borr Var Inc. (or any direct or indirect parent company thereof) are used, directly or indirectly, for Restricted Payments to any holder of equity of the Company, including, without limitation, any dividends or distributions (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company.

91 Section 4.11. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless: (a) the Company or that Restricted Subsidiary would be entitled to: (1) Incur Debt in an amount equal to the Attributable Debt with respect to that Sale and Leaseback Transaction pursuant to Section 4.04, and (2) create a Lien on the Property securing that Attributable Debt without also securing the Notes pursuant to Section 4.06, and (b)  the Sale and Leaseback Transaction is effected in compliance with Section 4.07 after treating all the cash or Cash Equivalents received in such Sale and Leaseback Transaction as Net Available Cash under such Section 4.07. Section 4.12. Repurchase of Notes Upon a Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Issuers to repurchase all or any part of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to, but excluding, the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obliged to repurchase Notes as described under this Section 4.12 in the event and to the extent that (i) it has unconditionally exercised its right to redeem all the Notes as described under Section 3.07 and all conditions to such redemption have been satisfied or waived or (ii) a third party makes a Change of Control Offer as provided in clause (d) of this Section 4.12. (b) Within 30 days following any Change of Control Triggering Event or, at the Issuers’ option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuers shall send or cause to be sent by first-class mail (or electronic transmission in the case of Notes held in book-entry form), with a copy to the Trustee, to each Holder of Notes, at such holder’s address appearing in the Note register, a notice stating: (1) that a Change of Control Triggering Event has occurred or, if the notice is sent prior to the occurrence of a Change of Control Triggering Event, may occur and a Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes validly tendered and not withdrawn will be accepted for repurchase; (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 20 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”); 92 (3) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and (4) if such notice is sent prior to the occurrence of a Change of Control Triggering Event, that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and describing each such condition, and, if applicable, that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time (but not more than 60 days after the notice is sent) as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Issuers shall determine that any or all such conditions shall not have been satisfied by the relevant payment date. (c) By 10:00 a.m. (New York time) on, or prior to, the Change of Control Payment Date, the Issuers shall irrevocably deposit with either the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) cash in an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.12. On the Change of Control Payment Date, the Issuers shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuers for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or, in the case of Global Notes, deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Issuers to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Issuers promptly after the Change of Control Payment Date. (d) The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture to redeem all of the Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied, or (3) in connection with or in contemplation of any Change of Control, the Company (or a third party) has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all such Notes properly tendered in accordance with the terms of the Alternate Offer. (e)  The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Issuers 93 will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.12 by virtue of such compliance. Section 4.13. Further Instruments and Acts. Upon the written request of the Trustee, the Issuers shall execute or cause to be executed and deliver or cause to be delivered such further instruments (including but not limited to Officer’s Certificates and Opinions of Counsel) and do such further acts as shall be expressly required under the terms of this Indenture. Section 4.14. Additional Note Guarantees. (a) After the Issue Date, if any Restricted Subsidiary of the Company (other than the Issuers or any Guarantor) guarantees any Debt of the Company, the Issuers or any Guarantor under any Syndicated Facility (including the Super Senior Revolving Credit Facility or any other syndicated credit facility) or capital markets Debt in an aggregate principal amount in excess of $35 million, such Restricted Subsidiary shall within 30 days execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Restricted Subsidiary; provided that this Section 4.14 shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Each Note Guarantee shall be released in accordance with the provisions of Section 10.09. (b) Notwithstanding anything to the contrary in this Indenture, any Note Guarantee issued by any Subsidiary may be modified as necessary or appropriate to (1) comply with applicable law, (2) avoid any general legal limitations and to recognize certain defenses generally available to guarantors such as general statutory limitations, fraudulent conveyance or transfer, voidable preference, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors (collectively referred to as “Agreed Guarantee Principles”), in each case as determined by the Company in its good faith discretion. (c) [reserved] (d) Future Note Guarantees granted pursuant to this provision shall be released as set forth in Section 10.09. In addition, a Note Guarantee of a future Guarantor granted pursuant to this Section 4.14 will be deemed to provide by its terms that it shall be automatically and unconditionally released and discharged (x) if at the date of such release there is no Debt of such Guarantor outstanding which was Incurred after the Issue Date and which could not have been Incurred in compliance with this Indenture as at the date of such release if such Guarantor were not designated as a Guarantor as at that date or (y) with the release of all such future Guarantor’s Note Guarantee or other assumptions of liability for any Syndicated Facility or capital markets Debt of an Issuer or any Guarantor that required the granting of a Note Guarantee pursuant to this provision by such future Guarantor. The Trustee and the Security Agent shall each take all necessary actions, including the granting of releases or waivers under the Intercreditor Agreement or any Additional Intercreditor Agreement, reasonably requested by, and at the cost of, the Issuers 94 to evidence any release of a Note Guarantee in accordance with these provisions, subject to customary protections or indemnifications. Section 4.15. Collateral. (a) Each Person that becomes a Guarantor after the Issue Date shall, to the extent required by this Indenture and subject to any applicable limitation in this Indenture and any Security Document, also become a party to the applicable Security Documents pursuant to the terms of this Indenture and, within the time periods set forth in this Indenture and the applicable Security Documents, shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of Collateral that this Indenture provides may be delivered after the Issue Date (to the extent, and substantially in the form delivered on the Issue Date or the date first delivered, as applicable (but no greater scope))), as may be necessary to vest in the Security Agent a perfected first-priority security interest (subject to Liens permitted by Section 4.06, the definition of “Permitted Liens” and the Agreed Security Principles) in properties and assets that constitute Collateral, as security for such Guarantor’s Note Guarantee and as may be necessary in order to have such property or asset added to the Collateral as required under, and subject to the limitations set forth in the Security Documents and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect. Future Liens granted pursuant to this provision shall be released as set forth in Section 4.06 or Section 11.03, as applicable. In addition, a Lien of a future Guarantor granted pursuant to this Section 4.15 will be deemed to provide by its terms that it shall be automatically and unconditionally released and discharged with the release of such future Guarantor’s Note Guarantee or other assumptions of liability for any Syndicated Facility or capital markets Debt of an Issuer or any Guarantor that required the granting of a Note Guarantee pursuant to Section 4.14 by such future Guarantor. The Trustee and the Security Agent shall each take all necessary actions, including the granting of releases or waivers under the Intercreditor Agreement or any Additional Intercreditor Agreement, reasonably requested by, and at the cost of, the Issuers to evidence any release of a Note Guarantee in accordance with these provisions, subject to customary protections or indemnifications. (b) [reserved] (c) To the extent that any instrument or deliverable under the Security Documents relating to the Notes is not delivered on or prior to the Issue Date with respect to the Collateral, the Issuers will, and will cause the Guarantors to, deliver such instruments and deliverables within 60 days from the Business Day falling immediately after the Issue Date or, if longer in accordance with the timelines for delivery of any such instrument or deliverable under the relevant Security Document. Section 4.16. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), provided that the Company is not required to maintain or preserve the existence of any Restricted Subsidiary, if the maintenance or preservation thereof, in the

95 judgment of the Company, is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section 4.16 does not prohibit or restrict any transaction otherwise permitted by Section 4.07 or Article V. Section 4.17. Payment of Taxes. The Company will pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge, before the same become delinquent (i) all material taxes, assessments and governmental charges levied, other than any such tax, assessment, charge which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders. Section 4.18. [reserved] Section 4.19. Annual Officer’s Certificate as to Compliance. Within 120 days after the end of its fiscal year, the Issuers shall deliver to the Trustee a certificate (which need not comply with Section 12.04 of this Indenture) executed by the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer’s knowledge of the Issuers’ compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture. Section 4.20. Limitation on Accounts Receivables Facilities. The Company and its Restricted Subsidiaries may sell, transfer or otherwise Dispose of accounts receivable to a Securitization Subsidiary or an unaffiliated third party in connection with a Permitted Receivables Financing or a Permitted Supply Chain Financing; provided that: (a) the sale, transfer or other disposition is in connection with a Permitted Receivables Financing or Permitted Supply Chain Financing, as applicable; and (b) the aggregate consideration received in each such sale, transfer or other disposition is at least equal to the Fair Market Value of the receivables sold. Section 4.21. Additional Amounts. (a) All payments made by or on behalf of the Issuers or any Guarantor under or with respect to the Notes or the Note Guarantees will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other similar governmental charge (including penalties, additions to tax, interest and other liabilities related thereto) (hereinafter “Taxes” and each, a “Tax”) unless the withholding or deduction of such Taxes is required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuers or any Guarantor (including any successor entity) is incorporated, organized, carrying on a business through a branch, agency or permanent establishment or is treated as resident for tax purposes or any jurisdiction by or through which payment is made by or on behalf of the Issuers or any Guarantor (including any successor entity) under or with respect to the Notes or Note Guarantees or any political subdivision thereof or therein (each a “Specified Tax Jurisdiction” and such Taxes, “Indemnified Taxes”), will at any time be required to be made from any payments made under or with respect to the Notes or the Note Guarantees, the relevant Issuer or Guarantor or other payor, 96 as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by each Holder after such withholding or deduction (including any withholding or deduction from Additional Amounts) will not be less than the amount such Holder would have received if such Indemnified Taxes had not been withheld or deducted. (b) Indemnified Taxes do not include: (1) any Taxes to the extent such Taxes would not have been so imposed but for the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) having any present or former connection with the Specified Tax Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being organized, incorporated or domiciled therein, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein (other than arising solely from the mere acquisition, ownership, holding, enforcement, exercise of rights or receipt of payment in respect of the Notes or the Note Guarantees); (2) any estate, inheritance, gift, sales, excise, transfer, capital gains, personal property Tax or similar Taxes; (3) any Taxes to the extent such Taxes are imposed as a result of the failure of the Holder or beneficial owner of the Notes(i) to complete, execute and deliver to the Issuers, or the relevant Guarantor, as applicable, any form or document that such Holder or beneficial owner legally can complete, execute, and deliver, that may be required by law (or by reason of administration of such law) or tax treaty and that is reasonably requested to be delivered to the Issuers or the relevant Guarantor in order to enable the Issuers or the relevant Guarantor to make payments on the Notes without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, or (ii) to deliver such form or document within 30 days of a written request therefor by any of the Issuers or the relevant Guarantor; (4) any Taxes to the extent such Taxes would not have been so imposed but for the beneficiary of the payment having presented a Note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (5) any Taxes to the extent such Taxes are imposed on a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another Paying Agent in a member state of the European Union; (6) any Taxes to the extent such Taxes are payable other than by deduction or withholding at source; 97 (7) any Taxes imposed pursuant to sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof, any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement), or any agreement entered into pursuant to section 1471(b)(1) of the Code; and (8)  any combination of items (1) through (7) above. (c)  Neither the Issuers nor the relevant Guarantor will pay any Additional Amounts to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent that the obligation to pay Additional Amounts would be reduced or eliminated by transferring the Notes in question to the sole beneficial owner, but only if there is no material commercial or legal impediment to, or material cost associated with, transferring the Notes to the sole beneficial owner. (d) For avoidance of doubt, any reference in this Indenture to the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes or the Note Guarantees, will be deemed to include payment of Additional Amounts as described above to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. For the further avoidance of doubt, with respect to Notes represented by a global note, a Holder with respect to Additional Amounts shall be deemed to include a Holder representing the interests of a beneficial owner of the Notes or acting on behalf of a beneficial owner of the Notes. (e) The Issuers or the relevant Guarantor, as applicable, will also pay any present or future stamp, issue, registration, value added, court or documentary Taxes or any other excise or property Taxes (including penalties, additional amounts, interest and any other liabilities and reasonable expenses related thereto) that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other document or instrument in relation thereof. (f) If the Issuers or any Guarantor becomes obligated to pay Additional Amounts, they will deliver to the Trustee and Paying Agent an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable, along with other information reasonably necessary to enable the Trustee and Paying Agent to pay Additional Amounts to Holders on the relevant payment date. (g) The Issuer or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. The Issuer will provide to the Trustee (or to a holder upon request) within 60 days after the date the payment of any Taxes so withheld or deducted is made an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee or the holder (as applicable) evidencing the payment of any Taxes so deducted or withheld. 98 (h) The obligations of the Issuers and the Guarantors to pay Additional Amounts and other amounts described above will survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder of its Notes, and will apply mutatis mutandis to any jurisdiction in which any successor person to any of the Issuers or any Guarantor is organized, incorporated, engaged in business or is otherwise resident or treated as resident for tax purposes or any jurisdiction from or through which payment is made or any political subdivision or authority or agency thereof or therein. Section 4.22. [reserved] Section 4.23. Impairment of Security Interest. The Company shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take any action that would have the result of materially impairing the Security Interest with respect to the Collateral (it being understood, subject to the proviso below, that the Incurrence of Liens on Collateral shall under no circumstances be deemed to materially impair the Security Interest with respect to the Collateral), and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Agent, for the benefit of the Trustee and the Noteholders and the other beneficiaries described in the Security Documents and the Intercreditor Agreement or any Additional Intercreditor Agreement, any interest whatsoever in any of the Collateral, except that (1) the Company and its Restricted Subsidiaries may Incur Permitted Collateral Liens; (2) the Collateral may be amended, extended, renewed, restated, supplemented, released or otherwise modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) in accordance with this Indenture, the applicable Security Documents or the Intercreditor Agreement or any Additional Intercreditor Agreement, including in connection with a Permitted Reorganization or Change of Flag; and (3) the applicable Security Document may be amended, extended, renewed, restated, supplemented, released or otherwise modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) from time to time (i) to cure any ambiguity, mistake, omission, defect, manifest error or inconsistency therein, (ii) to comply with, or in accordance with, the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, (iii) to add Collateral, (iv) to evidence the succession of another Person as an Issuer or Guarantor (or addition of a Co-issuer of the Notes) and the assumption by such successor (or such co-issuer) of the obligations under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents, in each case, including a Permitted Reorganization or in accordance with Article V, (v) to evidence and provide for the acceptance of the appointment of a successor Trustee or Security Agent or (vi) in any manner that does not adversely affect the Noteholders in any material respect; provided, however, that, except with respect to any discharge or release in accordance with this Indenture or the Intercreditor Agreement or any Additional Intercreditor Agreement, the Incurrence of Permitted Collateral Liens or any action expressly permitted by this Indenture or the Intercreditor Agreement or any Additional Intercreditor Agreement (including for the avoidance of doubt, clause (3) above), the Security Documents may not be amended, extended, renewed, restated, supplemented, released or otherwise modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), unless contemporaneously with any such action, the Company delivers to the Trustee, either (i) a solvency opinion from an Independent Financial Advisor confirming the solvency of the relevant Person and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least

99 equivalent ranking over the same assets), (ii) a certificate from the chief financial officer or Board of Directors of the relevant Person which confirms the solvency of the person granting such Security Interest after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), or (iii) an Opinion of Counsel, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Security Documents, so amended, extended, renewed, restated, supplemented, released, modified or replaced (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, release, modification or replacement (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets). In the event that the Company or the relevant Restricted Subsidiary complies with the requirements of this Section 4.23, the Trustee and the Security Agent shall (subject to customary protections or indemnifications) consent to such amendments without the need for instructions from the Noteholders. Section 4.24. Limitation on Holding Company Activities. The Company shall not carry on any business or own any material assets other than those directly related or incidental to: (a) the Incurrence, guarantee, offering, sale, issuance and servicing, listing, purchase, redemption, exchange, conversion, refinancing or retirement of Debt (and guarantees thereof) permitted by the terms of this Indenture including activities reasonably incidental thereto, including performance of the terms and conditions of such Debt, to the extent such activities are otherwise permissible under this Indenture and the granting of Liens permitted pursuant to the covenant described under Section 4.06 distributing, lending or otherwise advancing funds to the extent not prohibited by this Indenture; (b) activities undertaken with the purpose of, or directly related to, the Incurrence or the fulfilling or exercising of (i) rights and obligations arising under this Indenture, the Super Senior Revolving Credit Facility and any other Credit Facility or other Debt, related proceeds loans in each case, and the Security Documents and other security documents or any other agreement of the Company and its Restricted Subsidiaries existing on the Issue Date (including amendments and replacements and extensions thereof) or to which it is or becomes a party, including any activity reasonably relating to the servicing, purchase, redemption, amendment, exchange, refinancing or retirement of the Notes or other Debt permitted under this Indenture; or (ii) any other document or obligations under any Debt permitted by this Indenture; (c) the ownership of (i) cash and Cash Equivalents, Temporary Cash Investments, bank accounts and related assets, (ii) the Capital Stock and other equity instruments of the Issuer (or any successor permitted under Article V) and any other Restricted Subsidiary and any Unrestricted Subsidiary and intercompany loans made to the Issuer and any direct or indirect Subsidiaries of the Company and joint ventures and (iii) other property to the extent contributed substantially concurrently to the Issuer or any Subsidiary or distributed to shareholders, and 100 selling, exchanging, issuing, conveying, transferring, leasing or otherwise disposing of such assets or property, in each case to the extent not prohibited by this Indenture; (d) making Investments in the Notes (including any Additional Notes) or any other Debt or any Capital Stock or other Investments to the extent such Investment is not prohibited by the terms of this Indenture; (e) administrative, managerial, legal, treasury, marketing, procurement, accounting and other headquarters services and the ownership of assets necessary to the provision of such services, arrangements with shareholders including any transactions not prohibited Section 4.09 and the employment and secondment of employees, including the entry into and performance of any employee incentive or benefit arrangements, the fulfillment of any audit, financial monitoring or reporting, and activities reasonably incidental to such services and arrangements (including entering into contracts with employees and paying fees and taxes) and the ownership of assets (and the receipt of any amounts related thereto) necessary to provide such services as well as other holding company activities in the ordinary course of business; the payment of professional fees and administration costs in the ordinary course of business of a holding company and the payment of wages and the incurrence of obligations arising by operation of law or that are typical of or incidental to the activities of a holding company; (f) directly related or reasonably incidental to the establishment and/or maintenance of its and its Subsidiaries’ corporate existence; (g) carrying out any transaction permitted or not otherwise prohibited by this Indenture, including the making or receipt of any Permitted Investment or Restricted Payment or any payment, distribution or Investment permitted or not prohibited by the covenant described under Section 4.05 and any transaction permitted under the covenant described under Article V or Section 4.07 and any Permitted Reorganization; (h) issuances and listing of Debt and Capital Stock and Equity Offerings and lending of Capital Stock and the lending or contributing of proceeds to Restricted Subsidiaries, including compliance with applicable regulatory, stock exchange and other requirements in connection therewith; (i) conducting activities directly related, or reasonably incidental to being a listed company, including the maintenance of any listing and the satisfaction of any public company reporting and compliance requirements; (j) (a) issuing debt securities or Capital Stock; (b) using the net cash proceeds of any such issuance, or exchanging or converting such instruments, to fund the purchase, repurchase, or redemption of Debt or other equity or debt instrument of its Subsidiaries, or on lend proceeds to its Subsidiaries or to contribute to the common equity of its Subsidiaries; and (c) any purchase, repurchase, or redemption of or to the performance of the terms and conditions of, an exercise of rights in respect of, the foregoing, in each case to the extent not prohibited by this Indenture; (k) any liabilities or obligations in connection with any employee or participation scheme, including any management equity plan, incentive plan or other similar 101 scheme operated by, for the benefit of, on behalf of or in respect of itself or any Restricted Subsidiary (and/or any current or past employees, directors or members of management thereof and any related corporate entity established for such purpose); (l) activities related or reasonably incidental to the establishment and/or maintenance of its or its Subsidiaries corporate existence or otherwise to comply with applicable law; (m) performance bond and guarantees in connection with the operation of the business of the Company and its Subsidiaries and Guarantees of Debt and other obligations to the extent not prohibited under this Indenture; (n) ownership of any assets held by it on the Issue Date and selling, issuing, conveying, transferring, leasing, replacing, substituting or otherwise disposing of such assets, in each case, to the extent not prohibited by this Indenture; (o) the performance of any contract, agreement or other transaction existing on the Issue Date after giving effect to the Transaction or with its Subsidiaries, and any extension, replacement, amendment or renewal thereof, in each case to the extent not prohibited by this Indenture; (p) the entering into and performance of any right or obligations in respect of (i) contracts and agreements with officers, directors, employees, consultants and other providers of goods and services, (ii) subscription or purchase agreements for securities, loan agreements, indentures and similar agreements for debt securities, engagement letters, underwriting agreements, agreements with ratings agencies and other agreements in respect of securities or any offering, issuance or sale thereof, (iii) engagement letters or reliance letters in respect of legal, accounting, and other advice or reports received or commissioned by it, and (iv) sale and purchase agreements in respect or any merger and acquisition activities; (q) paying dividends, making distributions and other payments not prohibited under this Indenture; (r) the sale or Disposal of any assets not prohibited under this Indenture; (s) making or facilitating payments of VAT or other taxes on behalf of itself and on behalf of any of its Subsidiaries and/or other holding companies with which it forms a group for tax purposes; (t) employing employees while services are required for the operations of the Company and its Subsidiaries and seconding those employees to its Subsidiaries and/or entering into such arrangement or arrangements regarding the provision of services by employees or management to the Company and its Subsidiaries; (u) pursuant to or in connection with the offering of the Notes and the use of proceeds therefrom; and 102 (v) other activities not specifically enumerated above that are ancillary or de minimis in nature and activities substantially consistent with activities undertaken as of the Issue Date or consistent with past practice (including, for the avoidance of doubt, strategic advice services, support services, the creation, development, sale, licensing, acquisition or disposition activities and the exploitation of intellectual property rights). Section 4.25. Additional Intercreditor Agreements. (a) At the request of the Company, in connection with the Incurrence by the Company or any of its Restricted Subsidiaries of: (i) any Debt secured on Collateral or as otherwise required herein; and (ii) any Permitted Refinancing Debt in respect of Debt referred to in sub- clause (i) above, the Company, the relevant Restricted Subsidiaries, the Trustee and the Security Agent shall enter into with the holders of such Debt (or their duly authorized representatives) an intercreditor agreement (an “Additional Intercreditor Agreement”) or a restatement, amendment or other modification of the existing Intercreditor Agreement on substantially the same terms as the Intercreditor Agreement (or terms not materially less favorable to the holders (taken as a whole)), including substantially the same terms with respect to release of Note Guarantees and priority and release of the Security Interests; provided that: (A) such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or the Security Agent or, in the opinion of the Trustee or the Security Agent, as applicable, adversely affect the rights, duties, liabilities or immunities of the Trustee or the Security Agent under this Indenture, any Additional Intercreditor Agreement or the Intercreditor Agreement; (B) if more than one such intercreditor agreement is outstanding at any time, the correlative terms of such intercreditor agreements must not conflict with one another in any material respect; and (C) regardless of the number of Intercreditor Agreements or Additional Intercreditor agreements, only one payment blockage notice may be served in any period of 360 consecutive days or in respect of the same event or circumstance and any such payment blockages may not be in effect for more than 179 days in the aggregate during any consecutive 360-day period. The Security Agent shall be entitled to request instructions from the Instructing Group (as defined in the Intercreditor Agreement) prior to executing any Additional Intercreditor Agreement. (b) Further, at the written direction of the Company and without the consent of Noteholders, the Trustee and the Security Agent shall from time to time enter into one or more amendments to the Intercreditor Agreement or any Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, defect, manifest error or inconsistency of any such agreement; (ii) increase the amount or types of Debt covered by any such agreement that may be Incurred by the Company or any Restricted Subsidiary that is subject to any such agreement (including, with respect to any Intercreditor Agreement or Additional Intercreditor Agreement, the addition of provisions relating to new Debt ranking junior in right of payment to the Notes); (iii) add Restricted Subsidiaries to the Intercreditor Agreement or an Additional Intercreditor Agreement; (iv) further secure the Notes (including Additional Notes); (v) make provision for equal and ratable pledges of the Collateral to secure any Debt permitted to be Incurred and secured by the Collateral under this Indenture; (vi) implement any Permitted Collateral Liens; (vii) amend the Intercreditor Agreement or any Additional Intercreditor Agreement in accordance with the terms thereof; or (viii) make any other change to any such agreement that does not adversely affect the holders (taken as a whole) in any material respect, making all necessary provisions to ensure that the Notes and the Note Guarantees are secured by first-priority Liens over the Collateral. In formulating its

103 decisions on such matters, the Trustee and the Security Agent, if applicable, shall be entitled to require and rely absolutely on such evidence delivered to it, including Officer’s Certificates and Opinions of Counsel. The Company shall not otherwise direct the Trustee or the Security Agent to enter into any amendment to any Intercreditor Agreement or Additional Intercreditor Agreement, other than: (i) in accordance with this clause (b) of this Section 4.25; or (ii) with the consent of the requisite majority of holders except as otherwise permitted under Article IX and the Company may only direct the Trustee and the Security Agent to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or the Security Agent or, in the opinion of the Trustee or the Security Agent, adversely affect their respective rights, duties, liabilities or immunities under this Indenture or the Intercreditor Agreement or any Additional Intercreditor Agreement. (c) In relation to any Intercreditor Agreement or Additional Intercreditor Agreement, the Trustee shall consent on behalf of the requisite majority of holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided that such transaction would comply with the Section 4.05. (d) Each Holder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement or any Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein), and to have directed the Trustee and the Security Agent to enter into any such Additional Intercreditor Agreement. Section 4.26. Financial Calculations for Limited Condition Transactions. When calculating the availability under any basket, ratio, incurrence based permission, test or threshold under this Indenture, in each case for the purposes of determining the ability to consummate any Limited Condition Transaction, the date of determination of such basket, ratio, permission, test or threshold and of any Default or Event of Default shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Transaction are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definitions of Consolidated Fixed Charge Coverage Ratio and Consolidated Leverage Ratio after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they occurred at the beginning of the applicable period, and, for the avoidance of doubt, (x) if any of such baskets, ratios, permissions, tests or thresholds are exceeded or otherwise not satisfied as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant transaction, such baskets, ratios, permissions, tests or thresholds will not be deemed to have been exceeded or otherwise not satisfied as a result of such fluctuations solely for purposes of determining whether the transaction and the related transactions are permitted hereunder and (y) such baskets, ratios, permissions, tests or thresholds shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Debt and the use of proceeds therefrom) shall be deemed to have occurred on the date the definitive agreements are entered into and to be outstanding thereafter for 104 purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transactions. Section 4.27. Excess Cash Flow Mandatory Repurchase Offer. (a) Commencing with the publication of the annual report for the fiscal year ended December 31, 2024, within 30 days after the publication of the annual report in accordance with Section 4.03, the Issuer will be required to make an offer (an “Excess Cash Flow Offer”) to all Holders to purchase, at the purchase price set forth below, (1) if the Consolidated Total Leverage Ratio exceeds 3.0 to 1.0, a principal amount of Notes equal to 75% of the Excess Cash Flow for such fiscal year, (2) if the Consolidated Total Leverage Ratio exceeds 2.0 to 1.0 but is less than 3.0 to 1.0, a principal amount of Notes equal to 50% of the Excess Cash Flow for such fiscal year and (3) if the Consolidated Total Leverage Ratio exceeds 1.5 to 1.0 but is less than 2.0 to 1.0, a principal amount of Notes equal to 25% of the Excess Cash Flow for such fiscal year (the amounts set forth in (1), (2) and (3), as applicable, the “Excess Cash Flow Offer Amount”). The offer price for such Excess Cash Flow Offer shall be an amount in cash equal to 105.000% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture for an Asset Disposition Offer. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Company and its Restricted Subsidiaries may use any remaining Excess Cash Flow Offer Amount for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the Excess Cash Flow Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata pass through distribution basis based on the accreted value or principal amount of the Notes tendered (with adjustments as necessary so that no Notes will be repurchased in part in an unauthorized denomination); provided that if the Notes are in global form, interests in such global notes will be selected for repurchase by DTC in accordance with its standard procedures therefor, although no Note of $200,000 in original principal amount or less will be repurchased in part. (b) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.27, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.27 by virtue of such compliance. ARTICLE V SUCCESSORS 105 Section 5.01. The Company and the Issuers. The Company and the Issuers will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of the properties and assets of it and its Restricted Subsidiaries (determined on a consolidated basis) to, any other Person, unless: (a) the resulting, surviving or transferee Person (the “Successor Company”) shall be an entity incorporated, registered or otherwise organized and existing under the laws of the jurisdiction under which such Issuer or the Company was incorporated, registered or otherwise organized or the laws of the Cayman Islands, the British Virgin Islands, the Marshall Islands, the United States of America, any State thereof or the District of Columbia, a member state of the European Union, the United Kingdom, Switzerland, Norway, Canada, Australia, Japan, the Channel Islands, Bermuda, Hong Kong or Singapore (provided that if such entity is not a corporation or company (included an exempted company), a co-obligor of the Notes is a corporation), the Successor Company (if not the Company or an Issuer) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company or such Issuer, as applicable, under this Indenture, the Notes, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents, as applicable and the Successor Company (if not the Company or an Issuer) shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; (b) immediately after giving pro forma effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (c) immediately after giving pro forma effect to such transaction, the Company, such Issuer or Successor Company, as applicable, (i) would be able to Incur an additional $1.00 of Debt pursuant to clause (a) of Section 4.04 or (ii) would have a Consolidated Fixed Charge Coverage Ratio that is greater than or equal to the Consolidated Fixed Charge Coverage Ratio calculated immediately prior to such transaction; (d) the Holders (or the Security Agent on their behalf) will continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)) guarantees and security over the same or substantially equivalent assets and over the shares (or other interests) in such Issuer or the Successor Company, except to the extent such assets or shares (or other interests) cease to exist (provided that if the shares (or other interests) in the Issuer cease to exist, security will be granted (subject to the Agreed Security Principles) over the shares (or other interests) in the Successor Company); and ; 106 (e)  the Company or such Issuer or the Successor Company, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact. The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Issuer, as the case may be, under the Notes Documents. Section 5.02. Guarantors. The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets to any Person unless: (a)   except in the case of a Subsidiary Guarantor (x) that has been Disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall expressly assume, by a supplemental indenture, all the all of the obligations of the Guarantor under this Indenture, the Notes, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents, as applicable, and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; (b)   immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; (c) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture; and (d) the Holders (or the Security Agent on their behalf) will continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods (or any similar or equivalent concept)) guarantees and security over the same or substantially equivalent assets and over the shares (or other interests) in such Subsidiary Guarantor, except to the extent such assets or shares (or other interests) cease to exist (provided that if the shares (or other interests) in the Subsidiary Guarantor cease to exist, security will be granted (subject to the Agreed Security Principles) over the shares (or other interests) in the Successor Company).

107 Section 5.03. General. The provisions set forth in Section 5.01 and Section 5.02 shall not restrict (and shall not apply to): (a) any Restricted Subsidiary that is not an Issuer or a Guarantor from consolidating with, merging or liquidating into or transferring all or substantially all of its properties and assets to the Company, an Issuer, a Guarantor or any other Restricted Subsidiary that is not an Issuer or a Guarantor; (b) any Guarantor from merging, amalgamating, consolidating with or liquidating into or transferring all or part of its properties and assets to, an Issuer or a Guarantor; (c) any consolidation or merger of an Issuer into any Guarantor; provided that, if such Issuer is not the surviving entity of such merger or consolidation, (1) the relevant Guarantor will assume the obligations of such Issuer or the Company, as applicable, under the Notes, this Indenture, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents; (2) Sections 5.01 (a), (d) and (e) (but not Sections 5.01 (b) and (c)) shall apply to such transaction; and (3) to the extent that any Collateral previously granted over the shares in the capital of the relevant Guarantor would not, in accordance with applicable law, constitute a Lien over the shares in the capital of the surviving entity, the direct parent of the surviving entity shall, subject to the Agreed Security Principles, grant Collateral in the form of Security Interests over the shares in the capital of the surviving entity on substantially equivalent terms to any Security Interests granted over the shares in the capital of such predecessor Guarantor immediately prior to such merger or consolidation; (d) the Company, an Issuer or any Guarantor consolidating into or merging, amalgamating or combining with an Affiliate if such transaction has the effect of changing the legal domicile of the Company, such Issuer or such Guarantor, reincorporating such Issuer or such Guarantor in another jurisdiction, or changing the legal form of such Issuer or such Guarantor; provided that, in the case of a consolidation, amalgamation, merger or combination of: (1) the Company, an Issuer into or with an Affiliate that is not a Guarantor or an Issuer, Sections 5.01(a), (b), (c) and (d) shall apply to such transaction; and (2) the Company or an Issuer into or with an Affiliate that is a Guarantor or an Issuer or any Guarantor or an Issuer into or with an Affiliate, sub-clause (c) above shall apply to such transaction; or (e) any Permitted Reorganization. ARTICLE VI DEFAULTS AND REMEDIES 108 Section 6.01. Events of Default. The following events shall be Events of Default (each, an “Event of Default”): (a) failure to make the payment of any interest on the Notes when the same becomes due and payable, and that failure continues for a period of 30 days; (b) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (c) failure by the Company, the Issuers or any Guarantor to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a) or (b)) and such failure continues for 60 days after written notice is received by the Company as provided below, provided, that in the case of a failure to comply with Section 4.03, such period shall be 120 days after written notice has been so received; (d) a default under any Debt by the Company, the Issuers or any Restricted Subsidiary that is a Significant Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $75 million or its foreign currency equivalent at the time, and in such case, such Debt is not repaid or such failure to pay is not cured or such acceleration is not rescinded, annulled or otherwise cured within 30 days; (e) any judgment or judgments for the payment of money in an aggregate amount in excess of $75 million (or its foreign currency equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Company, the Issuers or any Restricted Subsidiary that is a Significant Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; (f) any Issuer or Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case; (2) consents in writing to the entry of an order for relief against it in an involuntary case; (3) consents in writing to the appointment of a custodian of it or for all or substantially all of its property; (4) makes a general assignment for the benefit of its creditors; or (5) takes any comparable action under any foreign laws relating to insolvency; (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: 109 (1) is for relief against any Issuer or any Significant Subsidiary in an involuntary case; (2) appoints a custodian of any Issuer or any Significant Subsidiary or for all or substantially all of its property; (3) other than on a solvent basis, orders the winding up or liquidation of any Issuer or any Significant Subsidiary; or (4) other than on a solvent basis, grants any similar relief under any foreign laws relating to insolvency; and in each such case the order or decree remains unstayed and in effect for 90 days; (h) except as permitted under this Indenture, any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor that is a Significant Subsidiary denies in writing its obligations under its Note Guarantee (the “Note Guarantee provisions”) (other than by reason of the termination or discharge of this Indenture or the release of any such Note Guarantee in accordance with this Indenture) if, and only if, in each such case, such default continues for 10 days after written notice is received by the Company as provided below; (i) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document, this Indenture and the Intercreditor Agreement, (B) following the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Security Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents and (ii) such default continues for 60 days after receipt by the Company of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes; and (j) the Company, the Issuers or any Guarantor that is a Significant Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable. A Default under clause (c) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Issuers of the Default and the Issuers do not cure that Default within the time specified in clause (c) above after receipt of the notice (the “Notice of Default”). The Notice of Default must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. The Company shall deliver to the Trustee, within 30 days after an Officer becomes aware of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or propose to take with respect thereto. 110 Section 6.02. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(f) or 6.01(g) with respect to the Company, the Issuers or a Significant Subsidiary) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(f) or 6.01(g) with respect to the Company, the Issuers or a Significant Subsidiary shall occur, the principal of, premium, if any on and accrued and unpaid interest, if any, on all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in this Indenture and all amounts owing to the Trustee have been paid. Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or premium, if any, or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder adversely affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Further, (i) if a Default for a failure to deliver a report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default but not an Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Notwithstanding the foregoing, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or Holders (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to Noteholders, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration (or other action).

111 Section 6.05. Control by Majority. Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Noteholders, unless the holders shall have offered to the trustee security or indemnity satisfactory to the Trustee. Subject to the provisions for the indemnification of the Trustee and to the Trustee’s other rights and protections herein, including Section 7.02(h), the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Section 6.06. Limitation on Suits. No Holder of Notes will have any right to institute any proceeding with respect to this Indenture, the Intercreditor Agreement or the Security Documents or for the appointment of a receiver or trustee, or for any remedy thereunder, unless: (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request, and offered reasonable indemnity to the Trustee to institute the proceeding as Trustee; and (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days after the Trustee received such direction and reasonable indemnity. However, the limitations in (a), (b) and (c) do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest on, that Note on or after the respective due dates expressed in that Note. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has received written notice of any such event and such notice references the Notes and this Indenture and describes with appropriate reference the Default or Event of Default. Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing 112 (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in this Indenture. Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Agents and the Noteholders allowed in any judicial proceedings relative to the Issuers, the Guarantors, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it or to the Agents for such compensation as agreed upon in writing by the parties hereto, expenses, disbursements and advances of the Trustee and the Agents, their respective agents and its counsel, and any other amounts due the Trustee and the Agents under this Indenture, including indemnity obligations, or in connection with the transactions contemplated hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10. Priorities. Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI (including upon exercise of any remedies in respect of the Collateral), it shall pay out the money or property in the following order: FIRST: to the Trustee, the Agents and the Security Agent, in each case for all amounts due under Section 7.07 of this Indenture (or, in the case of the Security Agent, amounts due to the Security Agent in accordance with the terms of the Intercreditor Agreement); SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and THIRD: to the Issuers. The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall transmit to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid. Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes. 113 Section 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. Section 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuers, the Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuers, the Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted. Section 6.14. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy. Section 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. ARTICLE VII TRUSTEE Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the Trustee shall perform only the duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and (2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the 114 Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the express requirements of this Indenture where applicable but need not confirm or investigate the accuracy of any mathematical calculations or other facts or opinions or statements stated therein. (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders or Issuers pursuant to the terms of this Indenture. (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01. (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01, and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent, Transfer Agent, Authentication Agent and Notes Custodian, should it act in such role. (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Trust Officer has received written notice thereof (in accordance with the notice provisions of this Indenture) from the Issuers or any Holder and such notice references the Notes and this Indenture and describes with appropriate reference the Default or Event of Default. Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document (whether in its original, electronic, or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

115 (b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. (c) The Trustee may act through agents and/or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence. (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel. (f) No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any clearinghouse or Depositary. (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein. (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by the Trustee in compliance with such request or direction. The Trustee may refuse to follow any request or direction that conflicts with law, this Indenture or the Notes, or that may involve the Trustee in personal liability. The Trustee’s fees, expenses and indemnities (in each of its capacities under this Indenture) are included in the amounts guaranteed by the Note Guarantees. (i) The Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them selected with due care. (j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and by the Security Agent, and each agent, custodian and other Person employed to act hereunder. 116 (l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (m) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (n) Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee may conclusively rely on a certificate of an authorized Officer of the Issuer). (o) The Trustee shall have no duty or responsibility to monitor the Issuers’ compliance with the covenants included in Article IV or the transfer restrictions on the Notes. (p) The Trustee shall have no responsibility for the validity, perfection, continuation, priority or enforceability of any Lien and shall have no obligation to take any action to procure or maintain such validity, perfection, continuation, priority or enforceability nor shall the Trustee be responsible for the sufficiency, validity or adequacy of any security granted by the Security Documents. (q) The Trustee shall be under no obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect thereof, or to require any other Person to maintain any such insurance and shall not be responsible for any loss, expense or liability which may be suffered as a result of any assets comprised in the Collateral being uninsured or inadequately insured. (r) At any time that the security granted pursuant to the Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such security, the Trustee is not required to give any direction to the Security Agent with respect thereto unless it has been indemnified to its satisfaction in accordance with this Indenture. In any event, in connection with any enforcement of such security, the Trustee is not responsible for: (1) any failure of the Security Agent to enforce such security within a reasonable time or at all; (2) any failure of the Security Agent to pay over the proceeds of enforcement of the security; (3) any failure of the Security Agent to realize such security for the best price obtainable; (4) monitoring the activities of the Security Agent in relation to such enforcement; (5) taking any enforcement action itself in relation to such security; 117 (6) agreeing to any proposed course of action by the Security Agent which could result in the Trustee incurring any liability for its own account; or (7) paying any fees, costs or expenses of the Security Agent. The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture and the resignation and/or removal of the Trustee. Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10. Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture, the Notes, the Notes Security Documents or the Intercreditor Agreement, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for the recitals or any other statement of the Issuers in this Indenture or in any other document other than the certificate of authentication executed by the Trustee. Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing of which the Trustee has received written notice in accordance with clause (i) of Section 7.01, the Trustee shall deliver to each Noteholder and the Security Agent notice of the Default or Event of Default within 90 days after written notice of it is received by a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Noteholders. Section 7.06. [Reserved]. Section 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time such compensation for its services as agreed upon in writing with the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable, documented out-of- pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and reasonable, documented out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability, claim, damage, penalty, action, suit, cost and expense (including reasonable attorneys’ fees and out-of-pocket expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the acceptance or administration of the trust hereunder and/or the transactions contemplated under this Indenture and the Trustee shall have no liability or responsibility for any action or inaction on the part of any Paying Agent, Transfer Agent, Registrar, Authentication Agent or any successor Trustee. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder except 118 to the extent that the Issuers shall have been actually prejudiced as a result of such failure. At the request of the Trustee, the Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers’ expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee as finally determined by a court of competent jurisdiction to have occurred directly as a result of the Trustee’s own willful misconduct or gross negligence. The Issuers need not pay for any settlement made by the Trustee without the Issuers’ consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns. To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Security Agent other than money or property held in trust to pay principal of and interest on particular Notes. When the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(f) or 6.01(g) with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The Agents shall have the benefit of the provisions of this Section in accordance with Section 2.04. The provisions of this Section 7.07 shall survive the satisfaction and discharge or termination, for any reason, of this Indenture and the resignation or removal of the Trustee. Section 7.08. Replacement of Trustee. The Trustee may resign at any time by providing 30 days’ prior written notice to the Issuers. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by providing 30 days’ prior written notice to the Trustee and the Issuers and may appoint a successor Trustee. The Issuers may remove the Trustee by providing 30 days’ prior written notice to the Trustee if: (a) the Trustee fails to comply with Section 7.10; (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee otherwise becomes incapable of acting. If the Trustee resigns, is removed by the Holders of a majority in aggregate principal amount of the Notes then outstanding and such Holders do not reasonably promptly appoint a successor Trustee or is removed by the Issuers, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

119 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Upon, but not prior to, the delivery of such written acceptance, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuers, the Issuers or the Holders of 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10, any Noteholder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Notwithstanding the replacement or resignation of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the Trustee following its resignation or removal and shall survive the termination of this Indenture. Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity without any further act shall be the successor Trustee. Section 7.10. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof, England and Wales or a jurisdiction in the European Union that is authorized under such Laws to exercise corporate trust power and which customarily performs such corporate trust roles and provides such corporate trust services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum. ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE Section 8.01. Discharge of Liability on Notes; Defeasance. (a) The Issuers may discharge their obligations under the Note Documents by irrevocably depositing in trust with or as directed by the Trustee money in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient to pay principal of and interest on the Notes to maturity or redemption within one year; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with or as directed by the Trustee equal to the Applicable Premium calculated as if the Redemption Date is the date of the notice of redemption, with any deficit as of the Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with or as directed by the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate 120 delivered to the Trustee at least two Business Days prior to the Redemption Date that confirms that such Applicable Premium Deficit shall be applied toward such redemption. (b) The Issuers at any time may also terminate all of their obligations under the Note Documents (“legal defeasance option”), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate: (1) the Issuers’ obligations under Sections 3.08 and 4.01 to 4.27, and (2) the operation of the cross-acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the Note Guarantee provisions, described in Section 6.01 (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(c) (with respect to Article IV), Section 6.01(d), Section 6.01(e), Section 6.01(f) or Section 6.01(g) (but, in the case of Sections 6.01(f) and 6.01(g), with respect only to Significant Subsidiaries), or Section 6.01(h), Section 6.01(i) or Section 6.01 (j)). Upon satisfaction of the conditions set forth herein and upon request of the Issuers, accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated have been complied with, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate. (c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07 and 8.05 shall survive such satisfaction or discharge. Section 8.02. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if: (a) the Issuers irrevocably deposit in trust with or as directed by the Trustee money in U.S. Dollars, U.S. Government Obligations or a combination thereof for the payment of principal of and interest (including premium, if any) on the Notes to maturity or a Redemption Date permitted under this Indenture; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with or as directed by the Trustee equal to the Applicable Premium calculated as if the Redemption Date is the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with or as directed by the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s 121 Certificate delivered to the Trustee at least two Business Days prior to the Redemption Date that confirms that such Applicable Premium Deficit shall be applied toward such redemption; (b) the Issuers deliver to the Trustee a certificate of a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at the times and in amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the Notes to maturity or redemption, as the case may be; (c) no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto; (d) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuers; (e) in the case of the legal defeasance option, the Issuers deliver to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred; (f) in the case of the covenant defeasance option, the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred; and (g) the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of this Indenture and the Notes have been complied with as required by this Indenture. In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate. Simultaneous with a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III. Section 8.03. Application of Trust Money. The Trustee or its designee shall hold in trust money in U.S. Dollars, U.S. Government Obligations or a combination thereof deposited with or as directed by it pursuant to this Article VIII, but such money need not be segregated from other funds except to the extent required by law. It shall apply the deposited money in U.S. Dollars, U.S. Government Obligations or a combination thereof through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. 122 Section 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon written request any excess money or securities held by them upon satisfaction of the conditions and occurrence of the events set forth in this Article VIII. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Issuers for payment as general creditors. Section 8.05. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders. Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in U.S. Dollars, U.S. Government Obligations or a combination thereof in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, the Notes and the other Note Documents in respect of the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. ARTICLE IX AMENDMENTS Section 9.01. Without Consent of Holders. The Issuers, the Trustee and the Security Agent may amend any Note Document without notice to or consent of any Noteholder to: (a) cure any ambiguity, omission, defect, mistake or inconsistency; (b) provide for the assumption by a successor Person or Co-Issuer of the obligations of an Issuer or a Guarantor under any Note Document, including, without limitation, in connection with a Permitted Reorganization or a transaction contemplated by Section 12.01; (c) provide for uncertificated Notes in addition to or in place of certificated Notes; provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (d) add Guarantees with respect to the Notes or release Guarantors from their Note Guarantees as provided by the terms of this Indenture or the Note Guarantees;

123 (e) add or remove additional Co-Issuers of the Notes other than FinanceCo; (f) secure the Notes (and, thereafter, provide releases of Collateral in accordance with the security documents entered into in connection therewith), add to the covenants of the Issuers or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor; (g) make any change that would provide any additional rights or benefits to the Holders of Notes or make any change that does not materially adversely affect the rights of any Noteholder; (h) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act (it being agreed that this Indenture need not be qualified under the Trust Indenture Act), and to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act in the event the Company determines that this Indenture should be so qualified; (i) provide for the issuance of Additional Notes in accordance with this Indenture; (j) provide for the issuance of exchange notes that shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; (k) provide for the appointment of a successor Trustee or Security Agent; provided in the case of a successor Trustee that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; (l) conform any provisions of any Note Document to the “Description of Notes” contained in the Offering Memorandum; (m) comply with the procedures of DTC or the Trustee with respect to the provisions in this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests in Notes; (n) grant any Lien for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Notes, in any property or assets, including any in which a Lien is required to be granted to or for the benefit of the Security Agent pursuant to this Indenture, any of the Security Documents, the Intercreditor Agreement or otherwise; (o) add additional Secured Parties to any Security Documents and the Intercreditor Agreement; (p) enter into any intercreditor agreement in compliance with Section 4.25; 124 (q) provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and the Intercreditor Agreement in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Super Senior Revolving Credit Facility or any other agreement that is not prohibited by this Indenture; (r) amend the Intercreditor Agreement as provided therein; (s) facilitate any transaction effected in accordance with the definition of “Change of Flag”; and (t) confirm and evidence the release, termination or discharge of any Guarantee of the Notes or Liens securing the Notes in accordance with this Indenture. Section 9.02. With Consent of Holders. Subject to the exceptions described below, the Note Documents may be amended with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any past Default or compliance with any provisions may also be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), except a Default in the payment of principal, premium, if any, or interest and particular covenants and provisions of this Indenture which cannot be amended without the consent of each Holder of an outstanding Note provided that (x) if any such amendment, supplement or waiver will only affect one series of Notes (or less than all series of Notes) then outstanding under this Indenture, then only the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) shall be required and (y) if any such amendment, supplement or waiver by its terms will affect a series of Notes in a manner that is different from and materially adverse relative to the manner in which such amendment, supplement or waiver affects other series of Notes, then the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of the Notes) shall also be required. However, without the consent of each Holder of an outstanding Note adversely affected thereby, no amendment may, among other things: (a) reduce the amount of Notes whose Holders must consent to an amendment or waiver; (b) reduce the rate of or extend the time for payment of interest on any Note; (c) reduce the principal of or extend the Stated Maturity of any Note; (d) make any Note payable in money other than U.S. Dollars; (e) make any change to the contractual right of any Holder of Notes expressly set forth in this Indenture or the Notes to receive payment of principal of and interest on that 125 Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that Holder’s Notes; (f) expressly subordinate the Notes to any other obligation of the Issuers or any Guarantor, except as otherwise permitted under this Indenture or the Notes; (g) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as set forth in Section 3.07, other than changes to the required notice periods with respect to any redemption, or as set forth in the Notes; or (h) release any Guarantor from any of its obligations under its Note or this Indenture, except in accordance with the terms of this Indenture. Notwithstanding the foregoing, without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Security Document, the Intercreditor Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes or (B) change or alter the priority of the Liens securing the Obligations in respect of the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders (as determined in good faith by the Company), other than, in each case, as provided under the terms of this Indenture, the Security Documents or the Intercreditor Agreement. The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. Section 9.03. [Reserved]. Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before a date and time therefor identified by the Issuers in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the relevant parties. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. 126 After an amendment becomes effective, the Company is required to deliver to each Holder of Notes at the Holder’s address appearing in the Note register a notice briefly describing the amendment. However, the failure to give this notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, the Company will deliver to the Trustee and the Security Agent an Opinion of Counsel and an Officer’s Certificate upon which the Trustee and the Security Agent may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of this Indenture. Section 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. The Issuers may direct the Trustee to place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder. Alternatively, if the Issuers so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate (in accordance with the requirements and procedures of Section 2.03) a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment. Section 9.06. Trustee and Security Agent to Sign Amendments. The Trustee and Security Agent (if applicable) shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Security Agent, as applicable. If it does, the Trustee or the Security Agent, as applicable, may but need not sign it. In signing such amendment the Trustee and the Security Agent (if applicable) shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel each stating that such amendment complies with the applicable provision of this Indenture. No amendment that affect the rights, privileges, duties, liabilities or immunities of any Agent shall become effective without such Agent signing such amendment. ARTICLE X NOTE GUARANTEES Section 10.01. The Note Guarantees. Subject to the provisions of this Article X, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Agreed Security Principles, each Guarantor party hereto or that executes a supplemental indenture in the form of Exhibit B hereby irrevocably and unconditionally Guarantees, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an offer to purchase required under Section 4.07 or Section 4.12 or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuers under this Indenture (including the Issuers’ obligations under Section 7.02(h) and Section 7.07 hereof). Upon failure by the Issuers to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture. Any Note Guarantee constitutes a guarantee of payment and not of collection. Section 10.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing and except as expressly set forth herein, will not be released, discharged or otherwise affected by:

127 (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Note, by operation of law or otherwise; (b) any modification or amendment of or supplement to this Indenture or any Note; (c) any change in the corporate existence, structure or ownership of an Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting an Issuer or its assets or any resulting release or discharge of any obligation of an Issuer contained in this Indenture or any Note; (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuers, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim; (e) any invalidity or unenforceability relating to or against an Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by an Issuer of the principal of or interest on any Note or any other amount payable by the Issuers under this Indenture; or (f) any other act or omission to act or delay of any kind by the Issuers, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder. Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations under its Note Guarantee will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuers under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuers under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of an Issuer or otherwise, each Guarantor’s obligations under its Note Guarantee with respect to such payment will be reinstated as though such payment had been due but not made at such time. Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuers or any other Person. Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuers under this Article X, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Agreed Security Principles, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuers with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such 128 payment so long as any amount payable by the Issuers hereunder or under the Notes remains unpaid. Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuers under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of an Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders. Section 10.07. Limitation on Amount of Note Guarantee. Notwithstanding anything to the contrary in this Article X, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Agreed Security Principles, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor shall not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of any Bankruptcy Law or any comparable provision of state law. Any guarantee may also be subject to other limitations specified in this Article X, the Intercreditor Agreement, any Additional Intercreditor Agreement or otherwise in the applicable supplemental indenture as contemplated by the Agreed Guarantee Principles. Section 10.08. Execution and Delivery of Note Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B as modified by the Agreed Guarantee Principles) evidences the Note Guarantee of such Guarantor, whether or not the person signing as a director or an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor. Section 10.09. Release of Note Guarantee. Subject to the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, the Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged without any action by the Trustee or Security Agent, as the case may be, or the Holders under any one or more of the following circumstances: (a) a direct or indirect sale, exchange, transfer or other Disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of (i) the Capital Stock of such Guarantor (as a result of which such Guarantor would no longer be a Restricted Subsidiary), or (ii) all or substantially all the assets of the Guarantor, to a Person other than the Company or a Restricted Subsidiary and otherwise in compliance with this Indenture, the Intercreditor Agreement and any Additional Intercreditor Agreement; (b) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary; 129 (c) legal defeasance, covenant defeasance or satisfaction and discharge of the Notes and this Indenture, as provided in Article VIII; (d) in accordance with the provisions of the Intercreditor Agreement or any Additional Intercreditor Agreement; (e) upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the covenant under Article V; (f) as described under Section 4.14; (g) in connection with a Permitted Reorganization; (h) in accordance with Section 12.01; (i) in the case of any Restricted Subsidiary that after the Issue Date is required to provide a Guarantee pursuant to the covenant described under Section 4.14, upon the release or discharge of the guarantee of such Guarantor with respect to the Super Senior Revolving Credit Facility, Syndicated Facility or capital markets Debt that resulted in the creation of such Guarantee; and (j) as described under Article IX. The Trustee and the Security Agent, as applicable, shall, subject to receipt of an Officer’s Certificate and an Opinion of Counsel, take all necessary actions at the reasonable request and cost of the Company, including the granting of releases or waivers under the Intercreditor Agreement or any Additional Intercreditor Agreement, to effectuate any release of a Note Guarantee in accordance with these provisions, subject to customary protections or indemnifications. Each of the releases set forth above shall be effected by the Trustee and the Security Agent without the consent of the Holders and will not require any other action or consent on the part of the Trustee or the Security Agent. None of the Issuers, Guarantors or the Trustee will be required to make a notation on the Notes to reflect any such release, termination or discharge. The Company may in its sole discretion elect to have any Note Guarantee remain in place, as opposed to being released. Section 10.10. Limitations of the Note Guarantee. (a) United Arab Emirates law limitation. Borr Drilling Management DMCC incorporated in the United Arab Emirates expressly agrees that the provision of Articles 1089, 1092, 1101 and 1105 of the UAE Federal Law No. 5 of 1985 regarding the law of civil transactions, as amended (the “UAE Civil Code”) shall not apply to the guarantee provided by such Guarantor pursuant to this Indenture and neither the Trustee, the Security Agent, nor any Holder shall be obliged to make any demand within the six month period mentioned in Article 1092 of the UAE Civil Code. (b) England, Wales and Scotland. No Guarantor's obligations and liabilities under this Article X and under any other guarantee or indemnity provision in this Indenture will extend to include any obligation or liability, if to the extent doing so would be unlawful financial 130 assistance (after giving effect to any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of the acquisition of shares in itself or its holding company under the laws of its jurisdiction of incorporation. ARTICLE XI COLLATERAL AND SECURITY Section 11.01. Security Documents. (a) The due and punctual payment of the Note Obligations, including payment of the principal of, premium, if any, and interest on the Notes when the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Issuers and the Guarantors to the Holders, the Trustee, the Agents or the Security Agent under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Note Obligations, subject to the terms of the Intercreditor Agreement and the Agreed Security Principles. The Trustee and the Issuers hereby acknowledge and agree that the Security Agent holds the Collateral in trust for the benefit of the Holders, the Trustee, the Agents and the Security Agent (or, in connection with certain non-US law governed Security Documents, in favor of the Security Agent acting for itself (including as creditor of a parallel debt) and as direct or indirect representative of the Secured Parties) and pursuant to the terms of the Security Documents and the Intercreditor Agreement. By their acceptance of the Notes, the Holders hereby agree to be bound by, and authorize and direct the Trustee and the Security Agent, as the case may be, to execute and deliver the Intercreditor Agreement, and any Security Documents in which the Trustee or the Security Agent, as applicable, is named as a party, including each Security Document executed on or after the Issue Date. (b) Subject to the Intercreditor Agreement and the Agreed Security Principles, the Issuers and the Guarantors shall deliver to the Security Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required, to provide to the Security Agent a first-priority security interest in the Collateral in favor of the Security Agent and execute and deliver such security instruments, financing statements, mortgages and deeds of trust as may be necessary to vest in the Security Agent a perfected first-priority security interest (subject to Liens permitted by Section 4.06, the definition of “Permitted Liens” and the Agreed Security Principles) in the Collateral. Section 11.02. Security Agent. The Noteholders have, and by accepting a Note, each Noteholder will be deemed to have (1) appointed and authorized the Security Agent and the Trustee to give effect to the provisions in the Intercreditor Agreement, any Additional Intercreditor Agreements and the Security Documents and perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Intercreditor Agreement and the Security Documents securing such Debt, together with any other incidental rights, power and discretions; (2) agreed to be bound by the provisions of the Intercreditor Agreement, any Additional

131 Intercreditor Agreements and the Security Documents; and (3) irrevocably appointed the Security Agent and the Trustee to act on its behalf to enter into and comply with the provisions of the Intercreditor Agreement, any Additional Intercreditor Agreements and the Security Documents (including the execution of, and compliance with, any waiver, modification, amendment, renewal or replacement expressed to be executed by the Trustee or the Security Agent on its behalf). In case of a conflict between the terms of the Security Documents and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail. Similar provisions to those described above may be included in any Additional Intercreditor Agreement. Section 11.03. Release of Liens . Subject to the terms of the Intercreditor Agreement or any Additional Intercreditor Agreement, the Liens on the Collateral will be automatically and unconditionally released without any action by any Person under any one or more of the following circumstances: (a) in connection with any sale or other disposition of Collateral to (x) a Person that is not the Company, or a Restricted Subsidiary (but excluding any transaction subject to Article V), if such sale or other disposition does not violate the covenant described under Section 4.07 and is otherwise not prohibited by this Indenture or (y) any Restricted Subsidiary; provided that, in the case of this Section 11.03(a)(y) and clause 1(b), the relevant Collateral remains subject to, or becomes subject to, a substantially equivalent Lien in favor of the Security Agent securing the Notes following such sale or Disposal; (b) in the case of a Guarantor that is released from its Note Guarantee pursuant to the terms of this Indenture, the release of the property and assets, and Capital Stock, of such Guarantor; (c) as described under Article IX and Section 4.06 (d) upon payment in full of principal, interest and all other obligations on the Notes or legal defeasance, covenant defeasance or satisfaction and discharge of the Notes, as provided in Article VIII; (e) if the Company designates any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, the release of the property and assets, and Capital Stock, of such Unrestricted Subsidiary; (f) in connection with a Permitted Reorganization; (g) with respect to any asset that becomes an Excluded Asset; (h) in accordance with the Intercreditor Agreement, any Additional Intercreditor Agreement or any Security Document; (i) as may be permitted by the covenant described under Section 4.23 or as otherwise permitted in accordance with this Indenture; 132 (j) if the Lien granted in favor of Debt that gave rise to the obligation to grant the Lien over such Collateral is released as described under Section 4.06, Section 4.14 or Section 4.15; or (k) in connection with any Change of Flag (in each case, subject to compliance with the conditions set forth in the definition thereof). The Security Agent and the Trustee (but only if required in order to effect such release) will (subject to customary protections and indemnification) take all necessary action reasonably requested by, and at the cost of, the Company to effectuate any release of Collateral securing the Notes and the Note Guarantees, in accordance with the provisions of this Indenture, the Intercreditor Agreement or any Additional Intercreditor Agreement and the relevant Security Document. Each of the releases set forth above shall be effected by the Security Agent without the consent of the Holders or any action on the part of the Trustee (unless action is required by it to effect such release). The Security Agent and the Trustee shall be entitled to request and rely solely upon an Officer’s Certificate and Opinion of Counsel, each certifying which circumstance, as described above, giving rise to a release of the Security Interests has occurred, and that such release complies with this Indenture. Section 11.04. Further Assurances. (a) [reserved] (b) Upon the reasonable request of the Security Agent, at any time and from time to time, subject to the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement, the Issuers and each of the other Grantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Security Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents for the benefit of the Secured Parties. Section 11.05. Protections of the Security Agent. The Security Agent in its capacity as such hereunder and under the Security Documents shall at all times be entitled to same protections, rights and limitations of liability as the Trustee in accordance with Article VII hereof with such rights being in addition to, and without prejudice to, any rights afforded to it under the Intercreditor Agreement. Notwithstanding anything to the contrary herein, where the Security Agent is referred to in any Note Document as being required to act “reasonably” or in a “reasonable” manner or to come to an opinion or determination that is “reasonable” (or any similar or analogous wording is used) the Parties agree that, except where such right or obligation relates to the commercial or personal interest of the Security Agent, such language shall be construed as a reference to the Security Agent acting on the instructions of the relevant instructing parties pursuant to the Note Documents and, in such circumstances, the Security Agent shall not be required to come to a determination as to whether the instructions it receives are indeed reasonable (with such requirement instead applying to the relevant instructing parties). It is acknowledged and agreed that the Security Agent executes this Indenture in the exercise of the rights, powers and authority conferred and vested in it under the Intercreditor Agreement for and on behalf of the relevant 133 Secured Parties in accordance with the terms of the Intercreditor Agreement and will exercise its powers, rights, duties and authority under this Indenture in the manner provided for in the Intercreditor Agreement and, in so acting, it shall have the protections, immunities, limitations of liability, rights, powers, authorizations, indemnities and benefits conferred on it under and by the Intercreditor Agreement. Without prejudice to the foregoing, any costs and expenses incurred by the Security Agent under or in connection with its rights or obligations hereunder shall be payable in accordance with the terms of the Intercreditor Agreement. Notwithstanding any other provisions of this Indenture, in acting under and in accordance with this Indenture the Security Agent is entitled to seek instructions in accordance with the provisions of the Intercreditor Agreement at any time, and where it so acts or refrains from acting on instructions in accordance with the provisions of the Intercreditor Agreement, the Security Agent shall not incur any liability to any person for so acting or refraining from acting. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Indenture as regards the duties, obligations and liabilities of the Security Agent, the terms of the Intercreditor Agreement shall prevail. ARTICLE XII MISCELLANEOUS Section 12.01. Accession of Additional Co-Issuers The Company may at any time designate any Restricted Subsidiary to be a Co-Issuer of the Notes, by executing and delivering to the Trustee a supplemental indenture substantially in the form attached as Exhibit B to this Indenture pursuant to which such Restricted Subsidiary will become a Co-Issuer of the Notes. The obligations of each Co-Issuer which is designated as a Co-Issuer after the date of this Indenture may be released by the Company at any time by giving notice to the Trustee of its election to release such Co-Issuer of its obligations under this Indenture. Section 12.02. Notices. Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail or air courier or sent by facsimile or electronic mail and addressed as follows: if to the Issuers and Guarantors: Borr IHC Limited S.E. Pearman Building, 2nd Fl. 9 Par-la-Ville Road Hamilton HM11 Bermuda Attention: [***] Email: [***] with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom (UK) LLP 22 Bishopsgate London EC2N 4BQ 134 United Kingdom Attention: James A. McDonald if to the Trustee: BNY Mellon Corporate Trustee Services Limited 160 Queen Victoria Street London EC4V 4LA United Kingdom Attn: Conventional Debt EMEA – Team 2 Email: corpsov2@bnymellon.com if to the Security Agent: Wilmington Trust (London) Limited Third Floor, 1 King’s Arms Yard London EC2R 7AF United Kingdom Attn: SFTA - RE Borr Drilling Email: SFTA@WilmingtonTrust.com The Issuers, the Guarantors, the Trustee or the Security Agent by notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication delivered to a Noteholder shall be mailed or delivered to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so delivered within the time prescribed. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Note register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary’s procedures. Failure to mail or deliver a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary pursuant to the applicable

135 procedures of the Depositary. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any instruction from the Issuers. If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and related Note Documents and delivered using Electronic Means. If the Issuers and/or the Guarantors, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuers and the Guarantors shall be responsible for ensuring that only officers with the authority to provide Instruction transmit such Instructions to the Trustee and that the Issuers, the Guarantors and all such officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Issuers and the Guarantors agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuers and/or the Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of the immediately preceding paragraph, "Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received. Section 12.03. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Issuers to the Trustee or Security Agent to take or refrain from taking any action under this Indenture, the Issuers shall, if requested by the Trustee or Security Agent, furnish to the Trustee or Security Agent as applicable: 136 (1) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Section 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with. Every such certificate or opinion provided under this Indenture shall be without personal recourse to the Person executing the same and may include an express statement to that effect. Section 12.05. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Section 12.06. Rules by Trustee, Paying Agents, Transfer Agents, Authentication Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Transfer Agents, Authentication Agent and the Paying Agents or co-registrar may make reasonable rules for their functions. Section 12.07. Business Days. If a payment date (including, for the avoidance of doubt, the maturity date or any Redemption Date) is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected. Section 12.08. Judgment Currency. 137 (a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuers or any Guarantor under this Indenture, the Notes and the Note Guarantees, including damages relating thereto. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, or otherwise) by the Trustee or any Holder of a Note in respect of any sum expressed to be due to it from the Issuers or any Guarantor will only constitute a discharge of the Issuers or such Guarantor, as the case may be, to the extent of the U.S. Dollar amount which the Trustee or such Holder could purchase in the City of New York in accordance with normal banking procedures with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this Indenture or any Note or Note Guarantees, the Issuers and the Guarantors will, jointly and severally, indemnify the Trustee or such Holder against any loss sustained by it as a result (including the cost of making any such purchase). (b) The indemnities of the Issuers and any Guarantor contained in this Section 12.08, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuers and the Guarantors under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Issuers; (iii) shall apply irrespective of any indulgence granted by any Holder of Notes or the Trustee from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture, the Notes or any Note Guarantee; and (v) shall survive the termination of this Indenture. For the purposes of this Section 12.08, it shall be sufficient for a payee to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable) and that the change of the purchase date was needed. Section 12.09. Submission to Jurisdiction; Appointment of Agents for Service. (a) Each of the Issuers and the Guarantors irrevocably submit to the non- exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees or the transactions contemplated hereby and thereby (each, a “Related Proceeding”). Each of the Issuers and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Issuer or Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuers and the Guarantors irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. (b) The Issuers and the Guarantors hereby appoint Borr Finance LLC, with offices at 8 The Green, Suite A, City of Dover, Delaware 19901, United States of America as their respective agent for service of process in any Related Proceeding and agree that service of process 138 in any such Related Proceeding may be made upon it or them at the office of such agent. The agent for service of process named herein may resign upon giving written notice to the Issuers at the address listed in Section 12.02. Each of the Issuers and the Guarantors waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Issuers and the Guarantors represents and warrants that such agent has agreed to act, and FinanceCo hereby agrees to act, as the Issuers’ and the Guarantors’ agent for service of process, and each of the Issuers and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Section 12.10. Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 12.11. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 12.12. Successors. All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee or the Security Agent in this Indenture shall bind their respective successors. Section 12.13. Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and Adobe Acrobat Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record- keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to

139 the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Opinion of Counsel, Definitive Note, Global Note, Note Guarantee, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, instrument, agreement, notice or other document or instrument delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, and (b) all references in Section 2.03 (Execution and Authentication) or elsewhere in this Indenture or in any Definitive Note or Global Note to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats. Section 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Section 12.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 12.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within the Issuers’ custody or control or as the Issuers may reasonably obtain that the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. Section 12.17. FATCA and Applicable Law. Notwithstanding any other provision of this Indenture, the Trustee and the Paying Agent shall each be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Trustee or the Paying Agent, as the case may be, shall make such payment after such deduction or withholding has been made, for which the Trustee and the Paying Agent shall not have any liability, and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer or the Guarantor, as the case may be, the amount so deducted or withheld, in which case, the Issuer or the Guarantor, as the case may be, shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 12.17. 140 For purposes of this Section 12.17: “Applicable Law” means any tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) relating to the Indenture and the Notes that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to. “Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction. “FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto. Section 12.18. Contractual Acknowledgment of Bail-In. Notwithstanding and to the exclusion of any other term of this Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by: (A) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any party hereto, that (without limitation) may include and result in any of the following, or some combination thereof: (B) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (C) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any party hereto or any other person (and the issue to or conferral on it of such shares, securities or obligations); (D) the cancellation of the BRRD Liability; (E) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (F) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority. For the purpose of this Section 12.18 the following terms shall have the following meanings: 141 “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation. “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499. “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised. “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a party hereto. 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A-1 A Appendix A Provisions Relating to the Notes 1. Definitions. 1.1. Definitions. For the purposes of this Appendix A the following terms shall have the meanings indicated below: “Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c). “Depositary” means, with respect to the Notes, The Depository Trust Company, its nominees and their respective successors. “Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issue Date or, if such Notes are Additional Notes, the issue date with respect to such Notes. “Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be The Bank of New York Mellon. “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. “Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto. 1.2.  Other Definitions. Term Defined in Section: Agent Members 2.1(b) Global Note 2.1(a) Regulation S 2.1 Regulation S Global Note 2.1(a) Rule 144A 2.1 Rule 144A Global Note 2.1(a) 2. The Notes. 2.1. Form and Dating. A-2 The Notes will be offered and sold by the Issuers from time to time. The Notes will be resold initially only to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and to certain non-U.S. persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein and in the legend on the certificates representing the Global Notes and the Definitive Notes set forth below. (a) Global Notes. The Original 2028 Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons (collectively, the “Rule 144A Global 2028 Note”) with the global securities legend and the restricted securities legend set forth in Exhibit A to this Indenture, and the Original 2028 Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons (the “Regulation S Global 2028 Note” and, together with the 144A Global 2028 Note, the “Global 2028 Notes”) with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to this Indenture or with such other legends as may be appropriate. The Original 2030 Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons (collectively, the “Rule 144A Global 2030 Note” and together with the 144A Global 2028 Note, the “144A Global Notes” and each a “144A Global Note”) with the global securities legend and the restricted securities legend set forth in Exhibit A to this Indenture, and the Original 2030 Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form without interest coupons (the “Regulation S Global 2030 Note” and, together with the 144A Global 2030 Note, the “Global 2030 Notes” and, the Regulation S Global 2030 Note together with the Regulation S Global 2028 Note, the “Regulation S Global Notes” and each a “Regulation S Global Note” and, the Regulation S Global Notes together with the 144A Global Notes, the “Global Notes” and each a “Global Note”) with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to this Indenture or with such other legends as may be appropriate. Except as set forth in this Section 2.1(a) and Section 2.3(b) hereof, beneficial ownership interest in a Regulation S Global Note will only be exchangeable for interests in a Rule 144A Global Note or a Definitive Note in registered certificated form only after the expiration of the Distribution Compliance Period and then only, in the case of an exchange for a Definitive Note, in compliance with the requirements set forth in Section 2.4. The Rule 144A Global Note and Regulation S Global Note, together with any other Note in registered global form in the name of the Depositary or its nominee without interest coupons, are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar and the applicable Depositary or its nominee as hereinafter provided. (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the applicable Depositary. The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.03 of the Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the applicable Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be deposited with the Notes Custodian. A-3 Members of, or participants, in the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. (c) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 hereof, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes. 2.2.  Authentication. The Trustee or Authentication Agent shall authenticate and deliver Notes in accordance with Section 2.03 of this Indenture. 2.3. Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request: (x) to register the transfer of such Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange: (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and (2) if such Definitive Notes bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable: (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (B) if such Definitive Notes are being transferred to an Issuer or a Guarantor, a certification to that effect; or (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the

A-4 Securities Act or another available exemption from the registration requirements of the Securities Act, (i) a certification to that effect and (ii) an opinion of counsel or other evidence reasonably satisfactory to the Issuers and the Trustee as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c) (1). (b) Transfer and Exchange of Global Notes. (1) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the applicable Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. (2) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. (3) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (4) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged (including any exchange of such Definitive Notes for beneficial interests in any Global Note) only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification and other requirements set forth herein and on the reverse of the Original Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers. (5) The transferor shall, to the extent required by applicable tax law, also provide or cause to be provided to the Trustee all information that is (i) in its possession, (ii) specifically requested by the Trustee in sufficient detail to permit compliance with such request and (iii) necessary to allow the Trustee to comply with any applicable tax reporting obligations, including, if applicable, any cost basis reporting A-5 obligations under Section 6045 of the Code. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. (6) Restrictions on Transfer of Regulation S and Rule 144A Global Notes. (A) Prior to the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may be exchanged for beneficial interests in a Rule 144A Global Note only if: (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and (ii) the transferor first delivers to the Trustee a written certificate substantially in the form attached to the Note to the effect that the Notes are being transferred to a person: (a) who the transferor reasonably believes to be a QIB within the meaning of Rule 144A; (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions; and (B) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate substantially in the form attached to the Note to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable) and, if such transfer occurs prior to the end of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V. (c) Legend. (1) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form: “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION A-6 TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES] SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTE OF $200,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A US PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A US PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS NOTE (INCLUDING ANY INTEREST HEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH A-7 HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE US EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE US INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER US OR NON-US FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST THEREIN) WILL NOT CONSTITUTE, OR RESULT IN, A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) IN THE CASE OF AN INVESTOR USING THE ASSETS OF A PLAN SUBJECT TO ERISA, NEITHER THE ISSUERS NOR THE INITIAL PURCHASERS NOR ANY OF THEIR AFFILIATES, HAS PROVIDED ANY INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF SUCH PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN NOTES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO SUCH PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE PLAN’S ACQUISITION OF NOTES; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.” Each Definitive Note will also bear the following additional legend: “IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.” (2) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act: (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if, and to the extent, no resale restrictions under such Rule shall continue to apply; and (B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof

A-8 to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if, and to the extent, no resale restrictions under such Rule shall continue to apply, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the assignment form set forth on the reverse of the Note) and complies with the requirement to provide such legal opinions, certifications and other information as the Issuers and the Trustee have reasonably requested as set forth in such form on the reverse of the Note. (d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation pursuant to its customary practice. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) or the applicable Notes Custodian with respect to such Global Note, by the Trustee or the Notes Custodian, as applicable, to reflect such reduction. (e) Obligations with Respect to Transfers and Exchanges of Notes. (1) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request. (2) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of this Indenture). (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, the Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption. In the event of the transfer of any Note, the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents as described in this Indenture. The Issuers may require a Holder to pay any taxes and fees required by law and permitted by this Indenture and the Notes. (4) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for A-9 the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary. (5) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange. (f) No Obligation of the Trustee. (1) Neither the Issuers nor the Trustee shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. 2.4. Definitive Notes. (a) A Global Note deposited with the Notes Custodian pursuant to Section 2.1 shall be transferred (or, in the case of clause (iii) below, shall be transferrable) to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Issuers within 120 days of such notice, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes, or (iii) an Event of A-10 Default has occurred and is continuing and the Depositary requests the issuance of Definitive Notes in lieu of all or a portion of the Global Notes. (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $200,000 and any integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall bear the restricted securities legend set forth in Section 2.3(c)(i) unless that legend is not required by applicable law. (c) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes. (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuers will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. A-1 Appendix B Agreed Security Principles 1. Agreed Security Principles (a) The guarantees and security to be provided will be given in accordance with the agreed security principles set out herein (the “Agreed Security Principles”). This Schedule addresses the manner in which the Agreed Security Principles will impact on the guarantees and security proposed to be taken in relation to this transaction. (b) The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from the Company or a Restricted Subsidiary (collectively, the “Group”). In particular: (i) general legal and statutory limitations, such as regulatory restrictions, financial assistance, corporate benefit, capital maintenance, equity subordination, fraudulent preference, "interest stripping", "controlled foreign corporation", transfer pricing or "thin capitalization" rules, tax restrictions, "fiscal unity" rules, retention of title claims and similar principles may prohibit, restrict or otherwise limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise. If any such limit applies, the guarantees and security provided (or the enforceability thereof) will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) or otherwise (e.g. by market standard limitation language) and, subject to these Agreed Security Principles, the relevant member of the Group shall use commercially reasonable endeavors (not involving the payment of money or incurrence of any external expenses) to overcome any such limitation and any such limitations will not (generally or definitively) free the respective Issuer or Guarantor (each, an “Obligor”) from any payment or other obligations under the respective security or guarantee, but merely postpone the due date of the respective obligations until such time as the obligations may again be performed without such limitations or subject to less stringent limitations; (ii) certain supervisory board, works council, regulator or regulatory board (or equivalent), or another external body's or person's consent may be required to enable a member of the Group to provide a guarantee or security. Such guarantee and/or security shall not be required unless such consent has been received provided that commercially reasonable endeavors for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence

A-2 of any external expenses) have been used by the relevant member of the Group to obtain the relevant consent to the extent permissible by law and regulation and such consent has no material adverse impact on commercial relationships with third parties (in each case if the Security Agent (acting on instructions in accordance with the Intercreditor Agreement, with the relevant instructing parties being required to take into account the Company's view on any such potential impact), reasonably requests the Company to do so); (iii) a key factor in determining whether or not a guarantee or security shall be taken (and the extent of the perfection and/or registration of such security) is the applicable time and cost to the Group (including, without limitation, adverse effects in relation to taxes, interest deductibility and stamp duty, notarization and registration fees) which shall not be disproportionate to the benefit accruing to the banks of obtaining such guarantee, security or perfection; (iv) where there is material incremental cost involved in creating security over all assets owned by an Obligor in a particular category the principle stated at paragraph (iii) above shall apply and, subject to these Agreed Security Principles, only the material assets in that category shall be subject to security; (v) the maximum guaranteed or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit of increasing the guaranteed or secured amount is disproportionate to the level of such fee, taxes and duties (and in any event the maximum aggregate amount payable by the Group in respect of fees, costs, expenses, disbursements and VAT relating to the provision of guarantees and security shall be limited to an amount to be agreed between the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) and the Company); (vi) it is acknowledged that in certain jurisdictions, it may be impossible, impractical, or disproportionately costly to create guarantees or security over certain categories of assets, in which event guarantees or security will not be taken over such assets; (vii) any assets or Obligors subject to third party arrangements permitted under the terms of this Indenture which may prevent those assets from being charged or assigned or those Obligors from giving a security or guarantee (or assets which, if charged or assigned, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations of the Group in respect of those assets or require any member of the Group to take any action materially adverse to the interests of the Group or any member thereof) will be excluded from any relevant security document and any requirement to give security or guarantee; provided that commercially reasonable endeavors for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain consent to charging any such A-3 assets shall be used by the Group if the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) confirms the relevant asset to be material and if, in the view of the Company (acting reasonably), taking such security will have no material adverse impact on commercial relationships with third parties (or otherwise cause the Group to incur any material cost); provided that, notwithstanding the foregoing but without prejudice to the requirement to use reasonable endeavors as described, no security shall be required over (and no consent or waiver request submitted with respect to) assets, of a member of the relevant target group being acquired, which are required to support indebtedness assumed in connection with an acquisition to the extent permitted by the terms of this Indenture or the Finance Documents (as defined in the Intercreditor Agreement) to remain outstanding following a permitted acquisition (“Acquired Indebtedness”), and no member of the target group acquired pursuant to a permitted acquisition for so long as such Acquired Indebtedness remains outstanding and is permitted to remain outstanding under the terms of this Indenture, following completion of such permitted acquisition shall be required to become a Guarantor or grant security with respect to this Indenture if prevented by the terms of the documentation governing such Acquired Indebtedness or if becoming a Guarantor or the granting of security with respect to this Indenture would give rise to an obligation (including any payment obligation) under or in relation thereto; (viii) members of the Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the Group or if the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or regulatory condition or would result in (or in a material risk of) personal or criminal liability on the part of any director, officer or employee provided that the relevant member of the Group shall use reasonable endeavors (not involving the payment of money or incurrence of any external expenses) to overcome any such obstacle; (ix) the giving of a guarantee, the granting of security or (prior to an Acceleration Event (as defined in the Intercreditor Agreement)) the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant Obligor to conduct its operations and business (and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (ix)); (x) to the extent possible, all security shall be given in favor of the Security Agent as one set of security interests and not in favor of the Trustee individually (provided that “parallel debt” provisions may be used where necessary and such provisions will be contained in the Intercreditor Agreement and not the individual security documents, unless agreed by the Company and the Security A-4 Agent (acting on instructions in accordance with the Intercreditor Agreement) as being required to avoid an amendment to the Intercreditor Agreement); (xi) no title investigations or surveys of any kind will be required, and no title insurance will be required; (xii) to the extent not strictly required by local law, no action will be required to be taken in relation to the guarantees or security if the Trustee is replaced by a successor Trustee (and notwithstanding anything to the contrary, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any replacement of the Trustee); (xiii) no perfection action will be required in jurisdictions where an Obligor is not located but perfection action may be required in the jurisdiction of one Obligor in relation to security granted by another Obligor located in a different jurisdiction; (xiv) all share security in respect of Bermuda, England and Wales, Scotland, Marshall Islands and the Cayman Islands (collectively, the “Share Security Jurisdictions”) granted in accordance with the Agreed Security Principles over the shares in a Restricted Subsidiary shall be governed by the law of incorporation of that Restricted Subsidiary; (xv) information (such as lists of receivables or bank account statements) will be provided if and only to the extent required by local law to be provided to perfect or register the relevant security interests and, unless required to be provided by local law more frequently, will be provided upon reasonable written request by the Security Agent if an Acceleration Event has occurred and is continuing; (xvi) security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges shall be provided only upon the reasonable written request by the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) and at intervals no more frequently than annually, except if an Acceleration Event is continuing; (xvii) guarantees and security will not be required from or over, or over the assets of, any joint venture or similar arrangement or any minority interest; (xviii) no guarantee or security shall guarantee or secure any “Excluded Swap Obligations” defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled “Swap Regulations' Implications for Loan Documentation”, and any update thereto by the LSTA; A-5 (xix) in no event shall control agreements or perfection by control or similar arrangements be required with respect to any assets (including deposit or securities accounts); (xx) no security will be granted over escrow accounts in connection with an acquisition, a disposal or an offering of debt securities and share capital increase accounts; (xxi) security will be limited where necessary to prevent any material additional Tax liability of any member of the Group; (xxii) unless otherwise agreed by the relevant member of the Group and the Security Agent in the relevant Security Document, no security will be required over assets of any member of the Group subject to Permitted Liens in favor of a third party or any Excluded Assets (and such assets shall be excluded from any relevant Security Document); and (xxiii) no security shall be required to be provided over any Excluded Rigs (for so long as such Vessel constitutes an Excluded Rig), or any Vessels that are financed under clause 23 of the definition of “Permitted Debt” in Section 4.04. 2. Terms of Security Documents The following principles will be reflected in the terms of any Collateral: (a) security will not be enforceable unless an Acceleration Event has occurred and is continuing; (b) the Security Documents should only operate to create and preserve effective security rather than to impose new commercial obligations; accordingly they should not contain any additional representations, undertakings or other terms (such as in respect of title, insurance, information or the payment of costs) unless these are provisions required for the effective creation, perfection (to the extent perfection is required by these Agreed Security Principles) or enforcement of the security and are no more onerous than the terms of this Indenture; (c) representations in Security Documents shall be given only on the date on which such Security Documents are executed and shall not otherwise repeat; (d) the parties to the Indenture (including the Security Agent) should only be able to exercise any power of attorney, proxy or similar delegation of authority granted to them under the Security Documents if an Acceleration Event has occurred and is continuing; (e) any rights of set off will not be exercisable unless an Acceleration Event has occurred and is continuing; (f) the provisions of each Security Document should not (i) operate so as to prevent transactions which are permitted or not otherwise prohibited under this Indenture or

A-6 the Original Notes (as applicable), (ii) be unduly burdensome on any member of the Group or interfere unreasonably with the operation of its business, (iii) impose commercial obligations or (iv) require additional consents or authorizations; (g) in the Security Documents there will be no repetition or extension of clauses set out in this Indenture (or the Intercreditor Agreement) such as those relating to notices, cost and expenses, indemnities, tax gross-up, distribution of proceeds and release of security; (h) representations and undertakings shall be included in the Security Documents only to the extent relating to title or required by local law in order to create or perfect the security interest expressed to be created thereby (to the extent perfection is required by these Agreed Security Principles) and provided that such representations or undertakings are no more onerous than the terms of this Indenture; (i) each Security Document (other than Security Documents which are required to be notarized in order to be valid and/or enforceable) will, to the extent legally possible, contain a clause which records that if there is a conflict between the Security Document and this Indenture and/or the Intercreditor Agreement then (to the extent permitted by law) the provisions of this Indenture and/or the Intercreditor Agreement shall take priority over the provisions of the Security Document; (j) no Security Document will accrue interest on any amount in respect of which interest is accruing under this Indenture; and (k) where an Obligor is free to dispose of an asset forming part of the Collateral pursuant to the terms of this Indenture or the Finance Documents, the Security Agent is (subject to the terms of the Intercreditor Agreement) under an obligation to release such asset and will be entitled to do so without the consent of the Trustee, the Security Agent or any other party to this Indenture. 3. Guarantees/Security (a) Subject to the due execution of all relevant Security Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any relevant foreign legal opinions and subject to any qualifications which may be set out in this Indenture or the Finance Documents and any relevant legal opinions obtained and subject to the Agreed Security Principles (and the requirements thereof), in the case of guarantees, the Trustee or the Finance Parties and, in the case of Collateral, the Security Agent (and, where applicable, each of the Trustee or the other Finance Parties) shall receive the benefit of (i) an upstream, cross-stream and downstream guarantee from the Guarantors and (ii) Collateral granted over certain assets of the Obligors as required pursuant to the Agreed Security Principles (and from time to time) to secure all liabilities under this Indenture or the Finance Documents, in each case in accordance with the Agreed Security Principles. A-7 (b) The Company or the relevant Obligor shall use reasonable endeavors to assist in demonstrating that adequate corporate benefit accrues to the Company and each relevant Obligor. (c) Each Security Document shall contain terms consistent with the Agreed Security Principles. Notwithstanding anything to the contrary, any guarantee and security arrangements agreed by the Security Agent and the Company from time to time (including the identity and category of assets subject or not subject to security) shall be deemed to satisfy all relevant obligations of the Group to provide guarantees and Collateral in respect of the Notes. 4. Security package (a) Notwithstanding anything to the contrary in this Indenture and subject to any contrary requirements of these Agreed Security Principles, the security to be granted by the relevant members of the Group in favor of the Security Agent shall be limited to first- priority security interests over the following: (i) the entire share capital of the Issuer; (ii) each Vessel (other than any Excluded Rig) as of the Issue Date and any Vessel acquired by a Restricted Subsidiary which is required to become an additional Guarantor in accordance with Section 4.14 of this Indenture to the extent required by Section 4.15 of this Indenture (a “Relevant Acquired Rig”); (iii) the earnings in respect of each Vessel (other than any Excluded Rig) as of the Issue Date and to the extent required by Section 4.15 of this Indenture any Relevant Acquired Rig (noting that, where a Vessel or a Relevant Acquired Rig is operated by an entity other than a Guarantor under an intra-group charter, such security shall be provided by both such operator of the Vessel or Relevant Acquired Rig (on a limited recourse basis) and the relevant Guarantor); (iv) certain insurances held by (i) each Guarantor in respect of its relevant Vessel (other than any Excluded Rig) as of the Issue Date and (ii) an additional Guarantor in accordance with Section 4.14 of this Indenture in respect of its Relevant Acquired Rig to the extent required by Section 4.15 of this Indenture; (v) the entire share capital of (i) each Guarantor which is the owner of a Vessel (other than any Excluded Rig) as of the Issue Date, including an unperfected pledge of the shares and a restricted floating charge over the entire share capital of Borr Odin (UK) Limited, Borr Gersemi (UK) Limited and Borr Grid (UK) Limited and (ii) each additional Guarantor in accordance with Section 4.14 of this Indenture that is the owner of a Relevant Acquired Rig to the extent required by Section 4.15 of this Indenture; and (vi) all assets and undertaking of the Company (including any material bank accounts of the Company (other than any Excluded Accounts (as defined in the Super A-8 Senior Revolving Credit Facility)) and any intercompany receivables owed to it). (b) For the avoidance of doubt, no security shall be required to be granted by any member of the Group over any real property, intellectual property, trade receivables, leases or licenses. (c) Any security to be granted by any member of the Group which is not an Obligor shall be granted on a limited recourse basis. (d) No local law asset level security will be given, other than is contemplated above, and no account control agreements will be entered into. Notwithstanding anything to the contrary in this Indenture: (i) no security will be required to be provided by any Restricted Subsidiary in respect of any Relevant Excluded Rig (as defined in the Super Senior Revolving Credit Facility); and (ii) no guarantees or security will be required to be provided by an immediate holding company of any new Restricted Subsidiary which acquires a Vessel after the Issue Date which is not a Relevant Acquired Rig. 5. Bank Accounts (a) If a member of the Group grants security over its material bank accounts, it shall be free to deal with those accounts in the course of its business until the occurrence of an Acceleration Event which is continuing. (b) Subject to paragraph (d) below, if required by local law or local market practice to perfect the security or to achieve first-priority security, notice of the security will be served on the account bank within twenty (20) Business Days of the security being granted and the relevant member of the Group shall use its commercially reasonable endeavors to obtain an acknowledgement of that notice for a maximum period of twenty (20) Business Days of service. If the relevant member of the Group has used its commercially reasonable endeavors but not been able to obtain such acknowledgement its obligation to do so, such obligation shall cease on the expiry of that twenty (20) Business Day period. (c) Subject to any Perfection Requirements (as defined in the Super Senior Revolving Credit Facility) and generally accepted market practice under the law applicable to such security, if the service of notice would prevent or impair the relevant member of the Group from using a bank account in the course of its business, no notice of security shall be served until the occurrence of an Acceleration Event which is continuing. (d) Any security over bank accounts shall be subject to any prior security interests in favor of the account bank which are created either by law or in the standard terms and conditions of the account bank provided that such arrangements constitute a Permitted Lien. Where customary in the relevant jurisdiction to do so, the relevant member of the Group shall use commercially reasonable endeavors (not involving the payment of A-9 money or incurrence of any external expenses) for a maximum period of twenty (20) Business Days to procure that the relevant account bank waives any prior security interest granted in its favor. No member of the Group shall be required to change its banking arrangements or replace any account bank if these security interests are not waived or are only partially waived. (e) If required under local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Security Principles. 6. General Receivables (a) If a member of the Group grants security over any of its general receivables (including, without limitation, any earnings in respect of any Vessel), it shall be free to deal with those receivables as it sees fit in accordance with the terms of this Indenture or the Finance Documents until an Acceleration Event has occurred and is continuing. (b) Irrespective of whether notice of the security is required for perfection, there shall be no requirement for a notice of the security to be served by the relevant member of the Group on the relevant debtor unless the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) has requested that the relevant member of the Group do so following the occurrence of an Acceleration Event which is continuing and the relevant member of the Group shall use its commercially reasonable endeavors for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that notice. 7. Intercompany Receivables (a) If a member of the Group grants security over its intercompany receivables, it shall be free to deal with those receivables as it sees fit in accordance with the terms of this Indenture or the Finance Documents until an Acceleration Event has occurred and is continuing. (b) Unless strictly required by local law for the valid and effective creation, perfection or enforcement of the Collateral, notice of the security (including notice that the relevant member of the Group is free to deal with those intercompany receivables as it sees fit until revocation of such authorization upon the occurrence of an Acceleration Event that is continuing) will only be required to be served by the relevant member of the Group on the relevant borrower if the Security Agent (acting on instructions in accordance with the Intercreditor Agreement) requests that the relevant member of the Group do so following the occurrence of an Acceleration Event which is continuing and the relevant member of the Group shall use its commercially reasonable endeavors for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that notice. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the relevant member of the Group from dealing with

A-10 an intercompany receivable as it sees fit (to the extent that such dealing is not prohibited by this Indenture or the Finance Documents), no notice of security shall be served until an Acceleration Event has occurred and is continuing. 8. Shares (a) The relevant Security Document will be governed by the laws of the jurisdiction of incorporation of the relevant member of the Group whose shares are subject to security, and not by the law of the jurisdiction of incorporation of the relevant member of the Group granting the security. (b) Where required by law, the share certificate and a stock transfer form executed in blank will be provided to the Security Agent, and where required by law the share certificate or shareholders register will be endorsed or written up and the endorsed share certificate or a copy of the written up register provided to the Security Agent, in each case, within twenty (20) Business Days of the Collateral being granted or, if applicable, within twenty (20) Business Days of the issuance of the relevant shares. (c) Where customary or required by local law for creating valid security, notice of the pledge will promptly be served to the company whose shares are being pledged. (d) In respect of any security granted over shares, until an Acceleration Event has occurred and is continuing, the relevant member of the Group shall be permitted to retain and to exercise voting rights attaching to any shares pledged by it and the relevant member of the Group shall be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares. Without prejudice to the previous sentence, the Trustee or the Finance Parties may, if an Acceleration Event has occurred and is continuing, elect not to obtain any voting rights attaching to pledged shares in any or all jurisdictions. (e) To the extent applicable and permissible under local law, the constitutional documents of a company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on the taking or enforcement of the security granted over them. 9. Insurance Policies (a) If a member of the Group grants security over its insurance policies and if required by local law to create or perfect the security, notice of the security will be served on the insurance provider within twenty (20) Business Days of the security being granted and the relevant member of the Group will use its commercially reasonable efforts for a maximum period of twenty (20) Business Days (not involving the payment of money or incurrence of any external expenses) to obtain an acknowledgement of that notice. If the relevant member of the Group has used its commercially reasonable efforts but has not been able to obtain acknowledgement of such notice within twenty (20) Business Days of service, its obligations in this regard will be deemed to have been satisfied. A-11 (b) No security will be granted with respect to third party liability insurance policies or insurance policies in respect of which the principal beneficiary is someone other than an Obligor. (c) No loss payee or other endorsement shall be made on the insurance policy. None of the Security Agent or any of the other Secured Parties shall be co-insured under any of the insurance policies. 10. Vessels (a) The relevant Security Document will be governed by the laws of the jurisdiction in which the relevant Vessels which is required to be subject to security is flagged, and not by the law of the jurisdiction of incorporation of the relevant member of the Group granting the security. (b) For each Vessel, a first preferred mortgage shall be duly recorded with the relevant registry of the jurisdiction in which such Vessel is flagged, to be filed together with a memorandum of particulars related thereto and a power of attorney authorizing the execution of such Rig Mortgage. (c) Where required by the applicable law of the relevant flag, (i) a certificate of registry from the relevant flag authorities of each Vessel showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Vessel by the relevant member of the Group; (ii) a certificate of ownership and encumbrance with respect to such Vessel evidencing the ownership of such Vessel and the security created over such Vessel according to the relevant Security Documents and any Permitted Liens; and (iv) any other filings, delivery of instruments and other actions required to perfect and preserve the security created over the Vessels as required by the applicable laws of the relevant flag, shall be delivered to the Security Agent within the timescales set out in the Collateral being granted. (d) No member of the Group shall be required to enter into any documentation with respect to the creation or perfection of any security interest in respect of any spare part equipment other than as would be customarily provided for in a mortgage over the relevant Vessel. 11. Release of Security (a) Unless required by local law or customary in the relevant jurisdiction, the circumstances in which the Collateral shall be released should not be dealt with in individual Security Documents but, if so required, shall, except to the extent required by local law, be the same as those set out in this Indenture and/or the Intercreditor Agreement. (b) The Trustee, the Security Agent or the Finance Parties, as the case may be, shall promptly release any Security which is or has become subject to any legal or regulatory prohibition. A-12 A-1-1 A-1 Exhibit A-1 [Form of 2028 Face of Note] [Global 2028 Notes Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [Restricted Notes Legend] “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES] SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH

A-1-2 SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTE OF $200,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A US PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A US PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS NOTE (INCLUDING ANY INTEREST HEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE US EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE US INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER US OR NON-US FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS NOTE (OR A-1-3 INTEREST THEREIN) WILL NOT CONSTITUTE, OR RESULT IN, A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) IN THE CASE OF AN INVESTOR USING THE ASSETS OF A PLAN SUBJECT TO ERISA, NEITHER THE ISSUERS NOR THE INITIAL PURCHASERS NOR ANY OF THEIR AFFILIATES, HAS PROVIDED ANY INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF SUCH PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN NOTES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO SUCH PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE PLAN’S ACQUISITION OF NOTES; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.” [Definitive Notes Legend] IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. A-1-4 [FORM OF FACE OF NOTE] No. [ ] $[ ] 10.000% Senior Secured Notes due 2028 CUSIP Nos. 100018 AA8 / G1467F AA1 ISIN Nos. US100018AA89/ USG1467FAA15 Common Code: 271155115 / 271155131 BORR IHC LIMITED, an exempted company incorporated under the laws of Bermuda, and BORR FINANCE LLC, a Delaware limited liability company, BORR NATT INC., a Marshall Islands corporation, BORR WEST AFRICA ASSETS INC., a Marshall Islands corporation, and PROSPECTOR RIG 5 CONTRACTING COMPANY LIMITED, a Cayman Islands exempted company limited by shares, jointly and severally promise to pay to __________, or registered assigns, the principal sum [of [ ] U.S. Dollars ($ )](1) [as set forth on the Schedule of Increases and Decreases annexed hereto](2) on November 15, 2028. Interest Payment Dates: May 15 and November 15. Record Dates: May 1 and November 1. (1) Insert for Definitive Securities (2) Insert for Global Securities A-1-5 IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed. Very truly yours, Borr IHC Limited By: Name: Title: Borr Finance LLC By: By: Name: Title: Borr Natt Inc. By: ............................................................. Name: Title: Borr West Africa Assets Inc. By: ............................................................. Name: Title: Prospector Rig 5 Contracting Company Limited By: ............................................................. Name: Title:

A-1-6 TRUSTEE’S CERTIFICATE OF AUTHENTICATION Dated: BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee, certifies that this is one of the Notes referred to in the Indenture. By: Authorized Signatory A-1-7 [FORM OF REVERSE SIDE OF NOTE] 10.000% Senior Secured Notes due 2028 1. Interest Borr IHC Limited (the “Issuer”), an exempted company incorporated under the laws of Bermuda and the direct subsidiary of Borr Drilling Limited, an exempted company incorporated under the laws of Bermuda, with registration number 51741 (the “Company”), and Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation, Borr West Africa Assets Inc. a Marshall Islands corporation and Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (together with FinanceCo, the “Co-Issuers” and together with the Issuer, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this 10.000% Senior Secured Note due 2028 (this “Note” and, together with any other 10.000% Senior Secured Notes due 2028, the “Notes”) at the rate per annum shown above. The Issuers will pay interest semiannually on May 15 and November 15 each year, commencing May 15, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 7, 2023. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and they shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful. 2. Method of Payment The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuers will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). 3. Paying Agent, Transfer Agent and Registrar Initially, The Bank of New York Mellon, London Branch will act as Paying Agent and The Bank of New York Mellon SA/NV, Dublin Branch will act as Transfer Agent and Registrar. The Issuers may appoint and change any Paying Agent, Transfer Agent, Registrar or co-registrar A-1-8 without notice. The Company or any of its Subsidiaries may act as Paying Agent, Transfer Agent and Registrar. 4. Indenture; Note Guarantee The Issuers issued the Notes under an Indenture, dated as of November 7, 2023 (as amended and supplemented from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto from time to time, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and Wilmington Trust (London) Limited, as security agent. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. This Note is guaranteed by the Guarantors, as and to the extent set forth in the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuers and the Guarantors to consolidate, amalgamate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise Dispose of all or substantially all of the Property of the Issuers or the Guarantors. To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control. 5. Optional Redemption (a) Except as described in this paragraph 5 and in paragraphs 7 and 8, the Notes may not be redeemed at the option of the Issuers prior to November 15, 2025. On or after November 15, 2025, the Issuers may, at their option, redeem all or any portion of the Notes, at once or over time, upon not less than 10 days nor more than 60 days prior notice. The Notes may be redeemed at the redemption prices as set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), calculated by the Issuers. The following prices are for Notes redeemed during the 12-month period commencing on November 15 of the years set forth below, and are expressed as percentages of principal amount: Period Redemption Price 2025 105.000% 2026 102.500% 2027 and thereafter 100.000% (b) At any time and from time to time prior to November 15, 2025, the Issuers may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate A-1-9 principal amount of the Notes issued under the Indenture (including Additional Notes, if any) with an amount equal to or less than the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any redemption of this kind, at least 60% of the original aggregate principal amount of Notes (including Additional Notes, if any) remains outstanding. Any redemption of this kind shall be made within 90 days of such Equity Offering upon not less than 10 and no more than 60 days’ prior notice. (c)  At any time prior to November 15, 2025, the Issuers may redeem up to 10% of the original aggregate principal amount of the Notes issued under the Indenture (including Additional Notes, if any) during any twelve-month period at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any redemption of this kind shall be made upon not less than 10 and no more than 60 days’ prior notice. (d) The Issuers may redeem all or any portion of the Notes, at once or over time, prior to November 15, 2025. If they do so, they may redeem the 2028 Notes upon not less than 10 nor more than 60 days’ prior notice. To redeem the 2028 Notes the Issuers must pay, at a redemption price equal to the sum of: (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). (e) In connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the 2028 Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2028 that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption. (f) The Issuers may redeem the Notes, at their option, at any time in whole but not in part, at a redemption price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest

A-1-10 payment date), in the event that the Company determines in good faith that (x) the Issuers or any Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or the Note Guarantees, Additional Amounts, and (y) such obligation cannot be avoided by taking reasonable measures available to the Issuers or the relevant Guarantor, as applicable (which measures do not include, for the avoidance of doubt, changing the jurisdiction of incorporation of the Issuers or the relevant Guarantor), as a result of: (1) a change in or an amendment to the laws or treaties (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the Issue Date (or, if the Specified Tax Jurisdiction was not a Specified Tax Jurisdiction on the Issue Date, the date on which such Specified Tax Jurisdiction became a Specified Tax Jurisdiction) ; or (2) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date (or, if the Specified Tax Jurisdiction was not a Specified Tax Jurisdiction on the Issue Date, the date on which such Specified Tax Jurisdiction became a Specified Tax Jurisdiction) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”); provided that in the case of Additional Amounts required to be paid as a result of the Issuers or relevant Guarantor conducting business other than in the place of its incorporation or organization, such amendment or change must be announced or become effective on or after the date in which it begins to conduct business giving rise to the relevant withholding or deduction. The above provisions in this clause (f) shall apply, mutatis mutandis, to any successor of any of the Issuers or any Guarantor with respect to a Change in Tax Law occurring after such Person becomes an Issuer or a Guarantor. “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of: (a)  1.0% of the principal amount of such Note; and (b)  the excess, if any, of (i) the present value on such Redemption Date of (A) the redemption price of such Notes on November 15, 2025 (such redemption price being that described in clause (a) of this paragraph 5), plus (B) all required remaining scheduled interest payments due on such Note through November 15, 2025 (excluding accrued but unpaid interest to (but not including) such Redemption Date) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note. “Treasury Rate” means, as of the applicable Redemption Date, as determined by the Company, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release published by the Board of Governors or the Federal Reserve System designated as “Selected Interest Rates Daily” H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available A-1-11 source of similar market data)) most nearly equal to the period from such Redemption Date to November 15, 2025; provided, however, that if the period from such Redemption Date to November 15, 2025 is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. 6. Notice of Optional Redemption Notice of redemption will be sent by first-class mail and in the case of Notes held in book- entry form, by electronic transmission at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address, with a copy to the Trustee. Any redemption or notice of redemption issued pursuant to paragraph 6 may, in the Company’s discretion, be subject to one or more conditions precedent. 7. Mandatory Redemption due to Amortization Commencing on the first interest payment date and on each interest payment date thereafter for so long as any Notes remain outstanding, the Issuers shall redeem the Notes, in part, on a pro rata pass through distribution basis or by such other methods pursuant to the applicable procedures of the depositary unless otherwise required by law, in an aggregate amount equal to $37,500,000 on each such interest payment date (representing $75,000,000 per annum), at a redemption price equal to 105.000% of the portion of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. The Issuers will make each such payment in respect of such redemption to the Holders of record on the immediately preceding May 1 and November 1. 8. Sinking Fund Other than as described in paragraph 7 of this Note, there will be no mandatory sinking fund payments for the Notes. 9. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event Upon a Change of Control Triggering Event, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture. 10. Denominations; Transfer; Exchange The Notes are in global, fully registered form without coupons, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange A-1-12 Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, the Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption. 11. Persons Deemed Owners The Holder of this Note may be treated as the owner of it for all purposes. 12. Unclaimed Money Subject to any applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment. 13. Discharge and Defeasance Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with or as directed by the Trustee money in U.S. Dollars, U.S. Government Obligations or a combination thereof for the payment of principal of and interest (including premium, if any) on the Notes, in each case to redemption or maturity. 14. Amendment, Waiver The Indenture and the Notes may be amended and supplemented as provided in the Indenture. 15. Defaults and Remedies If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives security or indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers and the Trustee, may waive any Default or A-1-13 Event of Default, except a Default or Event of Default in the payment of the principal of or interest on a Note or a Default or Event of Default in respect of a provision that under the Indenture cannot be amended without the consent of each Noteholder adversely affected and may rescind and annul any declaration of acceleration and its consequences. 16. Trustee Dealings with the Issuer The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. 17. No Recourse Against Others No past, present or future director, officer, employee, incorporator or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. 18. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually or electronically signs the certificate of authentication on the other side of this Note. 19. Abbreviations Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). 20. Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to the Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or

A-1-14 otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 21. CUSIP Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. To the extent such numbers have been issued, the Issuers have caused ISIN and Common Code numbers to be similarly printed on the Notes and have similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 22. Collateral. The Notes are secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement, subject to release or termination as provided in the Indenture, the Security Documents and the Intercreditor Agreement. The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. All capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Indenture. A-1-15 ASSIGNMENT FORM To assign this Note, fill in the form below: I or we assign and transfer this Note to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him. Date: ______________ Your Signature: Sign exactly as your name appears on the other side of this note In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms: CHECK ONE BOX BELOW (1) ☐ To an Issuer or a Guarantor; or (2)  ☐  Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or (3) ☐ Outside the United States within the meaning of Regulation S under the Securities Act of 1933; or (4) ☐ To an institutional accredited advisor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 that is not a qualified institutional buyer and is acquiring the Notes for its own account or for the account of such an institutional accredited advisor, in either case in a minimum principal amount of the Notes of $500,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act of 1933; or (5) ☐ Pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or (6) ☐ Pursuant to a registration statement that has been declared effective under the Securities Act of 1933. A-1-16 (7)  ☐ If such transfer involves a transfer of a beneficial interest in a Rule 144A Global Note to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable) and, if such transfer occurs prior to the end of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V. Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933. A-1-17 Your Signature Signature Guarantee: Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee Date: Signature of Signature Guarantee

A-1-18 TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Date: NOTICE: To be executed by an executive officer A-1-19 [TO BE ATTACHED TO GLOBAL 2028 NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2028 NOTE The initial principal amount of this Global 2028 Note is $[ ]. The following increases or decreases in this Global 2028 Note have been made: Date of Exchange Amount of decrease in Principal Amount of this Global 2028 Note Amount of increase in Principal Amount of this Global 2028 Note Principal amount of this Global 2028 Note following such decrease or increase Signature of authorized signatory of Trustee or Notes Custodian A-1-20 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 (Asset Sale) or Section 4.12 (Change of Control) of the Indenture, check the box: ☐ If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.12 of the Indenture, state the amount: $ Date: (Sign exactly as your name appears on the other side of the Note) Signature Guarantee: Signature Guarantee: Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee Date: Signature of Signature Guarantee: A-2-1 A-2 Exhibit A-2 [Form of 2030 Face of Note] [Global 2030 Notes Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [Restricted Notes Legend] “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES] SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY) [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH

A-2-2 SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTE OF $200,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A US PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A US PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS NOTE (INCLUDING ANY INTEREST HEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE US EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE US INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER US OR NON-US FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) (A) THE ACQUISITION AND HOLDING OF THIS NOTE (OR A-2-3 INTEREST THEREIN) WILL NOT CONSTITUTE, OR RESULT IN, A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) IN THE CASE OF AN INVESTOR USING THE ASSETS OF A PLAN SUBJECT TO ERISA, NEITHER THE ISSUERS NOR THE INITIAL PURCHASERS NOR ANY OF THEIR AFFILIATES, HAS PROVIDED ANY INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF SUCH PLAN (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN NOTES, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO SUCH PLAN OR THE PLAN FIDUCIARY IN CONNECTION WITH THE PLAN’S ACQUISITION OF NOTES; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.” [Definitive Notes Legend] IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. A-2-4 [FORM OF FACE OF NOTE] No. [ ] $[ ] 10.375% Senior Secured Notes due 2030 CUSIP Nos. 100018 AB6 / G1467F AB9 ISIN Nos. US100018AB62/ USG1467FAB97 Common Code: 271155123/ 271155140 BORR IHC LIMITED, an exempted company incorporated under the laws of Bermuda, and BORR FINANCE LLC, a Delaware limited liability company, BORR NATT INC., a Marshall Islands corporation, BORR WEST AFRICA ASSETS INC., a Marshall Islands corporation, and PROSPECTOR RIG 5 CONTRACTING COMPANY LIMITED, a Cayman Islands exempted company limited by shares, jointly and severally promise to pay to __________, or registered assigns, the principal sum [of [ ] U.S. Dollars ($ )](1) [as set forth on the Schedule of Increases and Decreases annexed hereto](2) on November 15, 2030. Interest Payment Dates: May 15 and November 15. Record Dates: May 1 and November 1. (1) Insert for Definitive Securities (2) Insert for Global Securities A-2-5 IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed. Very truly yours, Borr IHC Limited By: Name: Title: Borr Finance LLC By: Name: Title: Borr Natt Inc. By: Name: Title: Borr West Africa Assets Inc. By: Name: Title: Prospector Rig 5 Contracting Company Limited, By: Name: Title:

A-2-6 TRUSTEE’S CERTIFICATE OF AUTHENTICATION Dated: BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee, certifies that this is one of the Notes referred to in the Indenture. By: Authorized Signatory A-2-7 [FORM OF REVERSE SIDE OF NOTE] 10.375% Senior Secured Notes due 2030 1. Interest Borr IHC Limited (the “Issuer”), an exempted company incorporated under the laws of Bermuda and the direct subsidiary of Borr Drilling Limited, an exempted company incorporated under the laws of Bermuda, with registration number 51741 (the “Company”), and Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation, Borr West Africa Assets Inc. a Marshall Islands corporation and Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (together with FinanceCo, the “Co-Issuers” and together with the Issuer, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this 10.375% Senior Secured Note due 2030 (this “Note” and, together with any other 10.375% Senior Secured Notes due 2030, the “Notes”) at the rate per annum shown above. The Issuers will pay interest semiannually on May 15 and November 15 each year, commencing May 15, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 7, 2030. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and they shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful. 2. Method of Payment The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuers will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). 3. Paying Agent, Transfer Agent and Registrar Initially, The Bank of New York Mellon, London Branch will act as Paying Agent and The Bank of New York Mellon SA/NV, Dublin Branch will act as Transfer Agent and Registrar. The Issuers may appoint and change any Paying Agent, Transfer Agent, Registrar or co-registrar A-2-8 without notice. The Company or any of its Subsidiaries may act as Paying Agent, Transfer Agent and Registrar. 4. Indenture; Note Guarantee The Issuers issued the Notes under an Indenture, dated as of November 7, 2030 (as amended and supplemented from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto from time to time, the Trustee, the Paying Agent, the Transfer Agent, the Registrar and Wilmington Trust (London) Limited, as security agent. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. This Note is guaranteed by the Guarantors, as and to the extent set forth in the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuers and the Guarantors to consolidate, amalgamate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise Dispose of all or substantially all of the Property of the Issuers or the Guarantors. To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control. 5. Optional Redemption (a) Except as described in this paragraph 5 and in paragraphs 7 and 8, the Notes may not be redeemed at the option of the Issuers prior to November 15, 2025. On or after November 15, 2026, the Issuers may, at their option, redeem all or any portion of the Notes, at once or over time, upon not less than 10 days nor more than 60 days prior notice. The Notes may be redeemed at the redemption prices as set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), calculated by the Issuers. The following prices are for Notes redeemed during the 12-month period commencing on November 15 of the years set forth below, and are expressed as percentages of principal amount: Period Redemption Price 2026 105.188% 2027 102.594% 2028 and thereafter 100.000% (b) At any time and from time to time prior to November 15, 2026, the Issuers may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate A-2-9 principal amount of the Notes issued under the Indenture (including Additional Notes, if any) with an amount equal to or less than the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that immediately after giving effect to any redemption of this kind, at least 60% of the original aggregate principal amount of Notes (including Additional Notes, if any) remains outstanding. Any redemption of this kind shall be made within 90 days of such Equity Offering upon not less than 10 and no more than 60 days’ prior notice. (c)  At any time prior to November 15, 2026, the Issuers may redeem up to 10% of the original aggregate principal amount of the Notes issued under the Indenture (including Additional Notes, if any) during any twelve-month period at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any redemption of this kind shall be made upon not less than 10 and no more than 60 days’ prior notice. (d) The Issuers may redeem all or any portion of the Notes, at once or over time, prior to November 15, 2026. If they do so, they may redeem the 2030 Notes upon not less than 10 nor more than 60 days’ prior notice. To redeem the 2030 Notes the Issuers must pay, at a redemption price equal to the sum of: (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). (e) In connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the 2030 Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all 2030 that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption. (f) The Issuers may redeem the Notes, at their option, at any time in whole but not in part, at a redemption price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest

A-2-10 payment date), in the event that the Company determines in good faith that (x) the Issuers or any Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or the Note Guarantees, Additional Amounts, and (y) such obligation cannot be avoided by taking reasonable measures available to the Issuers or the relevant Guarantor, as applicable (which measures do not include, for the avoidance of doubt, changing the jurisdiction of incorporation of the Issuers or the relevant Guarantor), as a result of: (1) a change in or an amendment to the laws or treaties (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the Issue Date (or, if the Specified Tax Jurisdiction was not a Specified Tax Jurisdiction on the Issue Date, the date on which such Specified Tax Jurisdiction became a Specified Tax Jurisdiction) ; or (2) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date (or, if the Specified Tax Jurisdiction was not a Specified Tax Jurisdiction on the Issue Date, the date on which such Specified Tax Jurisdiction became a Specified Tax Jurisdiction) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”); provided that in the case of Additional Amounts required to be paid as a result of the Issuers or relevant Guarantor conducting business other than in the place of its incorporation or organization, such amendment or change must be announced or become effective on or after the date in which it begins to conduct business giving rise to the relevant withholding or deduction. The above provisions in this clause (f) shall apply, mutatis mutandis, to any successor of any of the Issuers or any Guarantor with respect to a Change in Tax Law occurring after such Person becomes an Issuer or a Guarantor. “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of: (a)  1.0% of the principal amount of such Note; and (b)  the excess, if any, of (i) the present value on such Redemption Date of (A) the redemption price of such Notes on November 15, 2026 (such redemption price being that described in clause (a) of this paragraph 5), plus (B) all required remaining scheduled interest payments due on such Note through November 15, 2026 (excluding accrued but unpaid interest to (but not including) such Redemption Date) computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Note. “Treasury Rate” means, as of the applicable Redemption Date, as determined by the Company, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent statistical release published by the Board of Governors or the Federal Reserve System designated as “Selected Interest Rates Daily” H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available A-2-11 source of similar market data)) most nearly equal to the period from such Redemption Date to November 15, 2026; provided, however, that if the period from such Redemption Date to November 15, 2026 is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. 6. Notice of Optional Redemption Notice of redemption will be sent by first-class mail and in the case of Notes held in book- entry form, by electronic transmission at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her registered address, with a copy to the Trustee. Any redemption or notice of redemption issued pursuant to paragraph 6 may, in the Company’s discretion, be subject to one or more conditions precedent. 7. Mandatory Redemption due to Amortization Commencing on the first interest payment date and on each interest payment date thereafter for so long as any Notes remain outstanding, the Issuers shall redeem the Notes, in part, on a pro rata pass through distribution basis or by such other methods pursuant to the applicable procedures of the depositary unless otherwise required by law, in an aggregate amount equal to $12,500,000 on each such interest payment date (representing $25,000,000 per annum), at a redemption price equal to 105.000% of the portion of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. The Issuers will make each such payment in respect of such redemption to the Holders of record on the immediately preceding May 1 and November 1. 8. Sinking Fund Other than as described in paragraph 7 of this Note, there will be no mandatory sinking fund payments for the Notes. 9. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event Upon a Change of Control Triggering Event, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture. 10. Denominations; Transfer; Exchange The Notes are in global, fully registered form without coupons, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange A-2-12 Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 calendar days before (a) the record date for any payment of interest on the Notes, (b) any date fixed for redemption of the Notes or (c) the date fixed for selection of the Notes to be redeemed in part. Also, the Registrar or co-registrar shall not be required to register the transfer or exchange of any Notes selected for redemption. 11. Persons Deemed Owners The Holder of this Note may be treated as the owner of it for all purposes. 12. Unclaimed Money Subject to any applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment. 13. Discharge and Defeasance Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with or as directed by the Trustee money in U.S. Dollars, U.S. Government Obligations or a combination thereof for the payment of principal of and interest (including premium, if any) on the Notes, in each case to redemption or maturity. 14. Amendment, Waiver The Indenture and the Notes may be amended and supplemented as provided in the Indenture. 15. Defaults and Remedies If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives security or indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers and the Trustee, may waive any Default or A-2-13 Event of Default except a Default or Event of Default in the payment of the principal of or interest on a Note or a Default or Event of Default in respect of a provision that under the Indenture cannot be amended without the consent of each Noteholder adversely affected and may rescind and annul any declaration of acceleration and its consequences. 16. Trustee Dealings with the Issuer The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. 17. No Recourse Against Others No past, present or future director, officer, employee, incorporator or shareholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. 18. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent) manually or electronically signs the certificate of authentication on the other side of this Note. 19. Abbreviations Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). 20. Governing Law/Waiver of Trial by Jury; Submission to Jurisdiction THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HOLDER OF NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to the Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or

A-2-14 otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 21. CUSIP Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. To the extent such numbers have been issued, the Issuers have caused ISIN and Common Code numbers to be similarly printed on the Notes and have similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 22. Collateral. The Notes are secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement, subject to release or termination as provided in the Indenture, the Security Documents and the Intercreditor Agreement. The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. All capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Indenture. A-2-15 ASSIGNMENT FORM To assign this Note, fill in the form below: I or we assign and transfer this Note to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him. Date: ______________ Your Signature: Sign exactly as your name appears on the other side of this note In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is a Transfer Restricted Note, the undersigned confirms that such Notes are being transferred in accordance with its terms: CHECK ONE BOX BELOW (1) ☐ To an Issuer or a Guarantor; or (2)  ☐  Inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or (3) ☐ Outside the United States within the meaning of Regulation S under the Securities Act of 1933; or (4) ☐ To an institutional accredited advisor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 that is not a qualified institutional buyer and is acquiring the Notes for its own account or for the account of such an institutional accredited advisor, in either case in a minimum principal amount of the Notes of $500,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act of 1933; or (5) ☐ Pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or (6) ☐ Pursuant to a registration statement that has been declared effective under the Securities Act of 1933. A-2-16 (7)  ☐ If such transfer involves a transfer of a beneficial interest in a Rule 144A Global Note to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable) and, if such transfer occurs prior to the end of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V. Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933. A-2-17 Your Signature Signature Guarantee: Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee Date: Signature of Signature Guarantee

A-2-18 TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Date: NOTICE: To be executed by an executive officer A-2-19 [TO BE ATTACHED TO GLOBAL 2030 NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL 2030 NOTE The initial principal amount of this Global 2030 Note is $[ ]. The following increases or decreases in this Global 2030 Note have been made: Date of Exchange Amount of decrease in Principal Amount of this Global 2030 Note Amount of increase in Principal Amount of this Global 2030 Note Principal amount of this Global 2030 Note following such decrease or increase Signature of authorized signatory of Trustee or Notes Custodian A-2-20 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 (Asset Sale) or Section 4.12 (Change of Control) of the Indenture, check the box: ☐ If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.12 of the Indenture, state the amount: $ Date: (Sign exactly as your name appears on the other side of the Note) Signature Guarantee: Signature Guarantee: Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee Date: Signature of Signature Guarantee: B-1 Exhibit B [Form of Supplemental Indenture for Future Guarantors] THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of  [ ], 20[ ] among Borr IHC Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), and Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation, Borr West Africa Assets Inc. a Marshall Islands corporation and Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (together with FinanceCo, the “Co-Issuers” and together with the Issuer, the “Issuers”), Borr Drilling Limited, a Bermuda exempted company, as guarantor (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as trustee (the “Trustee”) and WILMINGTON TRUST LONDON LIMITED as security agent (the “Security Agent”). PREAMBLE WHEREAS, the Issuers, the Guarantors party thereto, the Trustee, the Security Agent and others entered into an Indenture, dated as of November 7, 2023 (as amended and supplemented to date, the “Indenture”), relating to the Issuers’ 10.000% Senior Secured Notes due 2028 (the “2028 Notes”) and 10.375% Senior Secured Notes due 2030 (the “2030 Notes” and together with the 2028 Notes, the “Notes”); and WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Company (other than the Issuers or any Guarantor) that guarantees any Debt of the Company, the Issuers or any Guarantor under any Syndicated Facility (including the Super Senior Revolving Credit Facility or any other syndicated credit facility) or capital markets Debt in an aggregate principal amount in excess of $35 million to provide a Note Guarantee. AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows: Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture. Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X thereof.

B-2 Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof. Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together. Section 6. The recitals and statements herein are deemed to be those of the Issuers and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guarant[y][ies] provided by the Guarantor[s] party to this Supplemental Indenture. Section 7. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture. B-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. Borr IHC Limited By: Name: Title: Borr Finance LLC By: By: Name: Title: Borr Natt Inc. By: ............................................................. Name: Title: Borr West Africa Assets Inc. By: ............................................................. Name: Title: Prospector Rig 5 Contracting Company Limited, By: ............................................................. Name: Title: [GUARANTOR(S)] By: Name: Title: BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as Trustee B-4 By: Name: Title: WILMINGTON TRUST (LONDON) LIMITED, as Security Agent By: Name: Title: